BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor,

EMC MORTGAGE CORPORATION,

Seller and Company,

LASALLE BANK NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator,

and

CITIBANK, N.A.

Trustee

____________________

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

________________________________________

SACO I TRUST 2005-5

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II

CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Group I Loans and Group II HELOCs.
Section 2.03	Representations, Warranties and Covenants of the Company, the Master Servicer, the Securities Administrator and the Seller.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY THE COMPANY

Section 3.01	The Company.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Optional Purchase of Certain Mortgage Loans.
Section 3.05	Documents, Records and Funds in Possession of the Company to Be Held for Trustee.
Section 3.06	Maintenance of Hazard Insurance.
Section 3.07	Presentment of Claims and Collection of Proceeds.
Section 3.08	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.09	Fidelity Bond, Errors and Omissions Insurance.
Section 3.10	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.11	Servicing Compensation.
Section 3.12	REO Property.
Section 3.13	Liquidation Reports.
Section 3.14	Annual Statement as to Compliance; Annual Certification.
Section 3.15	Annual Independent Certified Public Accountants’ Servicing Report.
Section 3.16	Books and Records.

Section 3.17	Additional Deposit.

ARTICLE IV

MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01	Master Servicer.
Section 4.02	Monitoring of Company and Servicers
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Release of Mortgage Files
Section 4.07	Documents, Records and Funds in Possession of Master Servicer, Company and related Servicer To Be Held for Trustee.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Custodians to Retain Possession of Certain Insurance Policies and Documents.
Section 4.10	Realization Upon Defaulted Mortgage Loans.
Section 4.11	Compensation of the Master Servicer.
Section 4.12	REO Property.
Section 4.13	Annual Officer’s Certificate as to Compliance.
Section 4.14	Annual Independent Accountant’s Servicing Report
Section 4.15	UCC.
Section 4.16	Group I Reserve Fund; Payments to and from Swap Administrator.
Section 4.17	Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class I-A, Class I-M or Class I-B Certificates.
Section 4.18	Group II Reserve Fund.
Section 4.19	Reports Filed with Securities and Exchange Commission

ARTICLE V

ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.
Section 5.02	Permitted Withdrawals From the Protected Account.
Section 5.03	Reports to Master Servicer.
Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 5.05	Protected Accounts
Section 5.06	Master Servicer Collection Accounts
Section 5.07	Permitted Withdrawals and Transfers from the Master Servicer Collection Account
Section 5.08	Distribution Accounts.

Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

ARTICLE VI

DISTRIBUTIONS

Section 6.01	Advances.
Section 6.02	Compensating Interest Payments.
Section 6.03	REMIC Distributions.
Section 6.04	Distributions.
Section 6.05	Allocation of Realized Losses.
Section 6.06	Monthly Statements to Certificateholders.
Section 6.07	REMIC Designations and REMIC Distributions.

ARTICLE VII

THE CERTIFICATES

Section 7.01	The Certificates.
Section 7.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 7.04	Persons Deemed Owners.
Section 7.05	Access to List of Certificateholders’ Names and Addresses.
Section 7.06	Book-Entry Certificates.
Section 7.07	Notices to Depository.
Section 7.08	Definitive Certificates.
Section 7.09	Maintenance of Office or Agency.

ARTICLE VIII

THE DEPOSITOR, COMPANY AND THE MASTER SERVICER

Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer.
Section 8.02	Merger or Consolidation of the Depositor or the Master Servicer.
Section 8.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 8.04	Limitations on Liability of the Depositor, the Company, the Master Servicer and Others
Section 8.05	Master Servicer and Company Not to Resign.
Section 8.06	Successor Master Servicer
Section 8.07	Sale and Assignment of Master Servicing

ARTICLE IX

DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01	Events of Default.
Section 9.02	Trustee to Act; Appointment of Successor.
Section 9.03	Notification to Certificateholders.
Section 9.04	Waiver of Defaults.
Section 9.05	Company Default.
Section 9.06	Waiver of Company Defaults.

ARTICLE X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01	Duties of Trustee and the Securities Administrator.
Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 10.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 10.04	Trustee and Securities Administrator May Own Certificates.
Section 10.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 10.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 10.07	Insurance.
Section 10.08	Resignation and Removal of Trustee and Securities Administrator.
Section 10.09	Successor Trustee or Securities Administrator.
Section 10.10	Merger or Consolidation of Trustee or Securities Administrator.
Section 10.11	Appointment of Co-Trustee or Separate Trustee.
Section 10.12	Tax Matters.
Section 10.13	REMIC-Related Covenants.

ARTICLE XI

TERMINATION

Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 11.02	Final Distribution on the Certificates.
Section 11.03	Additional Termination Requirements.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Amendment.

Section 12.02	Recordation of Agreement; Counterparts.
Section 12.03	Governing Law.
Section 12.04	Intention of Parties.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Assignment.
Section 12.08	Limitation on Rights of Certificateholders.
Section 12.09	Inspection and Audit Rights
Section 12.10	Certificates Nonassessable and Fully Paid.

Exhibits

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class C Certificates
Exhibit A-5	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transfer Affidavit
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A and Related Matters Certificate
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Form of LaSalle Custodial Agreement
Exhibit K	Form of Wells Fargo Custodial Agreement
Exhibit L	Form of Mortgage Loan Purchase Agreement
Exhibit M	Form of Company Certification
Exhibit N	Swap Agreement

POOLING AND SERVICING AGREEMENT, dated as of July 1, 2005, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, a “Seller”) and as company (in such capacity, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and CITIBANK, N.A., a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group I Loans and certain other related assets subject to this Agreement (other than the Group I Reserve Fund and, for the avoidance of doubt, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class I-R-1 Certificates will be the sole class of Residual Interests (as defined herein) in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
I-1-A	Variable(2)	$11,928,023.14	August 25, 2035
I-1-B	Variable(2)	$11,928,023.14	August 25, 2035
I-2-A	Variable(2)	$11,426,241.48	August 25, 2035
I-2-B	Variable(2)	$11,426,241.48	August 25, 2035
I-3-A	Variable(2)	$10,945,527.40	August 25, 2035
I-3-B	Variable(2)	$10,945,527.40	August 25, 2035
I-4-A	Variable(2)	$10,484,997.74	August 25, 2035
I-4-B	Variable(2)	$10,484,997.74	August 25, 2035
I-5-A	Variable(2)	$10,043,806.27	August 25, 2035
I-5-B	Variable(2)	$10,043,806.27	August 25, 2035
I-6-A	Variable(2)	$9,621,142.25	August 25, 2035
I-6-B	Variable(2)	$9,621,142.25	August 25, 2035
I-7-A	Variable(2)	$9,216,228.85	August 25, 2035

I-7-B	Variable(2)	$9,216,228.85	August 25, 2035
I-8-A	Variable(2)	$8,828,321.77	August 25, 2035
I-8-B	Variable(2)	$8,828,321.77	August 25, 2035
I-9-A	Variable(2)	$8,456,707.91	August 25, 2035
I-9-B	Variable(2)	$8,456,707.91	August 25, 2035
I-10-A	Variable(2)	$8,100,704.01	August 25, 2035
I-10-B	Variable(2)	$8,100,704.01	August 25, 2035
I-11-A	Variable(2)	$7,759,655.43	August 25, 2035
I-11-B	Variable(2)	$7,759,655.43	August 25, 2035
I-12-A	Variable(2)	$7,432,934.94	August 25, 2035
I-12-B	Variable(2)	$7,432,934.94	August 25, 2035
I-13-A	Variable(2)	$7,119,941.61	August 25, 2035
I-13-B	Variable(2)	$7,119,941.61	August 25, 2035
I-14-A	Variable(2)	$6,820,099.65	August 25, 2035
I-14-B	Variable(2)	$6,820,099.65	August 25, 2035
I-15-A	Variable(2)	$6,532,857.40	August 25, 2035
I-15-B	Variable(2)	$6,532,857.40	August 25, 2035
I-16-A	Variable(2)	$6,257,686.32	August 25, 2035
I-16-B	Variable(2)	$6,257,686.32	August 25, 2035
I-17-A	Variable(2)	$5,994,080.01	August 25, 2035
I-17-B	Variable(2)	$5,994,080.01	August 25, 2035
I-18-A	Variable(2)	$5,741,553.26	August 25, 2035
I-18-B	Variable(2)	$5,741,553.26	August 25, 2035
I-19-A	Variable(2)	$5,499,641.22	August 25, 2035
I-19-B	Variable(2)	$5,499,641.22	August 25, 2035
I-20-A	Variable(2)	$5,267,898.49	August 25, 2035
I-20-B	Variable(2)	$5,267,898.49	August 25, 2035
I-21-A	Variable(2)	$5,045,898.37	August 25, 2035
I-21-B	Variable(2)	$5,045,898.37	August 25, 2035
I-22-A	Variable(2)	$4,833,231.99	August 25, 2035
I-22-B	Variable(2)	$4,833,231.99	August 25, 2035
I-23-A	Variable(2)	$4,629,507.66	August 25, 2035
I-23-B	Variable(2)	$4,629,507.66	August 25, 2035
I-24-A	Variable(2)	$4,434,350.08	August 25, 2035
I-24-B	Variable(2)	$4,434,350.08	August 25, 2035
I-25-A	Variable(2)	$4,247,399.68	August 25, 2035
I-25-B	Variable(2)	$4,247,399.68	August 25, 2035
I-26-A	Variable(2)	$4,068,311.96	August 25, 2035
I-26-B	Variable(2)	$4,068,311.96	August 25, 2035
I-27-A	Variable(2)	$3,896,756.86	August 25, 2035
I-27-B	Variable(2)	$3,896,756.86	August 25, 2035
I-28-A	Variable(2)	$3,732,418.17	August 25, 2035
I-28-B	Variable(2)	$3,732,418.17	August 25, 2035
I-29-A	Variable(2)	$3,574,992.91	August 25, 2035
I-29-B	Variable(2)	$3,574,992.91	August 25, 2035

I-30-A	Variable(2)	$3,424,190.81	August 25, 2035
I-30-B	Variable(2)	$3,424,190.81	August 25, 2035
I-31-A	Variable(2)	$3,279,475.81	August 25, 2035
I-31-B	Variable(2)	$3,279,475.81	August 25, 2035
I-32-A	Variable(2)	$3,141,116.66	August 25, 2035
I-32-B	Variable(2)	$3,141,116.66	August 25, 2035
I-33-A	Variable(2)	$3,008,579.79	August 25, 2035
I-33-B	Variable(2)	$3,008,579.79	August 25, 2035
I-34-A	Variable(2)	$2,881,620.66	August 25, 2035
I-34-B	Variable(2)	$2,881,620.66	August 25, 2035
I-35-A	Variable(2)	$2,760,005.04	August 25, 2035
I-35-B	Variable(2)	$2,760,005.04	August 25, 2035
I-36-A	Variable(2)	$2,643,508.48	August 25, 2035
I-36-B	Variable(2)	$2,643,508.48	August 25, 2035
I-37-A	Variable(2)	$2,531,915.95	August 25, 2035
I-37-B	Variable(2)	$2,531,915.95	August 25, 2035
I-38-A	Variable(2)	$2,425,021.45	August 25, 2035
I-38-B	Variable(2)	$2,425,021.45	August 25, 2035
I-39-A	Variable(2)	$2,322,627.60	August 25, 2035
I-39-B	Variable(2)	$2,322,627.60	August 25, 2035
I-40-A	Variable(2)	$2,481,502.87	August 25, 2035
I-40-B	Variable(2)	$52,481,502.87	August 25, 2035

___________________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class I-R-2 Certificates will be the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$554,367,344.51	August 25, 2035
I-A	Variable(2)	$3,914,500.00	August 25, 2035
I-M-1	Variable(2)	$565,680.00	August 25, 2035

I-M-2	Variable(2)	$124,450.00	August 25, 2035
I-M-3	Variable(2)	$130,110.00	August 25, 2035
I-M-4	Variable(2)	$107,480.00	August 25, 2035
I-M-5	Variable(2)	$90,510.00	August 25, 2035
I-B-1	Variable(2)	$101,820.00	August 25, 2035
I-B-2	Variable(2)	$84,850.00	August 25, 2035
I-B-3	Variable(2)	$70,710.00	August 25, 2035
I-B-4	Variable(2)	$132,940.00	August 25, 2035
ZZ	Variable(2)	$5,990,569.28	August 25, 2035
IO	(2)	(3)	August 25, 2035

___________________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)

REMIC II Regular Interest IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC IV

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Group II HELOCs and certain other related assets subject to this Agreement (other than the Group II Reserve Fund and, for the avoidance of doubt, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class II-S Certificates will be the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC IV Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IV Regular Interests (as defined herein). None of the REMIC IV Regular Interests will be certificated.

Designation	Uncertificated REMIC IV Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$160,144,843.42	May 25, 2035
II-A	Variable(2)	$1,291,940.00	May 25, 2035
II-M-1	Variable(2)	$56,380.00	May 25, 2035
II-M-2	Variable(2)	$49,840.00	May 25, 2035
II-M-3	Variable(2)	$31,860.00	May 25, 2035
II-M-4	Variable(2)	$28,600.00	May 25, 2035
II-M-5	Variable(2)	$26,140.00	May 25, 2035
II-M-6	Variable(2)	$25,330.00	May 25, 2035
II-M-7	Variable(2)	$20,430.00	May 25, 2035
II-M-8	Variable(2)	$19,610.00	May 25, 2035
II-M-9	Variable(2)	$16,340.00	May 25, 2035
II-B-1	Variable(2)	$15,520.00	May 25, 2035

II-B-2	Variable(2)	$15,530.00	May 25, 2035
ZZ	Variable(2)	$1,670,742.11	May 25, 2035

___________________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC IV Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IV Pass-Through Rate” herein.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests and the REMIC IV Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class I-R-3 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance (or initial Uncertificated Principal Balance, in the case of the Class I-C and IO Interests) and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests in REMIC III created hereunder.

Each Certificate, other than the Class I-C Certificate and the Residual Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive payments with respect to the related Net WAC Cap Rate Carryover Amount (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). In the case of the Group I Certificates, the entitlement to principal of the Regular Interest which corresponds to each such Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Certificate or Uncertificated Principal Balance	Latest Possible Maturity Date(1)
I-A(2)	Variable(3)	$391,450,000.00	August 2035
I-M-1(2)	Variable(3)	$56,568,000.00	August 2035
I-M-2(2)	Variable(3)	$12,445,000.00	August 2035
I-M-3(2)	Variable(3)	$13,011,000.00	August 2035
I-M-4(2)	Variable(3)	$10,748,000.00	August 2035
I-M-5(2)	Variable(3)	$9,051,000.00	August 2035
I-B-1(2)	Variable(3)	$10,182,000.00	August 2035
I-B-2(2)	Variable(3)	$8,485,000.00	August 2035
I-B-3(2)	Variable(3)	$7,071,000.00	August 2035
I-B-4(2)	Variable(3)	$13,294,000.00	August 2035
Class I-C Interest	Variable(4)	$33,375,963.79	August 2035

Class IO Interest	(5)	(6)
II-A	Variable(3)	$129,194,000.00	May 2035
II-M-1	Variable(3)	$5,638,000.00	May 2035
II-M-2	Variable(3)	$4,984,000.00	May 2035
II-M-3	Variable(3)	$3,186,000.00	May 2035
II-M-4	Variable(3)	$2,860,000.00	May 2035
II-M-5	Variable(3)	$2,614,000.00	May 2035
II-M-6	Variable(3)	$2,533,000.00	May 2035
II-M-7	Variable(3)	$2,043,000.00	May 2035
II-M-8	Variable(3)	$1,961,000.00	May 2035
II-M-9	Variable(3)	$1,634,000.00	May 2035
II-B-1	Variable(3)	$1,552,000.00	May 2035
II-B-2	Variable(3)	$1,553,000.00	May 2035
II-E	Variable(3)(7)	$3,661,105.53	May 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Group I Regular Interest, and the Distribution Date in the month following the maturity date for the Group II HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Group II Regular Interest.

(2)

This Class of Certificates represents ownership of a Regular Interest in REMIC III. Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC III on such Distribution Date shall be treated for federal income tax purposes as having been paid from the Group I Reserve Fund or the Swap Account, as applicable, and any amount distributable on the related Regular Interest in REMIC III on such Distribution Date in excess of the amount distributable on such Class of Certificates on such Distribution Date shall be treated for such purposes as having been distributed to the Holders of such Certificates and paid by such Holders to the Swap Account, all pursuant to and as further provided in Section 4.16 hereof.

(3)

Calculated in accordance with the definition of “Pass-Through Rate” herein. Each Regular Interest in REMIC III (other than the Class I-C and IO Interests) which corresponds to a Group I Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the Group I Net WAC Cap Rate. The Group I Net WAC Cap Rate for each such Regular Interest in REMIC III and Group I Certificate is specified in the definition of “Group I Net WAC Cap Rate”.

(4)

The Class I-C Interest will accrue interest at its variable Pass-Through Rate on the Uncertificated Notional Amount of the Class I-C Interest outstanding from time to time, which shall equal the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests. The Class I-C Interest will not accrue interest on its Uncertificated Principal Balance.

(5)	For federal income tax purposes the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest IO.
(6)

For federal income tax purposes the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

(7)

The Class II-E Certificate will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class II-E Certificate outstanding from time to time, which shall equal the aggregate Stated Principal Balance of the Group II HELOCs at the beginning of the related Collection Period. The Class II-E Certificate will not accrue interest on its Certificate Principal Balance.

REMIC V

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Class I-C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The

Class I-R-5 Interest represents the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC V created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
I-C	Variable(2)	$33,375,963.79	August 2035

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class I-C Certificates.

(2)	The Class I-C Certificates will receive 100% of amounts received in respect of the Class I-C Interest.

REMIC VI

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC VI”. The Class I-R-6 Interest represents the sole class of Residual Interests in REMIC VI for purposes of the REMIC Provisions.

The following table sets forth the designation, Pass-Through Rate, initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated class of interests that represents a Regular Interest in REMIC VI created hereunder:

Designation	Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
IO(2)	(3)	(4)	August 2035

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest IO.

(2)	REMIC VI Regular Interest IO will be held as an asset of the Swap Account established by the Swap Administrator.
(3)	REMIC VI Regular Interest IO will not have a Pass-Through Rate, but will receive 100% of amounts received in respect of the Class IO Interest.
(4)	REMIC VI Regular Interest IO will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of the Class IO Interest.

The Trust Fund shall be named, and may be referred to as, the “SACO I Trust 2005-5.” The Certificates issued hereunder may be referred to as “Mortgage Pass-Through Certificates, Series 2005-5” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Group I Loan or Group II HELOC, as applicable, those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service mortgage loans or revolving home equity line of credit mortgage loans, to the extent applicable to the Master Servicer (except in its capacity as successor to the Company or the Servicers).

Accepted Servicing Practices: With respect to each EMC Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans or revolving home equity line of credit mortgage loans of the same type and quality as such Group I Loan or Group II HELOC, as applicable, in the jurisdiction where the related Mortgaged Property is located.

Account: The Distribution Account, the Master Servicer Collection Account, the Reserve Funds and the Protected Account.

Accrual Period: With respect to the Certificates (other than the Class I-C, Class II-S and Class II-E Certificates and the Residual Certificates) and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class I-C and Class II-E Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates (other than the Class I-C and Class II-E Certificates and the Residual Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class I-C, Class II-S and Class II-E Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

Additional Balance: As to any Group II HELOC and day, the aggregate amount of all Draws conveyed to the Trust Fund pursuant to the Mortgage Loan Purchase Agreement.

Additional Deposit: As to the Group I Mortgage Loans serviced by EMC, an amount to be deposited by EMC as Seller in respect of the difference between the Cut-Off Date Principal Balance as modified by the supplement dated August 18, 2005 to the Prospectus Supplement dated July 28, 2005 to Prospectus dated June 24, 2005. As to the Group II HELOCs serviced by EMC, an amount to be deposited by EMC as Seller in respect of the difference between the Cut-Off Date Balance of such Group II HELOCs as of June 30, 2005 and the modified Cut-Off Date Principal Balance as of July 18, 2005.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Company as provided in Section 6.01(a) hereof or by the Master Servicer as provided in Section 6.01(b) hereof.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Class I-A, Class I-M and Class I-B Certificates, the sum of (x) the Realized Losses with respect to the Group I Loans, which have been applied in reduction of the Certificate Principal Balance of such Class, which shall on any such Distribution Date equal the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Class I-A, Class I-M and Class I-B Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Group I Loan and Group II HELOC, as applicable, originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Group I Loan or Group II HELOC, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Group I Loan or Group II HELOC, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean the Union Federal Assignment Agreement or the GreenPoint Assignment Agreement, as applicable.

Available Distribution Amount: With respect to Group I Offered Certificates and the Class I-B-4 Certificates and any Distribution Date is an amount equal to (1) the sum, without duplication, of (a) the aggregate of the amounts on deposit in the Group I Master Servicer Collection Account or the related Group I Distribution Account in respect of the Group I Loans as of the close of business on the Business Day preceding the Payment Date, (b) the aggregate of any amounts received in respect of any REO Property related to Loan Group I for such Payment Date and (c) the aggregate of any Advances made by the related Servicer or the Master Servicer for such Payment Date, (d) Principal Prepayments on the Group I Loans (including but not limited to monthly payments received in respect of the Group I Loans for any future due period) received after the related Prepayment Period (together with any interest payments on such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Loans during a period subsequent to the related Prepayment Period), (e) Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of the Group I Loans during the related Collection Period, and (f) with respect to the first Distribution Date, the Special Deposit, reduced (to not less than zero) by (2) the sum of the portions of the amounts described in clause (1)(a) above that represents (a) amounts reimbursable or payable to the Depositor, the Sellers, the Master Servicer, the Securities Administrator, any originator or the Trustee pursuant to this Agreement, or the Custodians, pursuant to the Custodial Agreements, in each case, arising in connection with the Group I Loans including without limitation any allocable share of

Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expenses Cap), (b) the pro rata portion (based on Stated Principal Balance) of any Extraordinary Trust Fund Expenses that do not arise specifically in connection with Group I Loans or Group II HELOCs, (c) Master Servicing Fees payable to the Master Servicer arising in connection with the Group I Loans, (d) amounts deposited in the Group I Master Servicer Collection Account or the Group I Distribution Account in error, (e) Prepayment Charges received in respect of the Group I Loans and (f) any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

Available Principal Payment Amount: With respect to the Class II-A, Class II-M and Class II-B Certificates and any Distribution Date, the sum of:

(i) the greater of (A) zero and (B)

(1) with respect to any Distribution Date during the Managed Amortization Period and if the Seller's Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such Distribution Date and (b) the aggregate Certificate Principal Balance of the Class II-S Certificates immediately prior to that Distribution Date;

(2) with respect to any Distribution Date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Distribution Date; and

(3) with respect to any Distribution Date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

(ii) the related Overcollateralization Increase Amount for that Distribution Date,

minus

(iii) the Group II Overcollateralization Reduction Amount for that Distribution Date; and

(iv) the related master servicing and servicing fees and such Loan Group’s share of any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount and the pro rata portion (based on Stated Principal Balance) of any Extraordinary Trust Fund Expenses that do not arise specifically in connection with Group I Loans or Group II HELOCs.

Bankruptcy Code: Title 11 of the United States Code.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Regular Certificates (other than the Class I-B-4, Class I-C and Class II-E Certificates) constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the Securities Administrator or the principal office of the Company or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-5.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certificate Margin: With respect to any Distribution Date on or prior to the first possible Optional Termination Date and (i) with respect to the Class I-A Certificates, 0.240% per annum, (ii) with respect to the Class I-M-1 Certificates, 0.500% per annum, (iii) with respect to the Class I-M-2 Certificates, 0.550% per annum, (iv) with respect to the Class I-M-3 Certificates, 0.650% per annum, (v) with respect to the Class I-M-4 Certificates, 0.700% per annum, (vi) with respect to the Class I-M-5 Certificates, 0.740% per annum, (vii) with respect to the Class I-B-1 Certificates, 1.250% per annum, (viii) with respect to the Class I-B-2 Certificates, 1.350% per annum, (ix) with respect to the Class I-B-3 Certificates, 1.800% per annum, (x) with respect to the Class I-B-4 Certificates, 4.000% per annum, (xi) with respect to the Class II-A Certificates, 0.250% per annum, (xii) with respect to the Class II-M-1 Certificates, 0.550% per annum, (xiii) with respect to the Class II-M-2 Certificates, 0.600% per annum, (xiv) with respect to the Class II-M-3 Certificates, 0.650% per annum, (xv) with respect to the Class II-M-4 Certificates, 0.750% per annum, (xvi) with respect to the Class II-M-5 Certificates, 0.850% per annum, (xvii) with respect to the Class II-M-6 Certificates, 0.900% per annum, (xviii) with respect to the Class II-M-7 Certificates, 1.400% per annum, (xix) with respect to the Class II-M-8 Certificates, 1.700% per annum, (xx) with respect to the Class II-M-9 Certificates, 2.400% per annum, (xxi) with respect to the Class II-B-1 Certificates, 3.000% per annum, and (xxii) with respect to the Class II-B-2 Certificates, 3.000% per annum; and with respect to any Distribution Date after the first possible related Optional Termination Date, the Margin will increase to (i) with respect to the Class I-A Certificates, 0.480% per annum, (ii) with respect to the Class I-M-1 Certificates, 0.750% per annum, (iii) with respect to the Class I-M-2 Certificates, 0.825% per annum, (iv) with respect to the Class I-M-3 Certificates, 0.975% per annum, (v) with respect to the Class I-M-4 Certificates, 1.050% per annum, (vi) with respect to the Class I-M-5 Certificates, 1.110% per annum, (vii) with respect to the Class I-B-1 Certificates, 1.875% per annum, (viii) with respect to the Class I-B-2 Certificates, 2.025% per annum, (ix) with respect to the Class I-B-3 Certificates, 2.700% per annum, (x) with respect to the Class I-B-4 Certificates, 6.000% per annum, (xi) with respect to the Class II-A Certificates, 0.500% per annum, (xii) with respect to the Class II-M-1 Certificates, 0.825% per annum, (xiii) with respect to the Class II-M-2 Certificates, 0.900% per annum, (xiv) with respect to the Class II-M-3 Certificates, 0.975% per annum, (xv) with respect to the Class II-M-4 Certificates, 1.125% per annum, (xvi) with respect to the Class II-M-5 Certificates, 1.275% per annum, (xvii) with respect to the Class II-M-6 Certificates, 1.350% per annum, (xviii) with respect to the Class II-M-7 Certificates, 2.100% per annum, (xix) with respect to the Class II-M-8 Certificates, 2.550% per annum, (xx) with respect to the Class II-M-9 Certificates, 3.600% per annum, (xxi) with respect to the Class II-B-1

Certificates, 4.500% per annum, and (xxii) with respect to the Class II-B-2 Certificates, 4.500% per annum.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: With respect to any Class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and any Distribution Date, the Initial Certificate Principal Balance of such Certificate, less the sum of (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) any Applied Realized Loss Amounts or Charge-Off Amounts, as applicable, allocated to such Class on previous Distribution Dates; provided that, the Certificate Principal Balance of any Class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M or Class II-B Certificates with the highest payment priority to which Realized Losses or Charge-Off Amounts have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group I Loans or Group II HELOCs, as applicable, not previously allocated, but not by more than the amount of Realized Losses or Charge-Off Amounts, as applicable, previously allocated to reduce the Certificate Principal Balance of that Certificate. With respect to the Class II-S Certificates and any Distribution Date, the Certificate Principal Balance shall equal the amount by which the cumulative Draws up to and including such Distribution Date exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) any Charge-Off Amounts allocated to such Class on previous Distribution Dates.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Charge-Off Amount: For any Charged-Off Group II HELOC, the amount of the Stated Principal Balance that has been written down.

Charged-Off Group II HELOC: A Group II HELOC with a Stated Principal Balance that has been written down on the related Group II Servicer’s servicing system in accordance with its policies and procedures and any Group II HELOC serviced by EMC that is more than 180 days past due.

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class I-A Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount for such Distribution Date and (II) an amount equal to the excess (if any) of (A) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 38.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-B Certificates: Any of the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Class I-B-1 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 78.00% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-B-2 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Prepayment Collection Period) multiplied by (2) approximately 81.00% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-B-3 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 83.50% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-B-4 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 88.20% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class I-C Certificate for such Distribution Date, (ii) any Group I Overcollateralization Increase Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class I-A, Class I-M or Class I-B Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class I-A, Class I-M and Class I-B Certificates have been reduced to zero, the Class I-C Distribution Amount shall include the Group I Overcollateralization Amount.

Class I-C Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class I-M Certificates: Any of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates.

Class I-M-1 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 58.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-M-2 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A Certificates and Class I-M-1 Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 62.80% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-M-3 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 67.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-M-4 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 71.20% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-M-5 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the

Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) multiplied by (2) approximately 74.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class I-R Certificates: Any of the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates.

Class I-RX Certificate: Any Certificate designated a “Class I-RX Certificate” on the face thereof, evidencing the ownership of the Class I-R-5 Interest and Class I-R-6 Interest and representing the right to the Percentage Interest of distributions provided for the Class I-RX Certificates as set forth herein.

Class II-A Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount for such Distribution Date and (II) an amount equal to the excess (if any) of (A) the Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 58.12% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-B Certificates: Any of the Class II-B-1 Certificates and Class II-B-2 Certificates.

Class II-B-1 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5,

Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 93.62% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-B-2 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 95.52% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-E Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class II-E Certificate for such Distribution Date, (ii) any Group II Overcollateralization Increase Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class II-A, Class II-M or Class II-B Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class II-A, Class II-M and Class II-B Certificates have been reduced to zero, the Class II-E Distribution Amount shall include the Group II Overcollateralization Amount.

Class II-M Certificates: Any of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates.

Class II-M-1 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 65.02% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-2 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A Principal Distribution Amount and Class II-M-1 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A Certificates and Class II-M-1 Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount and Class II-M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 71.12% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-3 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1 and Class II-M-2 Certificates (after taking into account the payment of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-3 Certificates

immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 75.02% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-4 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 78.52% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-5 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 81.72% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-6 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 84.82% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-7 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 87.32% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-8 Principal Distribution Amount With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 89.72% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-M-9 Principal Distribution Amount: With respect to any Distribution Date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Principal Distribution Amount on such Distribution Date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class II-M-9 Certificates immediately prior to such Distribution Date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period) multiplied by (2) approximately 91.72% and (y) (1) the aggregate Stated Principal Balance of the Group II HELOCs as of the last day of the related Collection Period (after giving effect to payments of principal received during the related Collection Period and unscheduled collections of principal received during the related Collection Period, and after reduction for Charge-Off Amounts incurred during the related Collection Period), less (2) the related Overcollateralization Floor.

Class II-S Floating Allocation Percentage: With respect to any Distribution Date, 100% minus the Floating Allocation Percentage.

Class II-S Principal Payment Amount: With respect to the Class II-S Certificates, the sum of : (i) with respect to any Distribution Date during the Managed Amortization Period and if the Seller’s Certificate Pro Rata Tests are not met, the lesser of (a) the Certificate Principal Balance of the Class II-S Certificates immediately prior to such Distribution Date and (b) the Principal Collection Amount less the aggregate Draws for the related Distribution Date, (ii) with respect to any Distribution Date during the Managed Amortization Period and if the Seller’s

Certificate Pro Rata Tests are met, the Class II-S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Distribution Date, and (iii) with respect to any Distribution Date during the Rapid Amortization Period, the Class II-S Floating Allocation Percentage of the Principal Collection Amount.

Class IO Distribution Amount: As defined in Section 4.16 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date in excess of the amount payable on REMIC VI Regular Interest IO on such Distribution Date, all as further provided in Section 4.16 hereof.

Closing Date: July 29, 2005.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Period: With respect to any Distribution Date and the Group I Mortgage Loans, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date; and with respect to any Distribution Date and the Group II HELOCs, the calendar month preceding the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio: With respect to any Group I Loan as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) original principal balance of the related Group I Loan at such date of determination and (ii) the unpaid principal balance of the related first lien Group I Loan as of the date of origination of that Group I Loan and the denominator of which is the applicable Appraised Value of the related Mortgaged Property at origination. With respect to any Group II HELOC, the sum of the Credit Limit of such Group II HELOC at the time such Group II HELOC was originated or at the time such Group II HELOC is modified pursuant to Section 3.01 of this Agreement and the outstanding principal balance of the Senior Lien(s), if any, as of the date of origination of the Group II HELOC, divided by the Appraised Value.

Company: EMC.

Compensating Interest: With respect to any Distribution Date, (i) in the case of EMC, an amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by the Company with respect to the payment of a Prepayment Interest Shortfall on an EMC Group I Loan subject to this Agreement and (ii) in the case of the Master Servicer, an amount not to exceed that portion of the Master Servicing Fee payable to the Master Servicer. If the Company fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 6.02(c) hereof.

Corporate Trust Office: (i) With respect to the Trustee, the designated corporate trust office of the Trustee, currently located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Corporate Trust Group, SACO 2005-5, and (ii) with respect to the Securities Administrator, the designated office of the Securities Administrator currently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 Attention: Global Securities and

Trust Services Group — SACO 2005-5 or at such other address as the Trustee or Securities Administrator, as applicable, may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and EMC or at the principal corporate trust office of any successor Trustee.

Corresponding Certificate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, IO and ZZ) and each REMIC IV Regular Interest (other than REMIC IV Regular Interests AA and ZZ), the Certificate with the corresponding designation. With respect to each REMIC III Group I Regular Interest (other than the Class I-C Interest and the Class IO Interest), the related Certificate representing an ownership therein.

Cumulative Charge-Off Percentage: With respect to the Group II Certificates and any Distribution Date is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the Group II HELOCs incurred since the Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the Group II HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date

Cumulative Realized Loss Percentage: With respect to any Distribution Date, the cumulative amount of Realized Losses incurred by the Group I Loans from the Cut-off Date through the end of the related Collection Period, expressed as a percentage of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Current Interest: With respect to each class of Certificates and interests (other than the Residual Interests and the Residual Certificates) and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance or Notional Amount or Uncertificated Notional Amount of such class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Collection Period.

Custodial Agreement: Any of the LaSalle Custodial Agreement or Wells Fargo Custodial Agreement, as applicable.

Custodians: (i) Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Wells Fargo Custodial Agreement and (ii) LaSalle Bank National Association, or any successor custodian appointed pursuant to the provisions hereof and the LaSalle Custodial Agreement.

Cut-off Date: With respect to the Group I Loans, the close of business on July 1, 2005; and with respect to Group II HELOCs, the close of business on June 30, 2005.

Cut-off Date Principal Balance: As to any Group I Loan, the unpaid principal balance thereof as of the close of business on the related Cut-off Date after application of all Principal Prepayments received prior to the related Cut-off Date and scheduled payments of principal due on or before the related Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the related Cut-off Date. As to any Group II HELOC, the unpaid principal balance thereof as of the close of business on the related Cut-off Date. The aggregate related Cut-off Date Principal Balance of the Group I Loans and Group II HELOCs is $565,518,713.57 and $163,413,105.53, respectively.

Debt Service Reduction: With respect to any Group I Loan or Group II HELOC, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Monthly Payment for such Group I Loan or Group II HELOC that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Group I Loan or Group II HELOC, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Group I Loan or Group II HELOC, or any reduction in the amount of principal to be paid in connection with any Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.08.

Deleted Mortgage Loan: A Group I Loan or Group II HELOC replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Group I Loan or Group II HELOC is “delinquent” if any payment due thereon is not made pursuant to the terms of such Group I Loan or Group II HELOC by the close of business on the day such payment is scheduled to be due. A Group I Loan or Group II HELOC is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Securities Administrator and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee, the Securities Administrator and the Master Servicer), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Accounts: The Group I Distribution Account and the Group II Distribution Account.

Distribution Account Deposit Date: As to any Distribution Date, on or before 3:00 p.m. New York City time on the Business Day immediately preceding such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2005.

Draw: With respect to any Group II HELOC, an additional borrowing by the related Mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

Draw Period: With respect to any Group II HELOC, the period during which the related Mortgagor is permitted to make Draws.

Due Date: As to any Group I Loan or Group II HELOC, the date in each month on which the related Monthly Payment is due, as set forth in the related Mortgage Note.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee and the Securities Administrator.

EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as a seller of the EMC Mortgage Loans to the Depositor.

EMC Mortgage Loans: The Group I Loans and Group II HELOCs serviced by the Company pursuant to the terms of this Agreement.

EMC Mortgage Corporation Mortgage Loans: The Group I Loans and Group II HELOCs identified as such on the Mortgage Loan Schedule and for which EMC is the applicable Seller.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class I-C, Class I-R and Group II Certificates.

Event of Default: As defined in Section 9.01 hereof.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds or Recoveries, as applicable, with respect to a Group I Loan or Group II HELOC over the Stated Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) of such Group I Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Group I Loan has been liquidated or has become a Charged-Off Group II HELOC.

Excess Overcollateralization Amount: With respect to Group I Loans and any Distribution Date is the excess, if any, of the Group I Overcollateralization Amount on that Distribution Date over the Group I Overcollateralization Target Amount, and, with respect to Group II HELOCs and any Distribution Date, the excess, if any, of the Group II Overcollateralization Amount on that Distribution Date over the Group II Overcollateralization Target Amount.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund, and any amounts reimbursable, (other than Advances and Servicing Advances), to the Depositor, the Securities Administrator, the Master Servicer, any Custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the Trust Fund as Extraordinary Trust Fund Expenses pursuant to the terms of this Agreement and/or the Custodial Agreements, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata from the amounts available therefore.

Extraordinary Trust Fund Expenses Cap: $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the Trustee incurred in connection with the termination of the Securities Administrator or the Master Servicer, the transfer of master servicing to a successor Master Servicer and any costs incurred with the replacement of either Custodian or (ii) of the Master Servicer incurred in connection with the termination of the Company or any Servicer and the transfer of servicing to a successor servicer.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification: The certification by a Custodian substantially in the form of Exhibit Three to the related Custodial Agreement.

Final Recovery Determination: With respect to any defaulted Group I Loan or Group II HELOC or any REO Property (other than a Group I Loan or Group II HELOC or REO Property purchased by EMC (on its own behalf as a seller and on behalf of Master Funding) pursuant to or as contemplated by Section 2.03(c) or Section 11.01), a determination made by the Company pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds, Recoveries and other payments or recoveries which the Company or such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Company and the related Servicer, of each Final Recovery Determination made thereby.

First Lien Group II HELOC: Any Group II HELOC secured by a Mortgage creating a first lien on the related Mortgaged Property.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Fitch: Fitch, Inc., and any successor thereto.

Floating Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction with a numerator equal to the Invested Amount at the end of the previous related Collection Period (in the case of the first Distribution Date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the Group II HELOCs at the end of the previous Collection Period (in the case of the first Distribution Date, the Closing Date), provided such percentage shall not be greater than 100%.

Formula Rate: With respect to any Class of Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the lesser of (x) One-Month LIBOR plus the applicable Margin and (y) 11.000% per annum and, with respect to the Group II Offered Certificates, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

GreenPoint: GreenPoint Mortgage Funding, Inc. and any successor thereto.

GreenPoint Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, among EMC, Citibank, N.A., and GreenPoint evidencing the assignment of the GreenPoint Servicing Agreement to the Trust.

GreenPoint Loans: Those Group II HELOCs subject to this Agreement which were purchased by the Seller from GreenPoint pursuant to the GreenPoint Servicing Agreement.

GreenPoint Servicing Agreement: The Seller’s Purchase, Warranties and Servicing Agreement, dated as of October 18, 2004, between EMC and GreenPoint.

Group I Certificateholders: The holders of the Group I Certificates.

Group I Certificates: The Class I-A, Class I-M, Class I-B, Class I-C, Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates.

Group I Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-M Certificates and Class I-B Certificates and (ii) the Group I Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period).

Group I Distribution Account: The segregated trust account or accounts created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders, which shall be entitled “LaSalle Bank National Association, as Securities Administrator, on behalf of Citibank, N.A., as Trustee, in trust for the registered holders of Bear Stearns Asset Backed Securities I LLC, SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5.” The Group I Distribution Account must be an Eligible Account.

Group I Loans: The mortgage loans identified as such on the Mortgage Loan Schedule for which the Company or Union Federal is the servicer.

Group I Master Servicer Collection Account: The trust accounts or accounts created and maintained by the Master Servicer pursuant to Section 5.06 hereof, which shall be entitled “LaSalle Bank National Association, as master servicer, on behalf of Citibank, N.A., as Trustee in trust for the registered holders of Bear Stearns Asset Backed Securities I, LLC, Mortgage Pass-Through Certificates, Series 2005-5 - Master Servicer Collection Account”. The Group I Master Servicer Collection Account may be a sub-account of the Group I Distribution Account.

Group I Net Monthly Excess Cashflow: With respect to the Class I-A, Class I-M and Class I-B Certificates and any Distribution Date is the excess, if any, of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the amount required to be distributed as described in Section 6.04(a)(1) on such Distribution

Date and (B) the amount required to be distributed as described in Section 6.04(a)(2) on such Distribution Date (without giving effect to any related Overcollateralization Increase Amount).

Group I Net WAC Cap Rate: With respect to any Distribution Date and any Class of the Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the Net Mortgage Rates of the Group I Loans as of the first day of the calendar month preceding the calendar month of such Distribution Date over (B) the sum of (i) the Net Swap Payments payable to the Swap Provider on such Distribution Date and (ii) any Swap Termination Payments not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding principal balance of the Group I Loans as of the first day of the calendar month preceding the calendar month of such Distribution Date, multiplied by 12. The Net WAC Cap Rate for each Class of the Class I-A, Class I-M and Class I-B Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. With respect to any Distribution Date and the REMIC III Group I Regular Interests the ownership of which are represented by the Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rates on the REMIC II Regular Interests (other than REMIC II Regular Interest IO), weighted on the basis of the Uncertificated Principal Balances of each such REMIC II Regular Interest immediately prior to such Distribution Date.

Group I Offered Certificates: The Class I-A, Class I-M and Class I-B (other than the Class I-B-4) Certificates.

Group I Optional Termination Date: The first date on which the majority holder of the Class I-C Certificates may terminate the portion of the trust fund representing the Group I Certificates pursuant to Section 11.01(a).

Group I Overcollateralization Amount: With respect to any Distribution Date is the amount, if any, by which the aggregate Stated Principal Balance of the Group I Loans (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) exceeds the aggregate Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates as of such Distribution Date after giving effect to distributions of the Principal Distribution Amount to be made on such Distribution Date.

Group I Overcollateralization Increase Amount: With respect to any Distribution Date and the Group I Certificates is an amount equal to the lesser of (i) the related Net Monthly Excess Cashflow available for payment of the related Overcollateralization Increase Amount for that Distribution Date and (ii) the excess, if any, of (x) the related Overcollateralization Target Amount for that Distribution Date over (y) the related Overcollateralization Amount for that Distribution Date.

Group I Overcollateralization Reduction Amount: With respect to Group I Certificates and any Distribution Date for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date

Group I Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Group I Stepdown Date, an amount equal to 5.90% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the lesser of (i) an amount equal to 5.90% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date and (ii) the greater of (x) approximately 11.80% of the then current aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period and unscheduled collections of principal received during the related Prepayment Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) and (y) the related Overcollateralization Floor or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding Distribution Date.

Group I Reserve Fund: The fund created pursuant to Section 4.16.

Group I Reserve Fund Deposit: With respect to the Group I Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Group I Reserve Fund pursuant to Section 4.16 hereof.

Group I Servicer: EMC or Union Federal, as applicable.

Group I Stepdown Date: Later to occur of:

(x)	the Distribution Date occurring in August 2008 and
(y)	the first Distribution Date for which the Group I Current Specified Enhancement Percentage is greater than or equal to approximately 61.60%.

Group I Trigger Event: With respect to any Distribution Date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency Percentage is less than 7.00%, or (ii)(A) for any Distribution Date from and including the Distribution Date in August 2008 to and including the Distribution Date in July 2009, the Cumulative Realized Loss Percentage for such Distribution Date is less than 5.40%, (B) for any Distribution Date from and including the Distribution Date in August 2009 to and including the Distribution Date in July 2010, the Cumulative Realized Loss Percentage for such Distribution Date is less than 8.40%, (C) for any Distribution Date from and including the Distribution Date in August 2010 to and including the Distribution Date in July 2011, the Cumulative Realized Loss Percentage for such Distribution Date is less than 10.80%, and (D) for any Distribution Date thereafter, the Cumulative Realized Loss Percentage for such Distribution Date is less than 12.00%.

Group II Certificateholders: The holders of the Group II Certificates.

Group II Certificates: The Class II-A, Class II-M, Class II-B, Class II-E and Class II-S Certificates.

Group II Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-M Certificates and Class II-B Certificates and (ii) the Group II Overcollateralization Amount, in each case prior to the distribution of the Available Principal Payment Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Group II HELOCs as of the end of the related Collection Period.

Group II Distribution Account: The segregated trust account or accounts created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders, which shall be entitled “LaSalle Bank National Association, as Securities Administrator, on behalf of Citibank, N.A., as Trustee, in trust for the registered holders of Bear Stearns Asset Backed Securities I LLC, SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5.” The Group II Distribution Account must be an Eligible Account.

Group II HELOCs: The revolving home equity line of credit mortgage loans identified as such on the Mortgage Loan Schedule for which the Company or GreenPoint is the servicer.

Group II Master Servicer Collection Account: The trust accounts or accounts created and maintained by the Master Servicer pursuant to Section 5.06 hereof, which shall be entitled “LaSalle Bank National Association, as master servicer, on behalf of Citibank, N.A., as Trustee in trust for the registered holders of Bear Stearns Asset Backed Securities I, LLC, Mortgage Pass-Through Certificates, Series 2005-5 - Master Servicer Collection Account”. The Group II Master Servicer Collection Account may be a sub-account of the Group II Distribution Account.

Group II Net Monthly Excess Cashflow: With respect to Group II Certificates and any Distribution Date is the excess, if any, of (x) the Available Principal Payment Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the amount required to be distributed pursuant to Section 6.04(b)(1) on such Distribution Date and (B) the amount required to be distributed pursuant to Section 6.04(b)(2) on such Distribution Date.

Group II Net WAC Cap Rate: With respect to any Distribution Date and any Class of the Class II-A, Class II-M and Class II-B Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II HELOCs as of the first day of the calendar month preceding the calendar month of such Distribution Date. The Group II Net WAC Cap Rate for each Class of the Class II-A, Class II-M and Class II-B Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, however, such rate shall be the equivalent of the foregoing, expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Accrual Period) the Uncertificated REMIC IV Pass-Through Rates on the REMIC IV Regular Interests, weighted on the basis of the Uncertificated Principal Balances of each such REMIC IV Regular Interest.

Group II Offered Certificates: The Class II-A, Class II-M and Class II-B Certificates.

Group II Optional Termination Date: The first date on which the majority holder of the Class II-E Certificates may terminate the portion of the trust fund representing the Group II Certificates pursuant to Section 11.01(b).

Group II Overcollateralization Amount: With respect to any Distribution Date is the amount, if any, by which the Invested Amount exceeds the aggregate Certificate Principal Balance of the Class II-A, Class II-M and Class II-B Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

Group II Overcollateralization Increase Amount: With respect to any Distribution Date and the Group II Certificates is the amount payable to the Group II Offered Certificates as provided in Section 6.04(b)(1).

Group II Overcollateralization Reduction Amount: With respect to Group II Certificates and any Distribution Date for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that Distribution Date and (ii) the Available Principal Payment Amount for that Distribution Date (without giving effect to the Group II Overcollateralization Reduction Amount).

Group II Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Group II Stepdown Date, an amount equal to 2.24% of the Invested Amount as of the related Cut-off Date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the lesser of (i) an amount equal to 2.24% of the Invested Amount as of the related Cut-off Date and (ii) the greater of (x) approximately 4.48% of the then current Invested Amount as of the last day of the related Collection Period and (y) the related Overcollateralization Floor or (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding Distribution Date.

Group II Reserve Fund: The fund created pursuant to Section 4.18.

Group II Reserve Fund Deposit: With respect to the Group II Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Group II Reserve Fund pursuant to Section 4.18 hereof.

Group II Servicer: EMC or GreenPoint, as applicable.

Group II Stepdown Date: The later to occur of:

(x)	the Distribution Date occurring in August 2008 and
(y)	the first Distribution Date for which the Group II Current Specified Enhancement Percentage is greater than or equal to approximately 41.88%.

Group II Trigger Event: With respect to any Distribution Date is if any of the following tests is not satisfied: (A) for any Distribution Date from and including the Distribution Date in

August 2008 to and including the Distribution Date in July 2009, the Cumulative Charge-off Percentage for such Distribution Date is less than 3.24%, (B) for any Distribution Date from and including the Distribution Date in August 2009 to and including the Distribution Date in July 2010, the Cumulative Charge-off Percentage for such Distribution Date is less than 4.34%, (C) for any Distribution Date from and including the Distribution Date in August 2010 to and including the Distribution Date in July 2011, the Cumulative Charge-off Percentage for such Distribution Date is less than 5.04%, (D) for any Distribution Date from and including the Distribution Date in August 2011 to and including the Distribution Date in July 2012, the Cumulative Charge-off Percentage for such Distribution Date is less than 5.69%, and (E) for any Distribution Date thereafter, the Cumulative Charge-off Percentage for such Distribution Date is less than 6.19%.

HELOC Balance: With respect to any Group II HELOC, the portion, if any, of the Stated Principal Balance thereof subject to a variable Mortgage Rate.

Indemnified Persons: The Trustee, the Master Servicer, the Company, the Trust Fund and the Securities Administrator and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Index: With respect to any Group II HELOC, the highest “prime” rate most recently published in the Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the Company.

Initial Certification: The certification by a Custodian substantially in the form of Exhibit One to the related Custodial Agreement.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Proceeds: Proceeds paid in respect of the Group I Loans or Group II HELOCs pursuant to any insurance policy and any other insurance policy covering a Group I Loan or Group II HELOC, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any insurance policy with respect to the Group I Loans or Group II HELOCs.

Interest Collection Amount: With respect to each Distribution Date, an amount equal to the amount received by the related Servicer and consisting of interest collected during the related

Collection Period on the Group II HELOCs and allocated to interest in accordance with the terms of this Agreement and the related Servicing Agreement, together with the interest portion of any repurchase price relating to any repurchased Group II HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period and any Subsequent Recoveries on Group II HELOCs that were previously Charged-Off HELOCs, reduced, without duplication, by such Loan Group’s share of any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap) and the pro rata portion (based on Stated Principal Balance) of any Extraordinary Trust Fund Expenses that do not arise specifically in connection with Group I Loans or Group II HELOCs.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Remittance Amount: With respect to any Distribution Date and Group I Certificates, that portion of the net Available Distribution Amount for such Distribution Date attributable to interest received on or in respect of the Group I Loans, less any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

Interim Certification: The certification by a Custodian substantially in the form of Exhibit Two to the related Custodial Agreement.

Invested Amount: With respect to any Distribution Date, the aggregate Stated Principal Balance of the Group II HELOCs reduced by the aggregate Certificate Principal Balance of the Class II-S Certificates, if any.

Investor Charge-Off Amount: With respect to any Distribution Date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Collection Period.

LaSalle: LaSalle Bank National Association, and any successor thereto.

LaSalle Custodial Agreement: The Custodial Agreement, dated as of July 29, 2005, among the Depositor, EMC, as a seller, Master Funding, as a seller, the Master Servicer, the Trustee and LaSalle Bank National Association as Custodian relating to the Group I Loans or Group II HELOCs identified in such Custodial Agreement.

Last Scheduled Distribution Date: Solely for purposes of the face of the Certificates as follows: with respect to the Group I Certificates, the Distribution Date in August 2035 and, with respect to the Group II Certificates, May 2035.

Latest Possible Maturity Date: With respect to the Group I Certificates (other than the Class I-R Certificates), the Distribution Date following the final scheduled maturity date of the Group I Loan in the Trust Fund having the latest scheduled maturity date, and with respect to the Group II Certificates (other than the Class II-S Certificates), the Distribution Date following the final scheduled maturity date of the Group II HELOC in the Trust Fund having the latest scheduled maturity date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI shall be the Latest Possible Maturity Date applicable to the Group I Certificates or Group II Certificates, as applicable.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated HELOC: Any defaulted Group II HELOC as to which the related Group II Servicer has determined that all amounts which it expects to recover from or on account of such Group II HELOC have been recovered.

Liquidated Loan: With respect to any Distribution Date, a defaulted Group I Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the related Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Group I Loan or Group II HELOC, as applicable, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

LPMI Fee: Shall mean the fee payable to the insurer for each Group I Loan subject to an LPMI Policy as set forth in such LPMI Policy.

LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Company or the related Servicer of the related Group I Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Group I Loan.

Majority Class I-C Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class I-C Certificates.

Managed Amortization Period: With respect to Group II Certificates, is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

Margin: With respect to each Group II HELOC, the spread over the applicable Index, as specified in the related Mortgage Note.

Master Funding: Master Funding LLC, a Delaware limited liability company, and its successors and assigns in its capacity as the seller of the Master Funding Mortgage Loans to the Depositor.

Master Funding Mortgage Loans: The Group I Loans identified as such on the Mortgage Loan Schedule and for which Master Funding is the applicable Seller.

Master Servicer: LaSalle Bank National Association, in its capacity as master servicer, and its successors and assigns or any successor master servicer appointed as herein provided.

Master Servicer Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset Backed Issuers with Exchange Act Rules 13a 14 and 15d 14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Sellers following a negotiation in good faith to determine how to comply with any such new requirements

Master Servicer Collection Accounts: The Group I Master Servicer Collection Account and the Group II Master Servicer Collection Account.

Master Servicing Fee: As to each Group I Loan and Group II HELOC and any Distribution Date, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Group I Loan or Group II HELOC as of the first day of the month of the related Distribution Date.

Master Servicing Fee Rate: 0.017% per annum.

Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, overseeing the administration and servicing of the Group I Loans and Group II HELOCs.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Group I Loans or Group II HELOCs registered with MERS on the MERS® System.

MOM Loan: With respect to any Group I Loan or Group II HELOC, MERS acting as the mortgagee of such Group I Loan or Group II HELOC, solely as nominee for the originator of such Group I Loan or Group II HELOC and its successors and assigns, at the origination thereof.

Monthly Payment: The scheduled monthly payment on a Group I Loan due on any Due Date allocable to principal and/or interest on such Group I Loan or, with respect to a Group II HELOC, the minimum amount required to be paid by the related Mortgagor in that month.

Monthly Statement: The statement prepared and delivered by the Securities Administrator pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Group I Loan or Group II HELOC and any additional documents delivered to the related Custodian to be added to the Mortgage File pursuant to this Agreement and the related Custodial Agreement.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of July 29, 2005, among EMC, as a seller, Master Funding, as a seller, and the Depositor, as purchaser, in the form attached hereto as Exhibit L.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Group I Loans or Group II HELOCs pursuant to Section 11.01.

Mortgage Loans: Group I Loans and/or Group II HELOCs, as applicable.

Mortgage Loan Schedule: The list of Group I Loans and Group II HELOCs (as from time to time amended by the Company or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Group I Loan or Group II HELOC:

(i)	the Group I Loan or Group II HELOC identifying number;
(ii)	the current mortgage rate;
(iii)	the Master Servicing Fee and Servicing Fee;
(iv)	the lender paid primary mortgage insurance fee, if any;
(v)	the current net mortgage rate;
(vi)	the stated maturity date;
(vii)	the original principal balance;

(viii)                  the current principal balance, and with respect to each Group II HELOC, separately identifying any HELOC Balance;

(ix)	the stated original term to maturity;
(x)	the stated remaining term to maturity;
(xi)	the property type;
(xii)	the MIN with respect to each MOM Loan;
(xiii)	the Custodian;

(xiv)                  a code indicating whether the Mortgage Loan is an EMC Mortgage Corporation Loan or a Master Funding Mortgage Loan;

(xv)	with respect to each Group II HELOC, the account number;

(xvi)                  with respect to each Group II HELOC, the Combined Loan-to-Value Ratio as of the date of origination of the related Group II HELOC;

(xvii)                 with respect to each Group II HELOC, the Mortgage Rate as of the Cut-off Date, separately indicating the Mortgage Rates applicable to any HELOC Balance;

(xviii)	with respect to each Group II HELOC, the debt-to-income ratio;
(xix)	with respect to each Group II HELOC, the FICO;
(xx)	with respect to each Group II HELOC, the Index;
(xxi)	with respect to each Group II HELOC, the Credit Limit;
(xxii)	with respect to each Group II HELOC, the Draw Period;

(xxiii)                with respect to each Group II HELOC, the next payment change date;

(xxiv)	with respect to each Group II HELOC, the next rate change date;
(xxv)	with respect to each Group II HELOC, the next look back date;

(xxvi)    with respect to each Group II HELOC, the applicable monthly lifetime caps;

(xxvii)	with respect to each Group II HELOC, the monthly margins;

(xxviii)               with respect to each Group II HELOC whether the related Mortgage Rate was supposed to reset in the first Collection Period but did not; and

(xxix)                such other information as the Master Servicer reasonably deems necessary to be included on the Mortgage Loan Schedule for the master servicing of the Mortgage Loans.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan. With respect to any Group II HELOC, the related note executed by the related Mortgagor and any amendment or modification thereof.

Mortgage Rate: With respect to each Group I Loan and Group II HELOC, the annual rate at which interest accrues on such Group I Loan or Group II HELOC from time to time in accordance with the provisions of the related Mortgage Note. With respect to each Group I Loan or Group II HELOC that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Group I Loan or Group II HELOC became an REO Property.

Mortgaged Property: The underlying property securing a Group I Loan or Group II HELOC.

Mortgagor: The obligors on a Mortgage Note.

Net Monthly Excess Cashflow: Group I Net Monthly Excess Cashflow or Group II Net Monthly Excess Cashflow, as applicable.

Net Mortgage Rate: With respect to any Group I Loan or Group II HELOC (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Group I Loan or Group II HELOC minus the Master Servicing Fee Rate and the Servicing Fee Rate.

Net Swap Payment: With respect to each Distribution Date, the periodic net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Swap Administrator, which net payment shall not take into account any Swap Termination Payment.

Net WAC Cap Rate: Group I Net WAC Cap Rate or Group II Net WAC Cap Rate.

Net WAC Cap Rate Carryover Amount: With respect to any Class of the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest that would have been payable to such Class of Certificates on such Distribution Date if the Pass-Through Rate for such Class for such Distribution Date were calculated at the related Formula Rate, over (ii) the amount of interest payable on such Class of Certificates at the related Net WAC Cap Rate for such Distribution Date (such excess being the “Basis Risk Shortfall” for such Distribution Date) and (B) the related Net WAC Cap Rate Carryover Amount for any previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this Agreement that, in the good faith judgment of the Company or the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: With respect to the Class I-C Certificates and any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Group I Loans at the beginning of the related Collection Period. The initial Notional Amount of the Class I-C Certificates shall be $565,518,713.57. For federal income tax purposes, the Notional Amount of the Class I-C Certificates for any Distribution Date shall be an amount equal to the Uncertificated Notional Amount of the Class I-C Interest for such Distribution Date. With respect to the Class II-E Certificates and any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Group II HELOCs at the beginning of the related Collection Period. The initial Notional Amount of the Class II-E Certificates shall be $163,413,105.53. For federal income tax purposes, the Notional Amount of the Class II-E Certificates for any Distribution Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC IV Regular Interest for such Distribution Date.

Offered Certificates: Any of the Group I Offered Certificates and Group II Offered Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sellers, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class I-A, Class I-M, Class I-

B, Class II-A, Class II-M and Class II-B Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.

One-Month LIBOR Pass-Through Rate: With respect to the Class I-A Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-M-1 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-M-2 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-M-3 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-M-4 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-M-5 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-B-1 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-B-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-B-2 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-B-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-B-3 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-B-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class I-B-4 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC II Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC II Regular Interest I-B-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-A Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-1 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-2 Certificates and, for purposes of the definition of “REMIC II Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-3 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-4 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-5 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-6 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-7 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-7, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-8 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral

Amount”, REMIC IV Regular Interest II-M-8, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-M-9 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-M-9, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-B-1 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-B-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class II-B-2 Certificates and, for purposes of the definition of “REMIC IV Marker Rate” and “REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount”, REMIC IV Regular Interest II-B-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

Opinion of Counsel: A written opinion of counsel, who may be counsel for EMC, the Depositor, the Company or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of EMC, Depositor, the Company and the Master Servicer, (ii) not have any direct financial interest in EMC, the Depositor, the Company or the Master Servicer or in any affiliate of either, and (iii) not be connected with EMC, the Depositor, the Company or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Group I Loans or Group II HELOCs and any REO Property pursuant to Section 11.01 hereof.

Optional Termination Date: Group I Optional Termination Date or Group II Optional Termination Date, as applicable.

Original Value: The value of the property underlying a Group I Loan or Group II HELOC, as applicable, based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)        Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b)        Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Group I Loan or Group II HELOC (excluding a Charged-Off Group II HELOC) with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Collection Period.

Overcollateralization Amount: Group I Overcollateralization Amount or Group II Overcollateralization Amount, as applicable.

Overcollateralization Floor: An amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans or Group II HELOCs, as applicable, as of the Cut-off Date.

Overcollateralization Increase Amount: Group I Overcollateralization Increase Amount or Group II Overcollateralization Increase Amount, as applicable.

Overcollateralization Reduction Amount: Group I Overcollateralization Reduction Amount or Group II Overcollateralization Reduction Amount, as applicable.

Overcollateralization Target Amount: Group I Overcollateralization Target Amount or Group II Overcollateralization Target Amount, as applicable.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and any Distribution Date, a rate per annum equal to the related Formula Rate, in each case, subject to the related Net WAC Cap Rate for such Distribution Date.

With respect to the Class I-C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest (other than REMIC II Regular Interest IO) equal to (x) the excess of the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest over the REMIC II Marker Rate, applied to (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests.

With respect to the Class II-E Certificate and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC IV Regular Interest equal to (x) the excess of the Uncertificated REMIC IV Pass-Through Rate for such REMIC IV Regular Interest over the REMIC IV Marker Rate, applied to (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC IV Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC IV Regular Interests.

With respect to the Class I-C Certificate, the Class I-C Certificate shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class I-C Interest for such Distribution Date.

With respect to the Class IO Interest, the Class IO Interest shall not have a Pass-Through Rate, but Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

With respect to REMIC VI Regular Interest IO, REMIC VI Regular Interest IO shall not have a Pass-Through Rate, but Current Interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)         obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iii)        commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iv)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Master Servicer and the Securities Administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(v)        guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(vi)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)       securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest commercial paper rating of each Rating Agency for any such securities, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(viii)      interests in any money market fund (including any such fund managed or advised by the Master Servicer and the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(ix)        short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or the Securities Administrator or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in its highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; and

(x)        such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (viii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Securities Administrator shall receive an Opinion of Counsel, at the expense of the Securities Administrator, to the effect that such investment will not adversely affect the status of any such

REMIC as a REMIC under the Code or result in the imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Securities Administrator based upon an Opinion of Counsel addressed to the Securities Administrator and the Trustee and the Securities Administrator (which shall not be an expense of the Trustee or the Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC II, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Group I Loan, pursuant to the terms of the related Mortgage Note.

Prepayment Collection Period: As to any Distribution Date and (i) each EMC Group I Loan, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs (or, with respect to the first Distribution Date, the related Cut-off Date) and ending on the 15th day of the month in which such Distribution Date occurs; (ii)

each EMC Group II HELOC, the related Collection Period and (iii) any other Mortgage Loan, the period set forth in the related Servicing Agreement.

Prepayment Interest Shortfall: With respect to any Distribution Date and any Group I Loan, for each Group I Loan that was the subject of a partial Principal Prepayment, Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Collection Period, (other than a Principal Prepayment in full resulting from the purchase of a Group I Loan pursuant to Section 2.02, 2.03, 3.04 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Group I Loan immediately prior to such Principal Prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the related Servicing Fee, (b) the Master Servicing Fee and (c) the LPMI Fee, if any.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

Principal Collection Amount: With respect to each Distribution Date, an amount equal to the amount received by the related Servicer and consisting of amounts collected during the related Collection Period on the Group II HELOCs and allocated to principal in accordance with the terms of the related servicing agreement, together with the principal portion of any repurchase price relating to any repurchased Group II HELOCs and substitution adjustment amount paid during the related Collection Period.

Principal Distribution Amount: With respect to each Distribution Date and the Class I-A, Class I-M and Class I-B Certificates, (x) the sum of:

(1)	the Principal Remittance Amount for such Distribution Date; and
(2)	any related Overcollateralization Increase Amount for such Distribution Date minus (y) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Group I Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.04 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Company or the related Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

Principal Remittance Amount: With respect to any Distribution Date and Group I Certificates, that portion of the Available Distribution Amount for such Distribution Date attributable to principal received on or in respect of the Mortgage Loans, less any Net Swap Payment or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider, in each case, to the extent not previously paid from interest and principal collections with respect to the Group I Loans.

Protected Account: Each account established with respect to receipts on the Group I Loans and Group II HELOCs and REO Property in accordance with Section 5.01 hereof or by the related Servicer in accordance with the related Servicing Agreement. Each Protected Account shall be an Eligible Account.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Group I Loan or Group II HELOC (x) required to be repurchased by EMC pursuant to Section 2.02 or 2.03 hereof or (y) that EMC has a right to purchase pursuant to Section 3.10 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Group I Loan or Group II HELOC as of the date of such purchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the outstanding principal balance at the date of the acquisition), plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Group I Loan or Group II HELOC plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Group I Loan or Group II HELOC of any anti-predatory lending laws.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Rapid Amortization Event: Any of the following events (which in the cases of clauses (i), (ii) and (iii) shall not be considered to have occurred until the Securities Administrator or Trustee has notified, in writing, the other parties hereto that such event has occurred): (i) a breach of any representations, warranties or covenants of the Seller in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s); (ii) a declaration of bankruptcy or insolvency by any of the Trust Fund, the Depositor or the related Servicer; (iii) the Trust Fund becomes subject to the Investment Company Act of 1940; or (iv) the occurrence of a Rapid Amortization Trigger Event.

Rapid Amortization Period: The period beginning upon the occurrence of the Rapid Amortization Event.

Rapid Amortization Trigger Event: In effect with respect to Group II Certificates and any Distribution Date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the Group II HELOCs from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date:

August 2008 to July 2009	3.94%
August 2009 to July 2010	5.34%
August 2010 to July 2011	6.39%
August 2011 to July 2012	7.09%
August 2012 and thereafter	7.79%

Rating Agency: Each of S&P, Moody’s and Fitch. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Securities Administrator. References herein to a given rating category of each Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Group I Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Group I Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Group I Loan and (B) on a principal amount equal to the Stated Principal Balance of such Group I Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Group I Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Company pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement. In addition, to the extent the Company, the related Servicer or the Master Servicer receives Subsequent Recoveries with respect to any Group I Loan, the amount of the Realized Loss with respect to that Group I Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase the related Net Monthly Excess Cashflow on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Group I Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Group I Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Group I Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Group I Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Group I Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Group I Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Group I Loan as reduced by the Deficient Valuation.

With respect to each Group I Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to any Distribution Date and any Class of Certificates (other than the Class I-B-4, Class I-C, Class II-E and Residual Certificates), so long as such Class is in book-entry form, the close of business on the Business Day immediately preceding the applicable Distribution Date (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of the applicable Distribution Date). The Record Date for the Class I-B-4, Class I-C, Class II-E and Residual Certificates will be the close of business on the last Business Day of the month immediately preceding the month of the applicable Distribution Date.

Recoveries: With respect to a Charged-Off Group II HELOC, the proceeds (including Released Mortgaged Property Proceeds) received by the Company in connection with such Charged-Off Group II HELOC minus related Servicing Advances.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sellers or the Master Servicer.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for such Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Released Mortgaged Property Proceeds: As to any Group II HELOC, proceeds received by the Company in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) Accepted Servicing Practices and (iii) this Agreement.

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Collection Period as a result of the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets described in Section 6.07(a).

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-40-B, each as designated in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-off Date.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the REMIC II Marker Rate, divided by (b) 12.

REMIC II Marker Rate: With respect to the Class I-C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for the REMIC II Regular Interests (other than REMIC II Regular Interests AA and IO), with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-

Through Rate for the Corresponding Certificate and (ii) the Group I Net WAC Cap Rate for the REMIC III Group I Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation for such Distribution Date.

REMIC II Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC II Regular Interests (other than REMIC II Regular Interests AA, IO and ZZ), with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (x) the One-Month LIBOR Pass Through Rate for the Corresponding Certificate and (y) the Group I Net WAC Cap Rate for the REMIC III Group I Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3 and REMIC II Regular Interest I-B-4, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A, REMIC II Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3 and REMIC II Regular Interest I-B-4, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC II Regular Interest I-B-4 and REMIC II Regular Interest ZZ.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and (other than REMIC II Regular Interest IO) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Required Overcollateralization Amount: 1.00% of the Group I Overcollateralization Target Amount.

REMIC III: The segregated pool of assets consisting of the REMIC II Regular Interests and the REMIC IV Regular Interests, and all payments of principal or interest on or with respect to the REMIC II Regular Interests and the REMIC IV Regular Interests after the Cut-off Date.

REMIC III Group I Regular Interest: The Class I-C Interest, Class IO Interest or any Regular Interest in REMIC III the ownership of which is represented by any of the Class I-A, Class I-M or Class I-B Certificates.

REMIC III Group II Regular Interest: Any Regular Interest in REMIC III the ownership of which is represented by any of the Class II-A, Class II-M, Class II-B or Class II-E Certificates.

REMIC III Regular Interest: Any of the REMIC III Group I Regular Interests or REMIC III Group II Regular Interests.

REMIC IV: The segregated pool of assets described in Section 6.07(a).

REMIC IV Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II HELOCs and related REO Properties then outstanding and (ii) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest AA minus the REMIC IV Marker Rate, divided by (b) 12.

REMIC IV Marker Rate: With respect to the Class II-E Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC IV Pass-Through Rates for the REMIC IV Regular Interests (other than REMIC IV Regular Interest AA), with the rate on each such REMIC IV Regular Interest (other than REMIC IV Regular Interest ZZ) subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate and (ii) the Group II Net WAC Cap Rate for the Corresponding Certificate for the purpose of this calculation, and with the rate on REMIC IV Regular Interest ZZ subject to a cap of zero for the purpose of this calculation.

REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC IV Pass-Through Rate applicable to REMIC IV Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC IV Regular Interest ZZ minus the REMIC IV Overcollateralization Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC IV Regular Interests (other than REMIC IV Regular Interests AA and ZZ), with the rate on each such REMIC IV Regular Interest subject to a cap equal to the lesser of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate and (ii) the Group II Net WAC Cap Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date.

REMIC IV Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC IV Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1 and REMIC IV Regular Interest II-B-2, in each case as of such date of determination.

REMIC IV Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II HELOCs and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1 and REMIC IV Regular Interest II-B-2, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1, REMIC IV Regular Interest II-B-2 and REMIC IV Regular Interest ZZ.

REMIC IV Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC IV Regular Interests are set forth in the Preliminary Statement hereto.

REMIC IV Required Overcollateralization Amount: 1.00% of the Group II Overcollateralization Target Amount.

REMIC V: The segregated pool of assets consisting of the Class I-C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class I-C Certificates and the Class I-RX Certificate (in respect of the Class I-R-5 Interest), with respect to which a separate REMIC election is to be made.

REMIC V Certificate: Any Class I-C Certificate or Class I-RX Certificate (in respect of the Class I-R-5 Interest).

REMIC VI: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the holders of REMIC VI Regular Interest IO and the Class

I-RX Certificate (in respect of the Class I-R-6 Interest), with respect to which a separate REMIC election is to be made.

REMIC VI Interests: The REMIC VI Regular Interest IO or Class I-RX Certificate (in respect of the Class I-R-6 Interest).

REMIC Regular Interests: The REMIC I Regular Interests, REMIC II Regular Interests and REMIC IV Regular Interests.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any Certificates are outstanding.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date: Shall mean (i) with respect to the Company and any Mortgage Loans which are not Group II HELOCs, the Business Day immediately preceding the Distribution Account Deposit Date; (ii) with respect to the Company and any Group II HELOCs, the Business Day immediately preceding the Distribution Account Deposit Date; and (iii) with respect to the related Servicer, each Business Day as specified in the related Servicing Agreement.

Remittance Report: Shall mean a report to the Securities Administrator in electronic form, as the Master Servicer and the Securities Administrator may agree from time to time, containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders.

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I or REMIC IV, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Company or the related Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Group I Loan or Group II HELOC in the aggregate substituted by EMC for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied, (ix) in the case of a Group II HELOC, have a maximum Mortgage Rate based on the Index, determined in accordance with then current underwriting standards; (x) in the case of a Group II HELOC, have a Margin that is not less than the Margin of the Deleted Mortgage Loan; (xi) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement and (xii) the related Custodian has delivered a Final Certification noting no defects or exceptions.

Repurchase Price: With respect to each Group I Loan or Group II HELOC, a price equal to (i) the outstanding principal balance of such Group I Loan or Group II HELOC, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Company, the related Servicer or the Master Servicer in respect of such repurchased Group I Loan or Group II HELOC which are being held in the Master Servicer Collection Account for remittance to the Securities Administrator plus (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Group I Loan or Group II HELOC of any anti-predatory lending laws.

Request for Release: The Request for Release to be submitted by the Sellers, the Company, the related Servicer or the Master Servicer to the related Custodian substantially in the form of Exhibit G hereto or other form attached as an exhibit to the related Custodial Agreement. Each Request for Release furnished to the related Custodian by the Sellers, the Company, the related Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the related Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Sellers, the Company, the related Servicer or the Master Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Servicing Agreement.

Reserve Fund: Shall mean the Group I Reserve Fund or Group II Reserve Fund, as applicable.

Residual Certificates: The Class I-R-1, Class I-R-2, Class I-R-3, Class I-RX (representing ownership of the Class I-R-5 Interest and Class I-R-6 Interest) and Class II-S Certificates, each evidencing the Residual Interests (within the meaning of Section 860G(a)(2) of the Code) in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer in its respective Corporate Trust Office with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator as specified by the Trustee or the Securities Administrator, respectively, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Second Lien Group II HELOC: Any Group II HELOC secured by a Mortgage creating a second lien on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: LaSalle Bank National Association, in its capacity as securities administrator hereunder, and its successors and assigns.

Seller: EMC or Master Funding, in each case in such capacity under the Mortgage Loan Purchase Agreement.

Seller’s Certificate Pro Rata Test: Met with respect to any Distribution Date during the Managed Amortization Period if the aggregate Certificate Principal Balances of the Class II-S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the Group II HELOCs.

Senior Certificates: Any of the Group I Senior Certificates and Group II Senior Certificates.

Senior Lien: With respect to any Group II HELOC that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such Group II HELOC.

Servicer: Shall mean Union Federal and GreenPoint.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Company or the related Servicer of its servicing obligations hereunder or under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Agreement: Shall mean the Union Federal Servicing Agreement and the GreenPoint Servicing Agreement.

Servicing Fee: As to each Group I Loan and Group II HELOC and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Group I Loan or Group II HELOC as of the last day of the related Collection Period.

Servicing Fee Rate: 0.500% per annum with respect to the EMC Mortgage Loans and with respect to the Group I Loans and Group II HELOCs serviced by the related Servicer.

Servicing Officer: Any officer of the Company or the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the related Servicer, as to which evidence reasonably acceptable to the Master Servicer, as applicable, of due authorization, by such party has been furnished from time to time to the Master Servicer.

Sixty-Day Plus Delinquency Percentage: With respect to any Distribution Date, is the arithmetic average for each of the three successive Distribution Dates ending with the applicable Distribution Date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in the payment of principal or interest for the relevant Distribution Date, including Mortgage Loans in foreclosure, REO and Mortgage Loans with a related Mortgagor subject to bankruptcy proceedings, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding the relevant Distribution Date.

Special Deposit: With respect to the first Collection Period, an amount to be deposited by EMC as Seller in respect of interest shortfalls as a result of a portion of the Group I Loans having a Cut-off Date of July 1, 2005.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Group I Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Monthly Payments received with respect to such Mortgage Loan during each Collection Period ending prior to such Distribution Date, (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Collection Period, and all Liquidation Proceeds to the extent applied by the Company or the related Servicer as recoveries of principal in accordance with Section 3.09 or the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the related Servicer as of the close of business on the last day of the Collection Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Collection Period. With respect to any Group II HELOC and any Distribution Date, the principal balance of the Group II HELOC as of the Cut-off Date, plus any Additional Balances in respect of such Group II HELOC minus all collections credited against the principal balance of such Group II

HELOC in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: Group I Stepdown Date or Group II Stepdown Date, as applicable.

Subordinated Certificates: Group I Subordinated Certificates or Group II Subordinated Certificates.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) or surplus amounts held by the Master Servicer, Company and the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by EMC pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Collection Period that resulted in a Realized Loss.

Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.06.

Swap Administration Agreement: The swap administration agreement, dated July 29, 2005, pursuant to which the Swap Administrator will make payments to the Swap Provider from amounts payable by the Trust Fund and make payments to the Trust Fund of amounts received from the Swap Provider, and certain other payments.

Swap Administrator: Shall mean LaSalle Bank National Association.

Swap Agreement: The interest rate swap agreement between the Swap Provider and the Swap Administrator, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

Swap Account: The separate trust account created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement.

Swap LIBOR: LIBOR as determined pursuant to the Swap Agreement.

Swap Provider: The swap provider under the Swap Agreement either (a) entitled to receive payments from the Swap Administrator from amounts payable by the Trust Fund under this Agreement or (b) required to make payments to the Swap Administrator for payment to the Trust Fund, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Bear Stearns Financial Products Inc.

Swap Provider Trigger Event: With respect to any Distribution Date, (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party, (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, or (iii) an Additional Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Swap Administrator to the Swap Provider from payments from the Trust Fund, or by the Swap Provider to the Swap Administrator for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Fee: Any premium, penalty or charge payable by a Mortgagor in connection with closing a home equity line of credit mortgage loan, pursuant to the terms of the related Mortgage Note.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Transfer Affidavit: As defined in Section 7.02(c).

Trigger Event: Group I Trigger Event or Group II Trigger Event.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received with respect thereto after the Cut-off Date; (ii) the Distribution Account, the Reserve Fund, the Master Servicer Collection Account maintained by the Master Servicer and the Protected Accounts maintained by the Company and the Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the related Servicing Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and the Assignment Agreements; (vi) the rights under the Mortgage Loan Purchase Agreement; and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC I Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to the Class I-C Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests for such Distribution Date.

With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-40-A
2	I-2-A through I-40-A
3	I-3-A through I-40-A
4	I-4-A through I-40-A
5	I-5-A through I-40-A
6	I-6-A through I-40-A
7	I-7-A through I-40-A
8	I-8-A through I-40-A
9	I-9-A through I-40-A
10	I-10-A through I-40-A
11	I-11-A through I-40-A
12	I-12-A through I-40-A
13	I-13-A through I-40-A
14	I-14-A through I-40-A
15	I-15-A through I-40-A
16	I-16-A through I-40-A
17	I-17-A through I-40-A
18	I-18-A through I-40-A
19	I-19-A through I-40-A
20	I-20-A through I-40-A
21	I-21-A through I-40-A
22	I-22-A through I-40-A
23	I-23-A through I-40-A
24	I-24-A through I-40-A
25	I-25-A through I-40-A
26	I-26-A through I-40-A
27	I-27-A through I-40-A
28	I-28-A through I-40-A
29	I-29-A through I-40-A
30	I-30-A through I-40-A
31	I-31-A through I-40-A
32	I-32-A through I-40-A
33	I-33-A through I-40-A
34	I-34-A through I-40-A
35	I-35-A through I-40-A
36	I-36-A through I-40-A
37	I-37-A through I-40-A
38	I-38-A through I-40-A
39	I-39-A through I-40-A
40	I-40-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO. With respect to REMIC

VI Regular Interest IO, an amount equal to the Uncertificated Notional Amount of the Class IO Interest.

Uncertificated Pass-Through Rate: Any of the Uncertificated REMIC I Pass-Through Rate, Uncertificated REMIC II Pass-Through Rate or Uncertificated REMIC IV Pass-Through Rate.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.05, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ and REMIC IV Regular Interest ZZ shall be increased by interest deferrals as provided in Section 6.07(c)(ii) and Section 6.07(d)(i), respectively. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. With respect to the Class I-C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates then outstanding.

Uncertificated REMIC I Pass-Through Rate: With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Loans multiplied by 2, subject to a maximum rate of 8.450%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Group I Loans over (ii) 8.450% and (y) 0.00%.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest AA, REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3, REMIC II Regular Interest I-B-4 and REMIC II Regular Interest ZZ, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate

1	I-1-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
2	I-2-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
7	I-7-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
11	I-11-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
15	I-15-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
16	I-16-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
17	I-17-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
18	I-18-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
21	I-21-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
23	I-23-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate

24	I-24-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
25	I-25-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
26	I-26-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
27	I-27-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
28	I-28-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
29	I-29-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
30	I-30-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
31	I-31-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
32	I-32-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
33	I-33-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
34	I-34-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
35	I-35-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
36	I-36-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
37	I-37-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
38	I-38-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
39	I-39-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
40	I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
thereafter	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest IO, the excess of (i) the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

Uncertificated REMIC IV Pass-Through Rate: With respect to any REMIC IV Regular Interest and any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II HELOCs as of the first day of the related Collection Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Collection Period.

Union Federal: Union Federal Bank of Indianapolis and any successor thereto.

Union Federal Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, among EMC, Citibank, N.A., and Union Federal evidencing the assignment of the Union Federal Servicing Agreement to the Trust.

Union Federal Loans: Those Group I Loans subject to this Agreement which were purchased by the Seller from Union Federal pursuant to the Union Federal Servicing Agreement.

Union Federal Servicing Agreement: The Mortgage Loan Purchase Agreement, dated as of June 7, 2001, between EMC and Union Federal Bank of Indianapolis.

Unpaid Interest Shortfall Amount: With respect to any class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for such preceding Distribution Date exceeds (B) the aggregate amount distributed on such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates in respect of interest pursuant to clause (A) above on such preceding Distribution Date, plus interest on the amount of the interest due but not paid on such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

Unpaid Realized Loss Amount: With respect to any Class I-A, Class I-M and Class I-B Certificates and as to any Distribution Date, is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed the Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 95% to the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates, (ii) 2% to the Class I-C Certificates and Class II-E Certificates until paid in full, and (iii) 0.6% to each Class of Residual Certificates, with the allocation among the Certificates (other than the Class I-C, Class II-E and the Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.]

Wells Fargo: Wells Fargo Bank, National Association, and any successor thereto.

Wells Fargo Custodial Agreement: The Custodial Agreement, dated as of July 29, 2005, among the Depositor, EMC, as a seller, Master Funding, as a seller, the Master Servicer, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such Custodial Agreement.

Section 1.02	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Current Interest for the Class I-A, Class I-M, Class I-B and Class I-C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer) and any Relief Act Interest Shortfalls incurred in respect of the Group I Loans for any Distribution Date shall be allocated first, to the Class I-C Interest based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Uncertificated Notional Amount thereof and, thereafter, among the Class I-A, Class I-M and Class I-B Certificates, in each case on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date:

(a)        The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer) and any Relief Act Interest Shortfalls incurred in respect of the Group I Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to Uncertificated Accrued Interest payable to REMIC I Regular Interests ending with the designation “A”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

(b)        The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer) and any Relief Act Interest Shortfalls incurred in respect of the Group I Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3, REMIC II Regular Interest I-B-4 and REMIC II Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest.

For purposes of calculating the amount of Current Interest for the Class II-A, Class II-M, Class II-B and Class II-E Certificates for any Distribution Date, the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Group II HELOCs for any Distribution Date shall be allocated first, to the Class II-E Certificates based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount thereof and, thereafter, among the Class II-A, Class II-M and Class II-B Certificates, in each case on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IV Regular Interests for any Distribution Date:

(a)        The aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Group II HELOCs for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC IV Regular Interest AA and REMIC IV Regular Interest ZZ up to an aggregate amount equal to the REMIC IV Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1, REMIC IV Regular Interest II-B-2 and REMIC II Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC IV Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC IV Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND

REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, each Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of such Seller in and to the assets sold by it in the Trust Fund.

EMC has entered into this Agreement in consideration for the purchase of the Group I Loans and Group II HELOCs by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

The Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Security Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “High-Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective as of January 1, 2005, (v) a “High-Cost Home Loan” as defined in the Illinois High Risk Home Loan Act effective January 1, 2004 or (vi) a “High-Cost Home Loan” as defined in the Kentucky High Cost Home Loan Act effective June 24, 2003.

In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the related Custodian as its agent, the following documents or instruments with respect to each Group I Loan and Group II HELOC so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse in blank or to the order of “Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities I, LLC, Mortgage Pass-Through Certificates, Series 2005-5 under the Pooling and Servicing Agreement dated as of July 1, 2005 for SACO I Trust 2005-5 Mortgage Pass-Through Certificates, Series 2005-5,” and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Group I Loan or Group II HELOC, as applicable, is a MOM Loan, noting the presence of the MIN and language indicating that such Group I Loan or Group II HELOC is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Group I Loan or Group II HELOC is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Group I Loan and Group

II HELOC in the name of “Citibank, N.A., as Trustee for certificateholders of Bear Stearns Asset Backed Securities I, LLC, Mortgage Pass-Through Certificates, Series 2005-5,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the related Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by such Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Group I Loans and Group II HELOCs identified in the list set forth in Exhibit I, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Group I Loans and Group II HELOCs which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and the related Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Group I Loans and Group II HELOCs, in the related Master Servicer Collection Account or in the related Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the related Custodian promptly after they are received. EMC (on its own behalf as a Seller and on behalf of Master Funding) shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that EMC need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by EMC (on its own behalf as a Seller and on behalf of Master Funding) to the Trustee, the Custodians and each Rating Agency, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Group I Loan or Group II HELOC or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns. In the event that either Seller, the Depositor or the Master Servicer or the Securities Administrator gives written notice to the Trustee that a court has recharacterized the sale of the Group I Loans and Group II HELOCs as a financing, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the related Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Group I Loan or Group II HELOC registered on the MERS® System, EMC (on its own behalf as a Seller and on behalf of Master Funding) further agrees that it will cause, at EMC’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Group I Loans and Group II HELOCs have been assigned by EMC (on its own behalf as a Seller and on behalf of Master Funding) to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Group I Loans and Group II HELOCs which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Group I Loans and Group II HELOCs. EMC (on its own behalf as a Seller and on behalf of Master Funding) further agrees that it will not, and will not permit the Company or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Group I Loan or Group II HELOC during the term of this Agreement unless and until such Group I Loan or Group II HELOC is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

All original documents relating to the Group I Loans and Group II HELOCs that are not delivered to the Trustee or the related Custodian on its behalf are and shall be held by or on behalf of the Sellers or the Depositor, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the related Custodian on its behalf. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Custodian on the Trustee’s behalf.

Whenever it is provided for in this Agreement that any document, evidence or information relating to a Group I Loan or Group II HELOC to be included in a Mortgage File be delivered or supplied to the Trustee, such delivery or supply shall be made to the appropriate Custodian pursuant to the related Custodial Agreement.

Section 2.02	Acceptance of the Group I Loans and Group II HELOCs.

(a)        Based on the Initial Certification received by it from the related Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the related Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the related Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the related Custodian on its behalf will deliver one or more Initial Certifications, each in the form of Exhibit One to the related Custodial Agreement, confirming whether or not it has received the Mortgage File for each Group I Loan or Group II HELOC, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the related Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to EMC (on its own behalf as a Seller and on behalf of Master Funding) and the Master Servicer and, if reviewed by the related Custodian to the Trustee, one or more Interim Certifications, each substantially in the form of Exhibit Two to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Group I Loans and Group II HELOCs identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the related Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the related Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Group I Loans and Group II HELOCs identified in Exhibit B or to appear to be defective on its face, the Trustee or the related Custodian on its behalf shall include such information in the exception report attached to the Interim Certification. EMC (on its own behalf as a Seller and on behalf of Master Funding) shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC (on its own behalf as a Seller and on behalf of Master Funding) may substitute for the related Group I Loan or Group II HELOC a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Group I Loan or Group II HELOC within 60 days from the date of notice from the Trustee of the defect and if EMC (on its own behalf as a Seller and on behalf of Master Funding) fails to correct or cure the defect or deliver such opinion within such period, EMC (on its own behalf as a Seller and on behalf of Master Funding) will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Group I Loan or Group II HELOC at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC (on its own behalf as a Seller and on behalf of Master Funding) to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall not be required to purchase such Group I Loan or Group II HELOC if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)        No later than 180 days after the Closing Date, the Trustee or the related Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to EMC (on its own behalf as a Seller and on behalf of Master Funding) and the Master Servicer and, if reviewed by the related Custodian, to the Trustee, one or more Final Certifications, each substantially in the form of Exhibit Three to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the related Custodian on its behalf has received either an original or a copy thereof, as required in

Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the related Custodian on its behalf finds any document with respect to a Group I Loan or Group II HELOC has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Group I Loans and Group II HELOCs identified in Exhibit B or to appear defective on its face, the related Custodian shall note such defect in the exception report attached to the Final Certification and shall promptly notify EMC (on its own behalf as a Seller and on behalf of Master Funding). EMC (on its own behalf as a Seller and on behalf of Master Funding) shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC (on its own behalf as a Seller and on behalf of Master Funding) may substitute for the related Group I Loan or Group II HELOC a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Group I Loan or Group II HELOC within 60 days from the date of notice from the Trustee of the defect and if EMC (on its own behalf as a Seller and on behalf of Master Funding) is unable within such period to correct or cure such defect, or to substitute the related Group I Loan or Group II HELOC with a Replacement Mortgage Loan or to deliver such opinion, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Group I Loan or Group II HELOC at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC (on its own behalf as a Seller and on behalf of Master Funding) to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall not be required to purchase such Group I Loan or Group II HELOC, if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files, all of which shall be performed by the related Custodian pursuant to the related Custodial Agreement, and the Trustee is hereby authorized and directed to enter into each such Custodial Agreement. Performance by the Custodians of their obligations under the respective Custodial Agreement shall satisfy all responsibilities for custody and review of Mortgage Files hereunder. The Trustee shall have no liability for the failure of the Custodians to perform their respective obligations under the related Custodial Agreement.

(c)        In the event that a Group I Loan or Group II HELOC is repurchased by EMC (on its own behalf as a Seller and on behalf of Master Funding) in accordance with subsections 2.02(a) or (b) above or Section 2.03, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall remit the applicable Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Master Servicer Collection Account and upon receipt of a Request for Release with respect to such Group I Loan or Group II HELOC, the related Custodian will release to EMC (on its own behalf as a Seller and on behalf of Master Funding) the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the related Seller, as are necessary to vest in EMC (on its own behalf as a Seller and on behalf of Master Funding) title to and rights under the Group I Loans and Group II HELOCs. Such purchase shall be deemed to have occurred on the date on which the deposit into the Master Servicer Collection Account was made. The Trustee shall promptly use its best efforts to notify each Rating Agency of such repurchase in accordance with Section 12.05. The obligation of EMC (on its own behalf as a Seller and on behalf of Master Funding) to cure, repurchase or substitute for any Group I Loan or Group II HELOC as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)        EMC (on its own behalf as a Seller and on behalf of Master Funding) shall deliver to the Trustee or the related Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the related Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03     Representations, Warranties and Covenants of the Company, the Master Servicer, the Securities Administrator and the Seller.

(a)        The Company hereby represents and warrants to the Master Servicer, the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)         It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(ii)         It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)        The execution and delivery of this Agreement, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)        It is an approved servicer of conventional mortgage loans and revolving home equity line of credit mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)        No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect (a) the execution, delivery or enforceability of this Agreement (b) its ability to service the EMC Mortgage Loans, (c) to perform any of its other obligations under this Agreement in accordance with the terms hereof, (d) its business operations, financial conditions, or properties or assets owned by it, or (e) its ability to carry on its business as now conducted.

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)       The servicing practices used by the Company in respect of each Mortgage Loan have been, and will continue to be, compliant in all material respects with applicable laws and regulations.

(b)        LaSalle Bank National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

(i)         It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator and, is in compliance with the doing business laws of any state, to the extent necessary to ensure its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof;

(ii)         It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)        The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)        No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)        No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(c)        EMC (in its capacity as a Seller) hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

(i)         EMC is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by EMC in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)         EMC has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of EMC the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of EMC, enforceable against EMC in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)        The execution and delivery of this Agreement by EMC, the sale of the Mortgage Loans by EMC under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of EMC and will not (A) result in a material breach of any term or provision of the charter or by-laws of EMC or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which EMC is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to EMC of any court, regulatory body, administrative agency or governmental body having jurisdiction over EMC; and EMC is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair EMC’s ability to perform or meet any of its obligations under this Agreement.

(iv)        EMC is an approved seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)        No litigation is pending or, to the best of EMC’s knowledge, threatened, against EMC that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of EMC to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by EMC of, or compliance by EMC with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, EMC has obtained the same.

(vii)       With respect to each Mortgage Loan as of the Closing Date (or such other date as may be specified in Section 7 of the Mortgage Loan Purchase Agreement), EMC hereby remakes and restates each of the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement to the Depositor and the Trustee to the same extent as if fully set forth herein.

(d)        Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. EMC (in its capacity as a Seller) hereby covenants with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the applicable Custodian of a Request for Release. The Trustee shall give prompt written notice to the parties hereto of EMC’s failure to cure such breach as set forth in the preceding sentence. EMC shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, EMC shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of EMC’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, EMC, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding EMC’s lack of knowledge with respect to the substance of such representation or warranty, EMC (in its capacity as a Seller) shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, EMC (in its capacity as a Seller) shall deliver to the Trustee or the related Custodian on its behalf for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month.

Monthly Payments due with respect to Replacement Mortgage Loans in the Collection Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by EMC (in its capacity as a Seller). For the month of substitution, distributions to Certificateholders will include the Monthly Payment received on any Deleted Mortgage Loan for the related Collection Period and thereafter EMC (in its capacity as a Seller) shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee and the related Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and EMC shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Master Servicer Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the related Custodian of a Request for Release for such Mortgage Loan, the related Custodian shall release to EMC the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at EMC’s direction such instruments of transfer or assignment as have been prepared by EMC, in each case without recourse, representation or warranty as shall be necessary to vest in EMC, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which EMC substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Monthly Payment received in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Master Servicer Collection Account, by EMC delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Collection Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that EMC (in its capacity as a Seller) shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Master Servicer Collection Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which EMC became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to EMC, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by EMC, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to EMC (on its own behalf as a Seller and on behalf of Master Funding) to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of EMC to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against EMC (in its capacity as a Seller) respecting such breach available to the Certificateholders, the Depositor or the Trustee.

(e)        The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders.

Section 2.04	Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)         The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)         The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)        The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)        No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof or thereof.

(v)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sellers, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others, to each Rating Agency.

Section 2.05     Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)        Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless EMC delivers to the Trustee and the Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)        Upon discovery by the Depositor, EMC or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee and the Securities

Administrator. In connection therewith, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to EMC (on its own behalf as a Seller and on behalf of Master Funding) the Mortgage Loan to be released pursuant hereto (and the related Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

Section 2.06	Countersignature and Delivery of Certificates.

(a)        The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

(b)        The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class I-R-2 Certificates. The Securities Administrator on behalf of the Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class I-R-2 Certificates.

(c)        The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests, REMIC IV Regular Interests and the other assets of REMIC III for the benefit of the holders of the REMIC III Regular Interests and the Class I-R-3 Certificates. The Securities Administrator on behalf of the Trustee acknowledges receipt of the REMIC II Regular Interests and REMIC IV Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Regular Interests and the Class I-R-3 Certificates.

(d)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class I-C Interest for the benefit of the holders of the REMIC V Certificates. The Securities Administrator on behalf of the Trustee acknowledges receipt of the Class I-C Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC V Certificates.

(e)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the holders of the REMIC VI Interests. The Securities Administrator on behalf of the Trustee acknowledges receipt of the Class IO Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC VI Interests.

ARTICLE III

ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS

BY THE COMPANY

Section 3.01	The Company.

The Company shall service and administer the EMC Mortgage Loans in accordance with this Agreement and with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable and consistent with the terms of this Agreement and customary servicing practices in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders or this Agreement in any EMC Mortgage Loan or the rights and interests of the Depositor, the Master Servicer or the Trustee under this Agreement.

Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Company shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Company.

In accordance with the standards of the first paragraph of this Section 3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans which are not Second Lien Group II HELOCs, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans which are not Second Lien Group II HELOCs and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related EMC Mortgage Loans which are not Second Lien Group II HELOCs, notwithstanding that the terms of such Mortgage Loans so permit. The Company shall only be required to maintain records relating to the payment of taxes, or deposit or retain any collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items, with respect to the First Lien Group II HELOCs if the Company is aware of the first lien position of such First Lien Group II HELOC. The Company shall not be required to maintain records relating to the payment of taxes, or deposit or retain any collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items, with respect to the Second Lien Group II HELOCs.

If the Mortgage relating to a Mortgage Loan other than a Group II HELOC had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Company may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i)         the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

(ii)         the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

(iii)        the loan evidencing the refinanced senior lien is not subject to negative amortization.

The Trustee shall furnish the Company and each Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company and each Servicer to service and administer the related Mortgage Loans and REO Property, to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement.

With respect to each Group II HELOC, the Company may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided,

(i)             the Combined Loan-to-Value Ratio, which may be based on a new appraisal, of the related Group II HELOC immediately following the modification is not greater than the Combined Loan-to-Value Ratio of such Group II HELOC as of the date such Group II HELOC was originated; or

(ii)             in the case of any such action that would result in an increase in the Combined Loan-to-Value Ratio over the Combined Loan-to-Value Ratio as of the date such Group II HELOC was originated, the aggregate number of Group II HELOCs with respect to which a new senior lien is consented to by the Company does not exceed 5% of the number of Group II HELOCs as of the Cut-off Date or 30% of aggregate Stated Principal Balance of the Group II HELOCs as of such date, and the Combined Loan-to-Value Ratio after giving effect to the modification does not exceed 100%.

With respect to each Group II HELOC, the Company may also, without approval from the Rating Agencies, increase the Credit Limit on a Group II HELOC if such increase is consistent with the Company’s underwriting policies and a new Appraised Value is obtained and the Combined Loan-to-Value Ratio of the Group II HELOC after giving effect to the increase is less than or equal to the Combined Loan-to-Value Ratio of the Group II HELOC as of the Cut-off Date.

With respect to each Group II HELOC, the Company may increase the Credit Limits on up to 10% of the number of Group II HELOCs as of the Cut-off Date if the increase in the Credit Limit of any single Group II HELOC does not cause the Combined Loan-to-Value Ratio of such Group II HELOC to exceed 100%.

With respect to each Group II HELOC, the Company, without prior approval from the Rating Agencies, the Master Servicer or the Trustee, may solicit Mortgagors for a reduction in Margins on up to 10% of the number of Group II HELOCs as of the Cut-off Date, provided that the cumulative impact of any such Margin reductions shall not result in the reduction of the weighted average Margin of the Group II HELOCs as of the Cut-off Date by more than 25 basis points taking into account any prior reductions. In no event shall the Company modify the maturity of any Group II HELOC to a maturity that is later than the Last Scheduled Distribution Date.

Section 3.02	Due-on-Sale Clauses; Assumption Agreements.

(a)        Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

(b)        Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Monthly Payment, and any other term affecting the amount or timing of payment on the EMC Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the applicable Custodian on behalf of the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement will be retained by the Company as additional servicing compensation.

Section 3.03	Subservicers.

The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Company hereunder.

At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.03, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of either the Master Servicer or the Trustee to pay such subservicer’s fees and expenses. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

Section 3.04	Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loans which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the initial Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Purchase Price for such a Mortgage Loan, and EMC provides to the Master Servicer, Securities Administrator and Trustee an Officer’s Certificate stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage

Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.05     Documents, Records and Funds in Possession of the Company to Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Company shall transmit to the Trustee or the related Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the Master Servicer for any funds received by the Company or that otherwise are collected by the Company as Liquidation Proceeds, Insurance Proceeds, Recoveries or Subsequent Recoveries in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Recoveries or Subsequent Recoveries, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

All funds collected or held by, or under the control of, the Company, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Company for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Company shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Company under this Agreement.

Section 3.06	Maintenance of Hazard Insurance.

The Company shall cause to be maintained, for each EMC Mortgage Loan which is not a Second Lien Group II HELOC, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan which is not a Second Lien Group II HELOC, to the extent described below. The Company shall cause to be maintained hazard insurance and flood insurance in accordance with the requirements of this Section 3.05 on any First Lien Group II HELOC only if the Company is aware of the first lien position of such First Lien Group II HELOC. Pursuant to Section 5.01, any amounts collected by the Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Securities Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the Company out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. The Company shall have no obligation to cause flood insurance to be maintained on any Second Lien Group II HELOC. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, excluding the Second Lien Group II HELOCs, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the Company agrees to present, on behalf of itself and the Trustee for the benefit of the Certificateholders claims under any such blanket policy.

Section 3.07	Presentment of Claims and Collection of Proceeds.

The Company shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Required Insurance Policies relating to the EMC Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Required Insurance Policies. Any proceeds disbursed to the Company in respect of such Required Insurance Policies shall be promptly deposited in the Protected Account maintained by the Company upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related EMC Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.08	Maintenance of the Primary Mortgage Insurance Policies.

(a)        The Company shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. The Company shall use its best efforts to keep in force and effect (to the extent that the EMC Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance Policy applicable to each EMC Mortgage Loan. The Company shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

(b)        The Company agrees to present on behalf of the Trustee and the Certificateholders claims to the insurer under any Primary Mortgage Insurance Policies relating to the EMC Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted EMC Mortgage Loans. Pursuant to Section 5.01, any amounts collected by the Company under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Company, subject to withdrawal pursuant to Section 5.02 hereof.

Section 3.09	Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Company shall deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the Master Servicer, the Securities Administrator and the Trustee in writing within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

Section 3.10     Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)        The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account maintained by the Company pursuant to Section 5.02). If the Company reasonably believes that Liquidation Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off to the Trustee and the Master Servicer. The Company shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Company shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee, the Master Servicer and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company no later than the close of business on each Determination Date. The Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on an EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator (such opinion not to be an expense of the Trustee and the Securities Administrator) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI as defined in Section 860F of the Code or cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Company to foreclose on a defaulted EMC Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Advances, Servicing Fees, Servicing Advances and any management fee paid or to be paid with respect to the management of such

Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account maintained by the Company. To the extent the income received during a Collection Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of an EMC Mortgage Loan, net of any payment to the Company as provided above, shall be deposited in the Protected Account maintained by the Company upon receipt and made available on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Company and the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 5.02 or this Section 3.09; second, to reimburse the Company and the Master Servicer for any unreimbursed Advances, pursuant to Section 5.02 or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage Loan.

(b)        On each Determination Date, the Company shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Collection Period.

(c)        The Company has no intent to foreclose on any EMC Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC Mortgage Loans including delinquency characteristics in the Company’s discretion so warrant such action.

Section 3.11	Servicing Compensation.

As compensation for its activities hereunder, the Company shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on an EMC Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee. The related Servicer shall be entitled to retain any Termination Fees related to any Group II HELOC.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, other ancillary income, late payment charges and all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account maintained by the Company shall be retained by the Company to the extent not required to be deposited in the Protected Account maintained by the Company pursuant to Section 5.02.

The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

Section 3.12	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)        The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC Mortgage Loan into the Protected Account maintained by the Company.

(c)        The Company and the Master Servicer, upon the final disposition of any REO Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed or unpaid Advances, Servicing Fees and Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.13	Liquidation Reports.

Upon the foreclosure of any Mortgaged Property relating to an EMC Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

Section 3.14	Annual Statement as to Compliance; Annual Certification.

(a)        The Company will deliver to the Master Servicer not later than March 1, 2006 and not later than March 1 of each year thereafter, a certificate of a Servicing Officer stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year or portion thereof and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof. The Master Servicer will deliver a copy of such certificate of a Servicing Officer to the Rating Agencies, the Securities Administrator and the Trustee.

(b)        (i) The Company will deliver to the Master Servicer, on or before March 1 of each year beginning March 1, 2006 (or, if any such day is not a Business Day, the immediately preceding Business Day), or on any alternative date specified by the Master Servicer upon thirty (30) days written request, a certification containing the information set forth in Exhibit L. Such certification shall be signed by the senior officer in charge of servicing of the Company. In addition, the Company shall provide such other information with respect to the EMC Mortgage Loans and the servicing and administration thereof within the control of the Company which shall be required to enable the Master Servicer to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

(ii)         The Company shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, liability, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon any material inaccuracy in the certification provided by the Company in the form of Exhibit L attached hereto, any material misstatements or material omissions contained in such certification, and a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this Section 3.14(b) or the Company’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Company agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Company on the other in connection with a breach of the Company’s obligations under this Section 3.14(b).

Prior to the latest date on which the Securities Administrator must file Form 10-K pursuant to Section 4.19, taking into account any permitted filing extensions, the Master Servicer shall enforce the obligation of the Company, and the similar obligation of each related Servicer as set forth in the related Servicing Agreement, to provide to the Master Servicer the annual statement as to compliance described in Section 3.14(a) and the annual statement described in Section 3.14(b).

Section 3.15	Annual Independent Certified Public Accountants’ Servicing Report.

Not later than March 1, 2006 and not later than March 1 of each year thereafter, the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement, in a form acceptable for filing with the Commission on an Exhibit to Form 10-K, to the Master Servicer, the Securities Administrator and the Trustee to the effect that, with respect to the preceding calendar year, such firm has examined certain documents and records relating to the Company’s servicing of mortgage loans of the same type as the EMC Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Company’s servicing has been conducted in compliance with the agreements examined pursuant to this Section 3.15, except for (i) such exceptions as such firm shall believe to be immaterial, (ii) such other exceptions as shall be set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

Prior to the latest date on which the Securities Administrator must file Form 10-K pursuant to Section 4.19, taking into account any permitted filing extensions, the Master Servicer shall enforce the obligation of the Company, and the similar obligation of each related Servicer as set forth in the related Servicing Agreement, to provide to the Master Servicer the annual independent certified public accountant’s servicing report described in this Section 3.15.

Section 3.16	Books and Records.

The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the EMC Mortgage Loans which shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the EMC Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Master Servicer, the Securities Administrator and the Trustee and shall deliver to the Master Servicer, the Securities Administrator and the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. The Trustee, the Securities Administrator and the Master Servicer, and any governmental or regulatory agency with jurisdiction over the Trustee, the Securities Administrator or the Master Servicer, as applicable, shall have the right, upon reasonable advance notice to the Company, to inspect and examine the books and records of the Company. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices. During the term of this Agreement, the Company shall, upon reasonable advance notice, make available a Servicing Officer to the Master Servicer for answering questions and responding to inquiries.

The Company shall maintain with respect to each EMC Mortgage Loan and shall make available for inspection by the Master Servicer and the Trustee the related servicing file during the time such EMC Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Section 3.17	Additional Deposit.

Prior to the first Distribution Date with respect to the Group I Mortgage Loans, the Company shall make a one-time Additional Deposit into the Master Servicer Collection Account, which shall be distributed pursuant to Section 6.04(a)(2). Prior to the first related Distribution Date with respect to the Group II HELOCs, the Company shall make a one-time Additional Deposit into the Master Servicer Collection Account, which shall be distributed on the first related Distribution Date pursuant to Section 6.04(b)(2) of this Agreement.

ARTICLE IV

MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01	Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the related Servicer to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and the related Servicing Agreement, respectively and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Company and the related Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive and review certain reports, information and other data provided to the Master Servicer by the Company and the related Servicer and shall enforce the obligations, conditions and covenants of the Company and the related Servicer to the extent set forth in this Agreement and the related Servicing Agreement. The Master Servicer shall monitor the Company and the related Servicer’s servicing activities with respect to the related Mortgage Loans, reconcile the results of such monitoring with such information described in the previous sentence and received by the Master Servicer on a monthly basis and coordinate corrective adjustments to the Company’s, the related Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Company and the related Servicer pursuant to this Agreement and the related Servicing Agreement, respectively. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Servicer and shall have no liability for any errors in such Mortgage Loan data. Notwithstanding anything to the contrary above or otherwise in this Agreement, in performing its master servicing duties with respect to the Group II HELOCs, the Master Servicer will not be required to confirm, reconcile or recalculate any payments of interest on or principal of the Group II HELOCs, and rather will only be required to confirm the interest rate for each Group II HELOC.

The Master Servicer, the Trustee and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer, the Trustee or the Securities Administrator regarding the related Mortgage Loans and REO Property to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer, the Trustee or the Securities Administrator; provided, however, that, unless otherwise required by law, neither the Master Servicer, the Trustee nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer, the Trustee and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer’s, the Trustee’s or the Securities Administrator’s actual costs.

The Trustee, at the request of the Master Servicer, shall execute and deliver to the Company, the related Servicer or the Master Servicer, as applicable, any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or security instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or security instrument or otherwise available at law or equity.

Section 4.02     Monitoring of Company and Servicers. (a) In the review of the Company’s and the related Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Company and an officer’s certificate of the related Servicer with regard to such Person’s compliance with the terms of this Agreement and the related Servicing Agreement, respectively. In the event that the Master Servicer, in its judgment, determines that the Company or the related Servicer should be terminated in accordance with this Agreement or the related Servicing Agreement, respectively or that a notice should be sent pursuant to this Agreement or the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sellers, the Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)        The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Company under this Agreement and the related Servicer under the related Servicing Agreement, and shall, in the event that the Company or the related Servicer fails to perform its obligations in accordance with this Agreement or the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new servicing agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)        To the extent that the costs and expenses of the Master Servicer related to any termination of the Company or the related Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement or the related Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or the related Servicer as a result of an actual breach of contract or an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the Company or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d)        The Master Servicer shall require the Company and the related Servicer to comply with the remittance requirements and other obligations set forth in this Agreement and the related Servicing Agreement, respectively, as applicable.

(e)        If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the related Servicer, if any, that it replaces.

Section 4.03	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers self insurance provision.

Section 4.04	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Securities Administrator, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit the Company or the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master

Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, as the case may be.

The Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the Company or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05	Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in this Agreement or the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall enforce any obligation of the Company and the related Servicer to enforce such clauses in accordance with this Agreement or the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

Section 4.06     Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan or any Group II HELOC following the end of the related Draw Period, or the determination by the Company that all amounts which it expects to recover from or on account of a Charged-Off Group II HELOC have been recovered and no further Liquidation Proceeds or Recoveries will be received in connection with such Charged-Off Group II HELOC, or the receipt by the Company or the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or the related Servicer, as applicable, (or if the Company or the related Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto signed by a Servicing Officer or Master Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Company or the related Servicer pursuant to Article V or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the related Servicer or the Master Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the related Servicer or the Master Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company or the related Servicer is authorized, to give, as agent for the Trustee as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement and the related Servicing Agreement, as applicable, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the related Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Company, the related Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Company, the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated or shall become a Charged-Off Group II HELOC, in which case, upon receipt of a certificate of a Servicing Officer or Master Servicing Officer, as applicable, similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the related Servicer or the Master Servicer.

Section 4.07     Documents, Records and Funds in Possession of Master Servicer, Company and related Servicer To Be Held for Trustee.

(a)        The Master Servicer shall transmit and the Company and the related Servicer (to the extent required by this Agreement or the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Company or by the related Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Fee and other amounts provided in this Agreement, and to the right of the Company and the related Servicer to retain its related Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement. The Master Servicer shall, and (to the extent provided in this Agreement or the related Servicing Agreement) shall enforce any obligation of the Company and the related Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Recoveries or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Company under this Agreement.

Section 4.08	Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement and the related Servicing Agreement) enforce any obligation of the Company or the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Company or the related Servicer and remitted to the Master Servicer in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.09     Custodians to Retain Possession of Certain Insurance Policies and Documents.

The related Custodian on behalf of the Trustee, shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Company or the related Servicer, as applicable otherwise has fulfilled its obligations under this Agreement or the related Servicing Agreement, as applicable, the related Custodian on behalf of the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Company shall promptly deliver or cause to be delivered to the related Custodian on behalf of the Trustee, upon the execution or receipt thereof the originals of any

Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Company from time to time.

Section 4.10	Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall enforce any obligation of the Company and the related Servicer (to the extent set forth under this Agreement and the related Servicing Agreement, as applicable) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the related Servicing Agreement, as applicable.

Section 4.11	Compensation of the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date as compensation for the performance of its obligations hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.12	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement and the related Servicing Agreement, as applicable, cause the Company and the related Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall enforce any obligations of the Company or the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)        The Master Servicer shall, to the extent required by this Agreement and the related Servicing Agreement, as applicable, enforce the obligation of the Company and the related Servicer, as applicable, to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

Section 4.13	Annual Officer’s Certificate as to Compliance.

(a)        The Master Servicer shall deliver to the Securities Administrator, the Trustee and the Rating Agencies on or before March 20 of each year, commencing on March 20, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Master Servicing Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Master Servicing Officer’s knowledge, based on such review, the Master

Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Master Servicing Officer to lead such Master Servicing Officer to believe that the Master Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof.

(b)        Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer failed to provide such copies. The Master Servicer shall forward to the Rating Agencies copies of any annual compliance certificates delivered by the Company to the Master Servicer pursuant to Section 3.14(a).

Section 4.14     Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Securities Administrator, the Trustee, and the Rating Agencies on or before March 20 of each year, commencing on March 20, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement or the related Servicing Agreement, as applicable, and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or the related Servicing Agreement, as applicable, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Securities Administrator at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Securities Administrator and the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 4.15	UCC.

The Securities Administrator agrees to file continuation statements for any Uniform Commercial Code financing statements which the Sellers have informed the Securities Administrator were filed on the Closing Date in connection with the Trust. EMC shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 4.16	Group I Reserve Fund; Payments to and from Swap Administrator.

(a)        On or before the Closing Date, the Securities Administrator shall establish a Group I Reserve Fund on behalf of the holders of the Group I Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Group I Reserve Fund Deposit to be deposited into the Group I Reserve Fund. The Group I Reserve Fund must be an Eligible Account. The Group I Reserve Fund shall be entitled “Group I Reserve Fund, LaSalle Bank National Association, as Securities Administrator on behalf of Citibank, N.A. as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities I, LLC, Group I Mortgage Pass-Through Certificates, Series 2005-5”. The Securities Administrator shall deposit in the Group I Reserve Fund all payments received from the Swap Administrator that are payable to the Trust Fund pursuant to the Swap Administration Agreement. On each Distribution Date the Securities Administrator shall remit such amounts received from the Swap Administrator to the holders of the Class I-A, Class I-M and Class I-B Certificates in the manner provided in clause (c) below. In addition, on each Distribution Date as to which there is a Net WAC Cap Rate Carryover Amount payable to any Class of Class I-A, Class I-M and/or Class I-B Certificates, the Securities Administrator shall deposit the amounts distributable pursuant to clause (iii) of Section 6.04(a)(3) into the Group I Reserve Fund, and the Securities Administrator has been directed by the Class I-C Certificateholder to distribute such amounts to the holders of the Class I-A, Class I-M and/or Class I-B Certificates in the amounts and priorities set forth in clause (iii) of Section 6.04(a)(3). Any amount paid to the holders of Class I-A, Class I-M and/or Class I-B Certificates pursuant to the preceding sentence in respect of a Net WAC Cap Rate Carryover Amount shall be treated as distributed to the Class I-C Certificateholder in respect of the Class I-C Certificates and paid by the Class I-C Certificateholder to the holders of the Class I-A, Class I-M and/or Class I-B Certificates. Any payments to the holders of the Class I-A, Class I-M and/or Class I-B Certificates in respect of a Net WAC Cap Rate Carryover Amount, whether pursuant to the second preceding sentence or pursuant to subsection (c) below, shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860(G)(a)(1).

(b)        Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Swap Administrator to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Funds relating to the Group I Loans, and to the extent of any such remaining amounts due, from Principal Funds relating to the Group I Loans, prior to any distributions to the Group I Certificateholders. On or before each Distribution Date, such amounts will be remitted to the Swap Administrator, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. For federal income tax purposes, such amounts paid to the Swap Administrator on each Distribution Date shall first be deemed paid to the Swap Administrator in respect of REMIC VI Regular Interest IO to the extent of the amount distributable on such REMIC VI Regular Interest IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Administrator in respect of a Class IO Distribution Amount. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class I-A, Class I-M and Class I-B Certificates and shall be paid as set forth under Section 6.04(a)(3).

(c)        On or before each Distribution Date, Net Swap Payments payable by the Swap Provider to the Swap Administrator pursuant to the Swap Agreement will be deposited by the Swap Administrator into the Swap Account pursuant to the Swap Administration Agreement. The Swap Administrator shall, to the extent provided in the Swap Administration Agreement, remit amounts on deposit in the Swap Account to the Securities Administrator for deposit into the Group I Reserve Fund. On each Distribution Date, to the extent required, the Securities Administrator shall withdraw amounts from the Group I Reserve Fund to distribute to the Class I-A, Class I-M and Class I-B Certificates in the following order of priority:

first, to the Class I-A Certificates, to pay Current Interest and any Unpaid Interest Shortfall Amount to the extent due to the interest portion of a Realized Loss, in each case to the extent not fully paid pursuant to Section 6.04(a)(1);

second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 6.04(a)(1) and any Unpaid Interest Shortfall Amount to the extent due to the interest portion of a Realized Loss;

third, to pay sequentially to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, any related Net WAC Cap Rate Carryover Amount for such Distribution Date; and

fourth, to pay as principal to the Class I-A, Class I-M and Class I-B Certificates as part of the related Overcollateralization Increase Amount payable under Section 6.04(a)(2) until the related Overcollateralization Target Amount has been reached, to the extent not paid from Group I Net Monthly Excess Cashflow pursuant to Section 6.04(a)(3) for such Distribution Date. For the avoidance of doubt, any amounts distributable pursuant to this clause fourth shall be limited to rebuilding overcollateralization to the extent overcollateralization has been reduced through Realized Losses.

(d)        The Group I Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Group I Reserve Fund. The Class I-C Certificateholder shall be the beneficial owner of the Group I Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 6.04. Amounts in the Group I Reserve Fund shall, at the direction of the Class I-C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Group I Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class I-C Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Group I Reserve Fund shall be taxable to the Class I-C Certificateholder. Any losses on such investments shall be deposited in the Group I Reserve Fund by the Class I-C Certificateholder out of its own funds immediately as realized. The Swap Account, which is created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement, is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall not be an asset of any REMIC created hereunder. The beneficial owner of the Swap Account is identified, and other matters relating to the Swap Account are addressed, in the Swap Administration Agreement.

(e)        The Securities Administrator on behalf of the Trustee shall treat the holders of Group I Certificates (other than the Class I-C Certificates and the Residual Certificates) as having entered into a notional principal contract with respect to the holders of the Class I-C Certificates. Pursuant to each such notional principal contract, all holders of Group I Certificates (other than the Class I-C Certificates and the Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the holder of the Class I-C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Group I Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of, with respect to each such Certificate, (i) the amount of interest otherwise payable to the REMIC III Group I Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the Group I Net WAC Cap Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Group I Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the holder of the Class I-C Certificates shall be treated as having agreed to pay Net WAC Cap Rate Carryover Amounts to the holders of the Group I Certificates (other than the Class I-C Certificates and the Residual Certificates) in accordance with the terms of this Agreement. Any payments to the Group I Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Group I Certificates (other than the Class I-C Certificates and the Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the holders of such Certificates in respect of their interests in REMIC III and as having been paid by such holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Group I Certificate (other than the Class I-C Certificates and the Residual Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

Section 4.17     Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class I-A, Class I-M or Class I-B Certificates.

In the event that any Class I-A, Class I-M or Class I-B Certificate is resecuritized in a REMIC (the “Resecuritization REMIC”), for federal income tax purposes, (i) payments on the REMIC III Group I Regular Interest corresponding to such Class I-A, Class I-M or Class I-B Certificate shall, for the avoidance of doubt, be deemed to include the related Class IO Distribution Amount, and (ii) to the extent provided in the operative documents for the Resecuritization REMIC, (a) payments on the “regular interests” issued by the Resecuritization REMIC shall be deemed to include in the aggregate such Class IO Distribution Amount, and (b) such Class IO Distribution Amount shall be deemed paid to the holder of the Class I-C Certificates pursuant to a notional principal contract entered into by the holders of one or more “regular interests” issued by the Resecuritization REMIC (“Resecuritization Holders”) and the

holder of the Class I-C Certificates. In such event, Class IO Distribution Amounts deemed paid by Resecuritization Holders under clause (b) of the immediately preceding sentence shall be paid on behalf of such holders pursuant to Section 4.16(b) hereof.

Section 4.18	Group II Reserve Fund.

(a)        On or before the Closing Date, the Securities Administrator shall establish a Group II Reserve Fund on behalf of the Holders of the Group II Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Group II Reserve Fund Deposit to be deposited in the Group II Reserve Fund. The Group II Reserve Fund shall be an Eligible Account. The Group II Reserve Fund shall be entitled “Group II Reserve Fund, LaSalle Bank National Association, as Securities Administrator on behalf of Citibank, N.A. as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities I, LLC, Group II Mortgage Pass-Through Certificates, Series 2005-5”. On each Distribution Date as to which there is a Net WAC Cap Rate Carryover Amount payable to any Class of Class II-A, Class II-M and Class II-B Certificates, the Securities Administrator shall deposit the amounts distributable pursuant to Section 6.04(b)(1) into the Group II Reserve Fund and the Securities Administrator has been directed by the Class II-E Certificateholder to distribute such amounts to the Holders of the Class II-A, Class II-M and Class II-B Certificates in the amounts and priorities set forth in Section 6.04(b)(1). Any amount paid to the Holders of Class II-A, Class II-M and Class II-B Certificates pursuant to the preceding sentence in respect of Net WAC Cap Rate Carryover Amounts shall be treated as distributed to the Class II-E Certificateholder in respect of the Class II-E Certificates and paid by the Class II-E Certificateholder to the Holders of the Class II-A, Class II-M and Class II-B Certificates, as applicable. Any payments to the Holders of the Class II-A, Class II-M and Class II-B Certificates in respect of Net WAC Cap Rate Carryover Amounts, whether pursuant to the second preceding sentence or pursuant to subsection (b) below, shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)        The Group II Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Group II Reserve Fund. The Class II-E Certificateholder shall be the beneficial owner of the Group II Reserve Fund, subject to the power of the Securities Administrator on behalf of the Trustee to transfer amounts under Section 6.04. Amounts in the Group II Reserve Fund shall, at the written direction of the Class II-E Certificateholder to the Securities Administrator, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Group II Reserve Fund shall remain uninvested. All net income and gain from such investments shall be distributed to the Class II-E Certificateholders, but not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Group II Reserve Fund shall be taxable to the Class II-E Certificateholder. Any losses on such investments shall be deposited in the Group II Reserve Fund by the Class II-E Certificateholder out of its own funds immediately as realized.

Section 4.19     Reports Filed with Securities and Exchange Commission. The Securities Administrator and the Master Servicer shall reasonably cooperate with the Depositor in connection with satisfying the Trust’s reporting requirements under the Exchange Act. Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a monthly Current Report on Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) (“Form 8-K”) with a copy of the Monthly Statement available to the Certificateholders for such Distribution Date as an exhibit thereto. Notwithstanding the previous sentence, the Depositor shall file the Form 8-K in connection with the filing of this Agreement. Prior to January 30 in the first year the Securities Administrator is able to do so under applicable law, the Securities Administrator shall, in accordance with industry standards and unless otherwise instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Company to be delivered pursuant to Sections 3.14 and 3.15 of this Agreement and each Servicer, in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 4.13 and 4.14. Neither the Securities Administrator nor the Master Servicer shall be subject to any liability, cost or expense that arises from any failure by the Securities Administrator to properly prepare or file any Form 8-K or Form 10-K resulting from or relating to the inability or failure of the Securities Administrator or the Master Servicer to timely obtain any information, certifications or reports from the Company or any Servicer. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Securities Administrator shall prepare and file, and the Master Servicer shall execute, an Annual Report on Form 10-K (“Form 10-K”), in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator and the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator and the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor may, from time to time, furnish to the Securities Administrator such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor and the Securities Administrator reasonably deem appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 4.19; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202 3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 4.19 shall not be reimbursable from the Trust Fund.

ARTICLE V

ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.

(a)        The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, the Company shall make Advances on the related EMC Group I Loan during the scheduled period in accordance with the amortization schedule of such EMC Group I Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is imminent or (y) the Company delivers to the Trustee, Securities Administrator and Master Servicer a certification addressed to the Trustee and the Securities Administrator, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, the Company may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend to the maturity thereof.

In accordance with the standards of the first paragraph of Section 3.01, the Company shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class I-C Certificates, by remitting such amount to the Master Servicer by the Remittance Date.

(b)        The Company shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and designated “EMC Mortgage Corporation as Servicer, on behalf of Citibank, N.A., as Trustee, for the benefit of the certificateholders, in trust for registered holders of Bear Stearns Asset Backed Securities I, LLC, Mortgage Pass-Through Certificates, Series 2005-5”. The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the EMC Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)         all payments on account of principal, including Principal Prepayments, on the EMC Mortgage Loans;

(ii)         all payments on account of interest on the EMC Mortgage Loans net of the related Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

(iii)        all Liquidation Proceeds, Released Mortgaged Property Proceeds, Recoveries, Subsequent Recoveries and Insurance Proceeds with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company’s normal servicing procedures;

(iv)        any amount required to be deposited by the Company pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)        any amounts required to be deposited by the Company pursuant to Section 3.05;

(vi)	any Prepayment Charges collected on the EMC Mortgage Loans; and
(vii)	any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Company into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Company. In the event that the Company shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

(c)        The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Company, in Permitted Investments which shall mature not later than the Business Day immediately preceding the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company’s own funds.

(d)        The Company shall give at least 30 days advance notice to the Trustee, the Securities Administrator, the Sellers, the Master Servicer, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02	Permitted Withdrawals From the Protected Account.

(a)        The Company may from time to time make withdrawals from the Protected Account for the following purposes:

(i)         to pay itself (to the extent not previously paid to or withheld by the Company), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)         to reimburse the Company for Advances made by it with respect to the Group I Loans, provided, however, that the Company’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Group I Loan(s) in respect of which any such Advance was made;

(iii)        to reimburse the Company for any previously made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise, to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)        to reimburse the Company from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)        to pay the Company any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company’s right to reimbursement for Servicing Advances pursuant to this subclause (iv) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, Recoveries,

Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)        to pay to EMC (in its capacity as a Seller), the Depositor or itself, as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.04 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased EMC Mortgage Loan;

(vii)       to pay any expenses recoverable by the Company pursuant to Section 8.04 of this Agreement;

(viii)      to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(ix)        to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(x)        to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

In addition, no later than 1:00 p.m. New York City time on the Remittance Date, the Company shall withdraw from the Protected Account and remit to the Master Servicer, for deposit in the Master Servicer Collection Account the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof.

With respect to any remittance received by the Master Servicer from EMC after the date on which such remittance was due, EMC shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater that the maximum amount permitted by applicable law. Such interest shall be remitted to the Master Servicer on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Securities Administrator an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03	Reports to Master Servicer.

On or before the tenth calendar day of each month, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall be in the format agreed to by the Company and the Master Servicer, including but not limited to the following information with respect to each EMC Mortgage Loan:

(i)         with respect to each Monthly Payment (on an actual basis with respect to Mortgage Loan balances and paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

(ii)         with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii)        the amount of servicing compensation received by the Company during the prior calendar month;

(iv)	the aggregate principal balance of the EMC Mortgage Loans;

(v)        the aggregate amount of Advances made by the Company pursuant to Section 6.01;

(vi)        the aggregate of any expenses reimbursed to the Company during the prior calendar month pursuant to Section 5.02;

(vii)       the aggregate Additional Balances created during the prior calendar month;

(viii)      the number and aggregate outstanding principal balances of Group I Loans or Group II HELOCs, as applicable, (a) delinquent, exclusive of Group I Loans or Group II HELOCs in foreclosure, (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date; and

(ix)        the amount of any Prepayment Charges collected by the Company and the amount of Prepayment Charges paid by the Company in connection with a waiver that is not permitted under this Agreement.

On or before the eighteenth calendar day of each month, or if such day is not a Business Day, the preceding Business Day, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer a report of all Principal Prepayments.

The Master Servicer shall be entitled to rely conclusively on the Mortgage Loan data provided by the Company and the related Servicer and shall have no liability for any errors in such Mortgage Loan data.

Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

With respect to each EMC Mortgage Loan that is not a Second Lien Group II HELOC, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Servicing Advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. The Company shall only be required to deposit into an Escrow Account collections from the Mortgagors (or Servicing Advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors with respect to any First Lien Group II HELOCs if the Company is aware of the first lien position of such First Lien Group II HELOCs. Nothing herein shall require the Company to compel a Mortgagor to establish an Escrow Account in violation of applicable law. The Company shall not be required to maintain records relating to the payment of taxes, or deposit or retain any collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items, with respect to the Group II HELOCs.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05     Protected Accounts. (a) The Master Servicer shall enforce the obligation of the Company and any obligation of the related Servicer to establish and maintain a Protected Account in accordance with this Agreement and the related Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the related Servicer, including Principal Prepayments, Insurance Proceeds and Liquidation Proceeds made from the Company’s or such Servicer’s own funds (less servicing compensation as permitted by this Agreement and the related Servicing Agreement, as applicable) and all other amounts to be deposited in the Protected Accounts. Each of the Company and the related Servicer are hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or the related Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Company or the related Servicer, as applicable on behalf of the Trustee for the benefit of Certificateholders.

(b)        To the extent provided in this Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.04 shall be paid to the Company under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Company. The Company (to the extent provided in this Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)        To the extent provided in this Agreement or the related Servicing Agreement and subject to this Article V, on or before 1:00 p.m. New York City time on each Remittance Date, the Company or the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately remit to the Master Servicer for deposit in the related Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)         All payments on account of principal and all payments on account of interest received by the Company or by the related Servicer on the EMC Mortgage Loans or the related Mortgage Loans, respectively, net of the amount thereof comprising the Servicing Fees;

(ii)         Full Principal Prepayments and any Liquidation Proceeds received by the Company or the related Servicer with respect to such Mortgage Loans in the related Collection Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

(iii)        Partial Principal Prepayments received by the Company or any Servicer for such Mortgage Loans in the related Collection Period;

(iv)	Any amount to be used as an Advance on an EMC Mortgage Loan; and

(v)        The amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the related Servicer (to the extent provided in the related Servicing Agreement) in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement.

(d)        Withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the related Servicer only to make remittances as provided in Section 5.05(c), 5.06 and 5.07; to reimburse the Master Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Sections 5.05(c) and 5.06(b) certain amounts otherwise due to the related Servicer may be retained by the related Servicer and need not be deposited in the Master Servicer Collection Account.

Section 5.06    Master Servicer Collection Accounts. (a) The Master Servicer shall establish and maintain in the name of LaSalle Bank National Association, as Master Servicer, on behalf of the Trustee, for the benefit of the Group I Certificateholders and Group II Certificateholders, the Master Servicer Collection Accounts which shall each be an Eligible Account. The Master Servicer will deposit in the Group I Master Servicer Collection Account and the Group II Master Servicer Collection Account, as applicable, as identified by the Master Servicer and as received by the Master Servicer, the following amounts, as applicable:

(i)         The Additional Deposit amount deposited by EMC prior to the first Distribution Date as provided pursuant to Section 3.17 of this Agreement;

(ii)	Any Advance and any Compensating Interest Payments;

(iii)        Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the Master Servicer;

(iv)        The Repurchase Price with respect to any Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Repurchase Price, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 3.04, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(v)        Any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

(vi)        Any other amounts received by or on behalf of the Master Servicer required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)        All amounts deposited to the Master Servicer Collection Accounts shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer to the related Master Servicer Collection Accounts.

(c)        The amount at any time credited to the Master Servicer Collection Accounts may be invested, in the name of the Trustee, or its nominee, for the benefit of the related Certificateholders, in Permitted Investments or be held in cash as directed by the Securities Administrator. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings from the Master Servicer Collection Accounts shall be paid to the Securities Administrator. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Securities Administrator. The Securities Administrator shall deposit the amount of any such loss in the Master Servicer Collection Accounts within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the related Certificateholders.

Section 5.07     Permitted Withdrawals and Transfers from the Master Servicer Collection Account. (a) The Master Servicer will, from time to time on demand of the Master Servicer or the Securities Administrator, make such withdrawals or transfers from the Master Servicer Collection Accounts as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Accounts pursuant to Section 11.01 and remove amounts from time to time deposited in error.

(b)        On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Accounts to pay itself as provided in Section 4.14 and to pay any expenses, costs and liabilities recoverable by the Trustee, the Master Servicer, each Custodian or the Securities Administrator pursuant to Sections 4.03, 8.03, 8.04 and 10.05; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 8.03(a).

(c)        In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall remit to the Securities Administrator for deposit in the Distribution Accounts any Advances required to be made by the Master Servicer with respect to the related Mortgage Loans.

(d)        No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all available funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the related Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the related Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

Section 5.08	Distribution Accounts.

(a)        The Securities Administrator shall establish and maintain in the name of the Securities Administrator on behalf of the Trustee, for the benefit of the Group I

Certificateholders and Group II Certificateholders, the Group I Distribution Account and the Group II Distribution Account as segregated trust accounts.

(b)        All amounts deposited to the Distribution Accounts shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement.

(c)        The Distribution Accounts shall constitute Eligible Accounts of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator, and the Distribution Accounts and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Accounts may be, as directed by the Securities Administrator, held either uninvested or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Securities Administrator on such direction which mature not later than the Business Day next preceding the succeeding Distribution Date. Permitted Investments in respect of the Distribution Accounts shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Accounts or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to receive distribution of any and all investment earnings from the Distribution Accounts on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Accounts and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

(a)        The Securities Administrator will, from time to time make or cause to be made such withdrawals or transfers from the Distribution Accounts as are designated for such transfer or withdrawal pursuant to this Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the related Master Servicer Collection Account in accordance with the terms of this Agreement):

(i)         to reimburse the Master Servicer, the Company or the related Servicer for any unreimbursed Advance or Servicing Advance of its own funds, the right of the Master Servicer, the Company or the related Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds, Recoveries and Liquidation Proceeds) which represent late payments or recoveries of the payment respecting which such Advance or Servicing Advance was made;

(ii)         to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds, Recoveries or Liquidation Proceeds relating to a particular Mortgage Loan for unreimbursed amounts expended by the Master Servicer, the Company or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)        to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for unreimbursed expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)        to reimburse the Master Servicer, the Company or the related Servicer for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

(v)	to pay the Master Servicer as set forth in Section 4.14;

(vi)        to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.03, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(vii)       to pay to the Master Servicer, as additional master servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Company or the related Servicer;

(viii)      to reimburse or pay the Company or the related Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the Company or the related Servicer, to the extent provided herein or in the related Servicing Agreement, as applicable;

(ix)        to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement (to the extent not reimbursed from the related Master Servicer Collection Account in accordance with Section 5.07);

(x)	to remove amounts deposited in error; and

(xi)        to clear and terminate the related Distribution Account pursuant to Section 11.01.

(b)        The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the related Distribution Account pursuant to subclauses (i) through (iii), inclusive, and (v) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the related Distribution Account under Section 5.08.

(c)        On each Distribution Date, the Securities Administrator shall distribute the Interest Remittance Amount and Principal Distribution Amount in the related Distribution Account to the holders of the related Certificates in accordance with Section 6.04.

ARTICLE VI

DISTRIBUTIONS

Section 6.01	Advances.

(a)        The Company shall make an Advance with respect to any EMC Group I Loan and deposit such Advance in the Master Servicer Collection Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Company shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company shall deliver (i) to the Securities Administrator for the benefit of the Group I Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency and the Trustee an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Company in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Company by deposit in the related Distribution Account, no later than the close of business on the Remittance Date immediately preceding the related Distribution Account Deposit Date on which such funds are required to be distributed pursuant to this Agreement.

The Company shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any EMC Group I Loan shall continue until such EMC Group I Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b)        If the Scheduled Payment on an EMC Group I Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Company was required to make an Advance pursuant to this Agreement or the Servicing Agreement exceeds the amount deposited in the related Master Servicer Collection Account which will be used for an Advance with respect to such EMC Group I Loan, the Master Servicer will deposit in the related Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee and the Servicing Fee for such EMC Group I Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the EMC Group I Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company is required to do so under this Agreement. If applicable, on the Distribution Account Deposit Date, the Master

Servicer shall present an Officer’s Certificate to the Securities Administrator and the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01.

Section 6.02	Compensating Interest Payments.

(a)        In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any EMC Group I Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, remit to the Master Servicer for deposit into the related Master Servicer Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sellers, the Master Servicer, the Securities Administrator, the Trust Fund or the Certificateholders.

(b)        The Master Servicer shall be required to remit to the Securities Administrator for deposit in the related Distribution Account the amount of any such Prepayment Interest Shortfalls, to the extent of the Master Servicing Compensation for such Distribution Date, in the event the Company is required to make such payment but fails to do so.

Section 6.03	REMIC Distributions.

On each Distribution Date, the Securities Administrator shall be deemed to have allocated distributions to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC IV Regular Interests, Class I-C Interest and Class IO Interest in accordance with Section 6.07 hereof.

Section 6.04	Distributions.
(a) Group I Certificates

On each Distribution Date, an amount equal to the Available Distribution Amount for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of funds in the related Distribution Account and distributed in the following order of priority:

(1)        The Interest Remittance Amount shall be distributed in the following manner and order of priority:

(i)               to the Class I-A Certificates, the Current Interest and any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(ii)               to the Class I-M-1 Certificates, the Current Interest for such Class and Distribution Date;

(iii)              to the Class I-M-2 Certificates, the Current Interest for such Class and Distribution Date;

(iv)              to the Class I-M-3 Certificates, the Current Interest for such Class and Distribution Date;

(v)              to the Class I-M-4 Certificates, the Current Interest for such Class and Distribution Date;

(vi)              to the Class I-M-5 Certificates, the Current Interest for such Class and Distribution Date;

(vii)             to the Class I-B-1 Certificates, the Current Interest for such Class and Distribution Date;

(viii)            to the Class I-B-2 Certificates, the Current Interest for such Class and Distribution Date;

(ix)              to the Class I-B-3 Certificates, the Current Interest for such Class and Distribution Date; and

(x)              to the Class I-B-4 Certificates, the Current Interest for such Class and Distribution Date.

On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of “Current Interest” and Section 1.02 herein.

(2)        The Available Distribution Amount remaining after distributions of the Interest Remittance Amounts as described above for such Distribution Date will be distributed as principal funds, including any related Overcollateralization Increase Amount for such Distribution Date distributed in the following manner and order of priority:

(A)              For each Distribution Date prior to the Group I Stepdown Date or on which a Group I Trigger Event is in effect:

(i)               to the Class I-A Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)               to the Class I-M-1 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iii)              to the Class I-M-2 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iv)              to the Class I-M-3 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(v)              to the Class I-M-4 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vi)              to the Class I-M-5 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vii)             to the Class I-B-1 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(viii)            to the Class I-B-2 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ix)              to the Class I-B-3 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(x)              to the Class I-B-4 Certificates, the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero.

(B)              For each Distribution Date on or after the Group I Stepdown Date and so long as a Group I Trigger Event is not in effect:

(i)               to the Class I-A Certificates, the Class I-A Principal Distribution Amount, for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)               to the Class I-M-1 Certificates, the Class I-M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iii)              to the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iv)              to the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(v)              to the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vi)              to the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vii)             to the Class I-B-1 Certificates, the Class I-B-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(viii)            to the Class I-B-2 Certificates, the Class I-B-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ix)              to the Class I-B-3 Certificates, the Class I-B-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(x)              to the Class I-B-4 Certificates, the Class I-B-4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero.

(3)        On each Distribution Date the Group I Net Monthly Excess Cashflow remaining after any Realized Losses are allocated thereto shall be distributed as follows:

(i)               from amounts otherwise distributable to the Class I-C Certificates, to the Class or Classes of Class I-A, Class I-M and Class I-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under this Section 6.04;

(ii)               to pay sequentially to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in an amount equal to the related Unpaid Interest Shortfall Amount, if any, for such Class of Certificates;

(iii)              from amounts otherwise distributable to the Class I-C Certificates, to deposit to the Group I Reserve Fund, (i) first, the amount required to pay sequentially the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, any related Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class, and (ii) second, the amount required to maintain a balance in the Group I Reserve Fund equal to the Group I Reserve Fund Deposit;

(iv)              to pay the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on accrued Certificate interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls and Relief Act Shortfalls allocated thereto for that Distribution Date;

(v)              to pay to the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on unpaid Prepayment Interest Shortfalls and Relief Act Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls and Relief Act Shortfalls remaining unpaid from prior Distribution Dates, together with interest thereon at the related Pass-Through Rates;

(vi)              to pay to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

(vii)             to the holders of the Class I-C Certificates, an amount equal to the Class I-C Distribution Amount reduced by amounts distributed in clauses (i) and (iii) above; and

(viii)            to each of the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates, any remaining Net Monthly Excess Cashflow, based on the related REMIC in which such amounts remain.

On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class I-C Certificates, provided that such distributions shall not be in reduction of the principal balance or notional amount thereof.

In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Class I-A, Class I-M or Class I-B Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Net WAC Cap Rate Carryover Amounts.

In addition, notwithstanding the foregoing clause (a)(2), to the extent a Class IO Distribution Amount is payable from principal collections relating to the Group I Loans, Principal Distribution Amounts will be deemed paid to the most subordinate Class of Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and such amount will be paid pursuant to Section 4.16(e).

(b)	Group II Certificates

(1)        On each Distribution Date, the Interest Collection Amount for such Distribution Date will be distributed in the following order of priority:

(i)               to the Class II-A Certificates, the Current Interest and any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(ii)               to the Class II-M-1 Certificates, the Current Interest for such Class and Distribution Date;

(iii)              to the Class II-M-2 Certificates, the Current Interest for such Class and Distribution Date;

(iv)              to the Class II-M-3 Certificates, the Current Interest for such Class and Distribution Date;

(v)              to the Class II-M-4 Certificates, the Current Interest for such Class and Distribution Date;

(vi)              to the Class II-M-5 Certificates, the Current Interest for such Class and Distribution Date;

(vii)             to the Class II-M-6 Certificates, the Current Interest for such Class and Distribution Date;

(viii)            to the Class II-M-7 Certificates, the Current Interest for such Class and Distribution Date;

(ix)              to the Class II-M-8 Certificates, the Current Interest for such Class and Distribution Date;

(x)              to the Class II-M-9 Certificates, the Current Interest for such Class and Distribution Date;

(xi)              to the Class II-B-1 Certificates, the Current Interest for such Class and Distribution Date;

(xii)             to the Class II-B-2 Certificates, the Current Interest for such Class and Distribution Date;

(xiii)            from amounts otherwise distributable in respect of the Class II-E Certificates, to the Classes of Group II Offered Certificates, as a payment of principal, the amount necessary to build the overcollateralization to the related Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Investor Charge-Off Amounts during the related Collection Period;

(xiv)            to the Class II-M-1 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xv)             to the Class II-M-2 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xvi)            to the Class II-M-3 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xvii)           to the Class II-M-4 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xviii)          to the Class II-M-5 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xix)            to the Class II-M-6 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xx)             to the Class II-M-7 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xxi)            to the Class II-M-8 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xxii)           to the Class II-M-9 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xxiii)          to the Class II-B-1 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xxiv)          to the Class II-B-2 Certificates, any Unpaid Interest Shortfall Amount for such Distribution Date and such Class;

(xxv)           from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-A Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxvi)          from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxvii)         from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxviii)         from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-3 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxix)          from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-4 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxx)           from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-5 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxi)          from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-6 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxii)         from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-7 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxiii)         from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-8 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxiv)        from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-M-9 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxv)         from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxvi)        from amounts otherwise distributable in respect of the Class II-E Certificates, to the Class II-B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such Distribution Date and such Class;

(xxxvii)        from amounts otherwise distributable in respect of the Class II-E Certificates, to the Group II Reserve Fund, any amounts required to maintain a balance in the Group II Reserve Fund equal to the Group II Reserve Fund Deposit ; and

(xxxviii)       to the Class II-E Certificates, an amount equal to the Class II-E Distribution Amount reduced by amounts distributed in clauses (xiii), (xxv), (xxvi), (xxvii), (xxviii), (xxix), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi) and (xxxvii); and

(xxxix)        to each of the Class II-S Certificates and Class I-R-3 Certificates, any remaining amounts, based on the related REMIC in which such amounts remain.

On any Distribution Date, any Relief Act Interest Shortfalls will be allocated as set forth in the definition of “Current Interest” and Section 1.02 herein.

(2)        On each Distribution Date, the Available Principal Payment Amount, plus any related Overcollateralization Increase Amount required to maintain the related Overcollateralization Target Amount, will be distributed as principal funds in the following order of priority:

(A)              For each Distribution Date prior to the Group II Stepdown Date or on which a Group II Trigger Event is in effect:

(i)               to the Class II-A Certificates, the Available Principal Payment Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero; and

(ii)               sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2, in that order, the Available Principal Payment Amount, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

provided, however, that the Class II-M Certificates and Class II-B Certificates will not receive any principal payments until the Class II-A Certificates are paid in full.

(B)              For each Distribution Date on or after the Group II Stepdown Date and so long as a Group II Trigger Event is not in effect:

(i)               to the Class II-A Certificates, the Class II-A Principal Distribution Amount, for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)               to the Class II-M-1 Certificates, the Class II-M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iii)              to the Class II-M-2 Certificates, the Class II-M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(iv)              to the Class II-M-3 Certificates, the Class II-M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(v)              to the Class II-M-4 Certificates, the Class II-M-4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vi)              to the Class II-M-5 Certificates, the Class II-M-5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(vii)             to the Class II-M-6 Certificates, the Class II-M-6 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(viii)            to the Class II-M-7 Certificates, the Class II-M-7 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ix)              to the Class II-M-8 Certificates, the Class II-M-8 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(x)              to the Class II-M-9 Certificates, the Class II-M-9 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(xi)              to the Class II-B-1 Certificates, the Class II-B-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(xii)             to the Class II-B-2 Certificates, the Class II-B-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(xiii)            to the Class II-E Certificates, without duplication of amounts distributed in clause (1)(xxxviii) above, an amount equal to the Class II-E Distribution Amount reduced by amounts distributed in clauses (1)(xiii), (1)(xxv), (1)(xxvi), (1)(xxvii), (1)(xxviii), (1)(xxix), (1)(xxx), (1)(xxxi), (1)(xxxii), (1)(xxxiii), (1)(xxxiv), (1)(xxxv), (1)(xxxvi) and (1)(xxxvii); and

(xiv)            to each of the Class II-S Certificates and Class I-R-3 Certificates, any remaining amounts, based on the related REMIC in which such amounts remain.

(c)        In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Company or the related Servicer, as applicable, shall deposit such funds into the related Protected Account pursuant to Section 5.01(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss or Charged-Off Amount, as applicable, is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which Realized Losses or Charged-Off Amounts have been allocated, but not by more than the amount of Realized Losses or Charged-Off Amounts previously allocated to that Class of Certificates pursuant to Section 6.05; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates currently exists as the result of a prior allocation of a Realized Loss or Charged-Off Amount, such Subsequent Recoveries will be applied as related Net Monthly Excess Cashflow. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses or Charged-Off Amounts previously allocated to that Class of Certificates pursuant to Section 6.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(d)        Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(e)        On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver the Remittance Report.

Section 6.05	Allocation of Realized Losses.
(a) Group I Certificates

Any Realized Losses on the Group I Loans will be applied on any Distribution Date as follows: first, to related Net Monthly Excess Cashflow through payment of the related Overcollateralization Increase Amount, second, in reduction of the related Overcollateralization Amount until reduced to zero, third, to the Class I-B-4 Certificates, fourth, to the Class I-B-3 Certificates, fifth, to the Class I-B-2 Certificates, sixth, to the Class I-B-1 Certificates, seventh, to the Class I-M-5 Certificates, eighth, to the Class I-M-4 Certificates, ninth, to the Class I-M-3 Certificates, tenth, to the Class I-M-2 Certificates, eleventh, to the Class I-M-1 Certificates, and twelfth, to the Class I-A Certificates. Any reduction to the Certificate Principal Balance of a Certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a Class of Class I-A, Class I-M or Class I-B Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

No reduction of the Certificate Principal Balance of any Class of Class I-A, Class I-M and Class I-B Certificates shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Classes of Class I-A, Class I-M and Class I-B Certificates as of such Distribution Date to an amount less than the Stated Principal Balances of the Group I Loans as of the related Due Date.

Any allocation of a Realized Loss to a Class I-A, Class I-M or Class I-B Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary, in no event will the Certificate Principal Balance of any Class I-A, Class I-M or Class I-B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Class I-A, Class I-M or Class I-B Certificate from remaining related Net Monthly Excess Cashflow.

In the event that the related Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be remitted to the Master Servicer and then distributed by the Securities Administrator in accordance with the priorities set forth in clause xxxviii of Section 6.04(b)(1) and the Certificate Principal Balance of each Class of Class I-A, Class I-M and Class I-B Certificates that has been reduced by the allocation of a Realized Loss to such Class I-A, Class I-M or Class I-B Certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such Class I-A, Class I-M or Class I-B Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Available Distribution Amount for the related Distribution Date

(b)	Group II Certificates

Any Charge-Off Amounts on the Group II HELOCs will be applied on any Distribution Date as follows: first, to related Net Monthly Excess Cashflow through payment of the related Overcollateralization Increase Amount, second, in reduction of the Overcollateralization Amount until reduced to zero. If on any Distribution Date, as a result of the Charge-Off Amounts, the sum of the aggregate Certificate Principal Balances of the Group II Offered Certificates and the Certificate Principal Balance of the Class II-S Certificates exceeds the aggregate principal balance of the Group II HELOCs as of the last day of the related Collection Period, such excess will be allocated pro rata to (i) the Group II Offered Certificates, in the following order: first, to the Class II-B-2 Certificates, second, to the Class II-B-1 Certificates, third, to the Class II-M-9 Certificates, fourth, to the Class II-M-8 Certificates, fifth, to the Class II-M-7 Certificates, sixth, to the Class II-M-6 Certificates, seventh, to the Class II-M-5 Certificates, eighth, to the Class II-M-4 Certificates, ninth, to the Class II-M-3 Certificates, tenth, to the Class II-M-2 Certificates, eleventh, to the Class II-M-1 Certificates, and twelfth, to the Class II-A Certificates; and (ii) the Class II-S Certificates. The Class II-S Floating Allocation Percentage of Charge-Off Amounts on the Group II HELOCs will be applied on any Distribution Date to the Class II-S Certificates

Once Charge-Off Amounts have been allocated to a Class of Group II Offered Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the related Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be remitted to the Master Servicer and then distributed by the Securities Administrator in accordance with the priorities set forth in clause xiii of Section 6.04(b)(2) and the Certificate Principal Balance of each Class of Group II Offered Certificates that has been reduced by the allocation of a Charge-Off Amount to such Group II Offered Certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such Group II Offered will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Available Principal Payment Amount for the related Distribution Date.

(c)        (i)         All Realized Losses on the Group I Loans shall be allocated on each Distribution Date to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-60-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii)         All Realized Losses on the Group I Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-B-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-B-4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-B-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-B-3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-B-2 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-B-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-B-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-B-1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00%, and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-2 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-M-1 has been reduced to zero; and twelfth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest I-A and

REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest I-A has been reduced to zero.

(iii)        All Charge-Off Amounts on the Group II HELOCs shall be allocated on each Distribution Date to the following REMIC IV Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC IV Regular Interest AA and REMIC IV Regular Interest ZZ up to an aggregate amount equal to the REMIC IV Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; and second, to the Uncertificated Principal Balances of the REMIC IV Regular Interest AA and REMIC IV Regular Interest ZZ up to an aggregate amount equal to the REMIC IV Principal Loss Allocation Amount, 98.00% and 2.00%, respectively. Any subsequent allocation of Charge-Off Amounts to the Group II Offered Certificates and the Class II-S Certificates pursuant to clause (b) above shall be allocated on each Distribute Date (i) to the following REMIC IV Regular Interests in the specified percentages, as follows: first, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-B-2 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-B-2 has been reduced to zero; second, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-B-1 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-B-1 has been reduced to zero; third, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-9 and REMIC I Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-8 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-7 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-6 and REMIC IV Regular Interest ZZ, 98.00%, 1.00%, and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-5 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-4 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-3 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-3 has been reduced to zero; tenth, to the

Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-2 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-2 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-M-1 and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-M-1 has been reduced to zero; and twelfth, to the Uncertificated Principal Balances of REMIC IV Regular Interest AA, REMIC IV Regular Interest II-A and REMIC IV Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest II-A has been reduced to zero, and (ii) to the Class II-S Certificates, in the same proportion as between the Group II Offered Certificates and the Class II-S Certificates, respectively.

Section 6.06	Monthly Statements to Certificateholders.

(a)        Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)               the amount of the related distribution to Certificateholders allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(ii)               the amount of such distribution to Certificateholders allocable to interest and, with respect to the Group I Certificates, the portion thereof, if any, provided by the Swap Agreement;

(iii)              Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts for the Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates;

(iv)              the Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates and Group II Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts and Charge-Off Amounts, as applicable, on such Distribution Date;

(v)              the Stated Principal Balance of all the Group I Loans or Group II HELOCs, as applicable, for the following Distribution Date;

(vi)              the amount of the related Servicing Fees and the Master Servicer Fees for the related Collection Period;

(vii)             the Pass-Through Rate for each Class of Certificates for such Distribution Date and whether such rate was based on the related Net WAC Cap Rate;

(viii)            the amount of Advances included in the distribution on such Distribution Date;

(ix)              the number and aggregate Stated Principal Balance of the Group I Loans or Group II HELOCs, as applicable, (A) Delinquent, exclusive of Group I Loans or Group II HELOCs in foreclosure, (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(x)              with respect to any Group I Loan or Group II HELOC that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss or Charge-Off Amount, as applicable, on such Group I Loan or Group II HELOC as of the end of the related Collection Period;

(xi)	whether a Trigger Event exists;

(xii)             the total number and principal balance of any related real estate owned, or REO, properties as of the end of the related Collection Period;

(xiii)            the cumulative Realized Losses or Charge-Off Amounts, as applicable, through the end of the preceding month;

(xiv)            the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Loans or Group II HELOCs that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Stated Principal Balances of all of the Group I Loans or Group II HELOCs, as applicable,

(xv)             the amount of the Prepayment Charges remitted by the related Servicer and the amount on deposit in the related Reserve Fund; and

(xvi)            the amount of any Net Swap Payment payable to the portion of the trust representing the Group I Certificates, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than four (4) Business Days prior to the Distribution Date. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Securities Administrator by the Master Servicer, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator shall be entitled to conclusively rely on the

Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the parties hereto, the Certificateholders and each Rating Agency via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially by located at www.etrustee.net. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (312) 904-6299. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

As a condition to access the Securities Administrator’s internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(b)        The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Company and the related Servicer. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency.

(c)        Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

Section 6.07	REMIC Designations and REMIC Distributions.

(a)        The Securities Administrator on behalf of the Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Group I Loans and all interest owing in respect of and principal due thereon, the related Distribution Account, the related Master Servicer Collection Account, the related Protected Account maintained by the Company and the related Servicer, any related REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Group I Reserve Fund and, for the avoidance of doubt, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement). The assets of REMIC IV shall include the Group II HELOCs and all interest owing in respect of and principal due thereon, the related Distribution Account, the related Master Servicer Collection Account, the related Protected Account maintained by the Company and the related Servicer, any related REO Property, any proceeds of the foregoing and any other assets subject to this Agreement (other than the Group II Reserve Fund and, for the avoidance of doubt, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement). The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests and the REMIC IV Regular Interests shall constitute the assets of REMIC III. The Class I-C Interest shall constitute the assets of REMIC V. The Class IO Interest shall constitute the assets of REMIC VI.

(b)        On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Group I Distribution Account and distributed to the holders of the Class I-R-1 Certificates, as the case may be:

(i)         to holders of each REMIC I Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)         to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: to REMIC I Regular interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests.

(c)        On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Group I Distribution Account and distributed to the holders of the Class I-R-2 Certificates, as the case may be:

(i)         to the holders of REMIC II Regular Interest IO, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)         to the extent of the Interest Remittance Amount remaining after the distributions pursuant to clause (i), to the holders of each REMIC II Regular Interest (other than REMIC II Regular Interest IO), pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization

Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of REMIC II Regular Interest I-A, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3 and REMIC II Regular Interest I-B-4 in the same proportion as the Group I Overcollateralization Increase Amount is allocated to the Corresponding Certificates, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(iii)        to the holders of REMIC II Regular Interests (other than REMIC II Regular Interest IO) the remainder of the Interest Remittance Amount and Principal Distribution Amount for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A)              98% of such remainder to the holders of REMIC II Regular Interest AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B)              2% of such remainder, first, to the holders of REMIC II Regular Interest I-A, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-M-4, REMIC II Regular Interest I-M-5, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3 and REMIC II Regular Interest I-B-4 in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC II Regular Interest, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the holders of REMIC II Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C)              any remaining amount to the holders of the Class I-R-2 Certificates.

(d)        On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC IV to REMIC III on account of the REMIC IV Regular Interests or withdrawn from the Group II Distribution Account and distributed to the holders of the Class II-S Certificates, as the case may be:

(i)         to the holders of each REMIC IV Regular Interest the Interest Collection Amount, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC IV Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC IV Regular Interest ZZ shall be reduced when the

REMIC IV Overcollateralization Amount is less than the REMIC IV Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC IV Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1 and REMIC IV Regular Interest II-B-2 in the same proportion as the Group II Overcollateralization Increase Amount is allocated to the Corresponding Certificates, and the Uncertificated Principal Balance of REMIC IV Regular Interest ZZ shall be increased by such amount;

(ii)         to the holders of REMIC IV Regular Interests, the Available Principal Payment Amount for such Distribution Date, allocated as follows:

(A)              98% of such remainder to the holders of REMIC IV Regular Interest AA, until the Uncertificated Principal Balance of such REMIC IV Regular Interest is reduced to zero;

(B)              2% of such remainder, first, to the holders of REMIC IV Regular Interest II-A, REMIC IV Regular Interest II-M-1, REMIC IV Regular Interest II-M-2, REMIC IV Regular Interest II-M-3, REMIC IV Regular Interest II-M-4, REMIC IV Regular Interest II-M-5, REMIC IV Regular Interest II-M-6, REMIC IV Regular Interest II-M-7, REMIC IV Regular Interest II-M-8, REMIC IV Regular Interest II-M-9, REMIC IV Regular Interest II-B-1 and REMIC IV Regular Interest II-B-2 in an aggregate amount equal to 1% and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC IV Regular Interest, until the Uncertificated Principal Balances of such REMIC IV Regular Interests are reduced to zero; and second, to the holders of REMIC IV Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC IV Regular Interest is reduced to zero; and

(C)	any remaining amount to the holders of the Class II-S Certificates.

(e)        On each Distribution Date, an amount equal to the amounts distributed pursuant to Sections 6.04(a)(3)(i), (iii) and (vii) on such date shall be deemed distributed from REMIC III to REMIC V in respect of the Class I-C Interest.

(f)         On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest IO shall be deemed distributed by REMIC III to REMIC VI in respect of the Class IO Interest. Such amounts shall be deemed distributed by REMIC VI to the Swap Administrator for deposit into the Swap Account.

ARTICLE VII

THE CERTIFICATES

Section 7.01	The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance
I-A	$25,000	$1.00	$391,450,000.00
I-M-1	$25,000	$1.00	$56,568,000.00
I-M-2	$25,000	$1.00	$12,445,000.00
I-M-3	$25,000	$1.00	$13,011,000.00
I-M-4	$25,000	$1.00	$10,748,000.00
I-M-5	$25,000	$1.00	$9,051,000.00
I-B-1	$25,000	$1.00	$10,182,000.00
I-B-2	$25,000	$1.00	$8,485,000.00
I-B-3	$25,000	$1.00	$7,071,000.00
I-B-4	$25,000	$1.00	$13,294,000.00
I-C	10%	1%	N/A
I-R-1	100%	N/A	N/A
I-R-2	100%	N/A	N/A
I-R-3	100%	N/A	N/A
I-RX	100%	N/A	N/A
II-A	$25,000	$1.00	$129,194,000.00
II-M-1	$25,000	$1.00	$5,638,000.00
II-M-2	$25,000	$1.00	$4,984,000.00
II-M-3	$25,000	$1.00	$3,186,000.00
II-M-4	$25,000	$1.00	$2,860,000.00
II-M-5	$25,000	$1.00	$2,614,000.00
II-M-6	$25,000	$1.00	$2,533,000.00
II-M-7	$25,000	$1.00	$2,043,000.00
II-M-8	$25,000	$1.00	$1,961,000.00
II-M-9	$25,000	$1.00	$1,634,000.00
II-B-1	$25,000	$1.00	$1,552,000.00
II-B-2	$25,000	$1.00	$1,553,000.00
II-S	100%	N/A	N/A
II-E	10%	1%	N/A

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02     Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)        The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest. Upon request, the Securities Administrator shall promptly provide to the Trustee a complete and accurate copy of the Certificate Register, upon which the Trustee may unconditionally rely.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)        No Transfer of a Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts (or shall be deemed to certify in the case of a Book-Entry Certificate) surrounding the Transfer by (x)(i) the delivery to the Securities Administrator by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit D (the “Transferor Certificate”) and (ii) the delivery by the Certificateholder’s prospective transferee of (A) a letter in substantially the form of Exhibit E (the “Investment Letter”) if the prospective transferee is an Institutional Accredited Investor or (B) a letter in substantially the form of Exhibit F (the “Rule 144A and Related Matters Certificate”) if the prospective transferee is a QIB or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sellers, the Master Servicer, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Sellers, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

The Securities Administrator shall be entitled to rely conclusively on any certificate required by this Section 7.02 to be executed in connection with the transfer of any Certificate, and shall be entitled to presume conclusively the continuing accuracy thereof from time to time, in each case without further inquiry or investigation.

The Securities Administrator shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the 1933 Act, applicable state securities laws, ERISA or the Code; except that if a Certificate is required by the terms of this Section 7.02 to be provided to the Securities Administrator by a prospective transferor or transferee, the Securities Administrator shall examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 7.02 and that if an opinion of counsel is provided, the Securities Administrator shall examine the same to determine whether it meets the requirements hereof.

No Transfer of an ERISA Restricted Certificate or a Class B-4 Certificate shall be made unless either (i) the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a “plan”), or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate will not constitute or result in the assets of the Trust being deemed to be “plan assets” under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Depositor or the Securities Administrator, or (iii) in the case of a Class B-4 Certificate, the transferee provides a representation, or is deemed to represent in the case of the Global Certificate or an opinion of counsel to the effect that the proposed transfer or holding of such Class B-4 Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any obligation on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 7.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

No Transfer of a Group II Certificate shall be made at any time unless either (i) the Securities Administrator and the Master Servicer shall have received a representation from the transferee of such Group II Certificate acceptable to and in form and substance satisfactory to the Securities Administrator and the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either, a “Plan”), or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate, that the proposed transfer or holding of such Group II Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

Prior to the termination of the Swap Agreement, no Transfer of a Group I Certificate shall be made at any time unless either (i) the Securities Administrator and the Master Servicer shall have received a representation from the transferee of such Group I Certificate acceptable to and in form and substance satisfactory to the Securities Administrator and the Master Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either, a “Plan”), or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate, that the proposed transfer or holding of such Group I Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

Subsequent to the termination of the Swap Agreement, each beneficial owner of a Class I-M Certificate or any interest therein shall be deemed to have represented by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets,” (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch or Moody’s, and the Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

(c)        Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)         No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)        Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a holder of a Residual Certificate in violation of the provisions of this Section 7.02(c), then the last preceding Permitted Transferee shall be restored to all rights as holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Securities Administrator nor the Trustee shall be under liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(b) and this Section 7.02(c) or for making any payments due on such Certificate to the holder thereof or taking any other action with respect to such holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)        The Company and the Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information (to the extent in its possession) necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Sellers or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC

III, REMIC IV, REMIC V or REMIC VI, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a holder that is a Permitted Transferee.

(d)        The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Sellers, the Securities Administrator or the Master Servicer.

Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 7.04	Persons Deemed Owners.

The Securities Administrator, the Trustee and any agent of the Securities Administrator or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 7.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders or in the case of Book-Entry Certificate Owners (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder and Certificate Owner, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06	Book-Entry Certificates.

The Regular Certificates (other than the Class I-B-4, Class I-C and Class II-E Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)	the provisions of this Section shall be in full force and effect;

(b)        the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)        registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)        the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)        the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)         the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)        to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 7.07	Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 7.08	Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the

Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the holders of such Definitive Certificates as Certificateholders hereunder.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Voting Rights in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner’s Voting Rights in such Class of Certificates and (iii) the Securities Administrator shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Section 7.09	Maintenance of Office or Agency.

The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies located at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603 Attn: Global Securities and Trust Services Group – SACO I Trust 2005-5 where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office, as the office for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VIII

THE DEPOSITOR, COMPANY AND THE MASTER SERVICER

Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer.

Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02	Merger or Consolidation of the Depositor or the Master Servicer.

(a)        Each of the Depositor, the Company and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation or as a national banking association under federal law, as applicable, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)        Any Person into which the Depositor, the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Company or the Master Servicer, shall be the successor of the Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03     Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)        The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the affected Indemnified Person shall have given the Master Servicer and EMC written notice thereof promptly after such Person shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder except to the extent the Master Servicer is prejudiced thereby. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)        The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to the failure of the Company to perform in any way its duties and service the EMC Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Company contained herein. The Company shall immediately notify the Master Servicer and the Securities Administrator if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Securities Administrator and with counsel reasonably satisfactory to the Master Servicer and the Securities Administrator) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

(c)        EMC will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsection (b) above. Such indemnification shall survive termination of this Agreement.

Section 8.04     Limitations on Liability of the Depositor, the Company, the Master Servicer and Others. Subject to the obligation of the Seller, the Company and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03:

(a)        Neither the Depositor, the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Company and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)        The Depositor, the Company, the Master Servicer and any director, officer, employee or agent of the Depositor, the Company and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)        The Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee, each Custodian and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee, each Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to, or the performance of its obligations under, this Agreement, the Assignment Agreements, the Custodial Agreements, the Certificates or the Servicing Agreements other than (i) any such loss, liability or expense related to the Company’s or the Master Servicer’s or Securities Administrator’s failure to perform its respective duties in compliance with this Agreement or (ii) any such loss, liability or expense incurred by reason of the Company’s or the Master Servicer’s or the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable, (iii) in the case of the Trustee, any such loss, liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of its reckless disregard of obligations and duties hereunder and (iv) in the case of either Custodian, any such loss, liability or expense incurred by reason of such Custodian’s willful misfeasance, bad faith or negligence in the performance of its duties under the related Custodial Agreement, or by reason of its reckless disregard of obligations and duties thereunder. Such indemnification shall survive termination of this Agreement.

(d)        Neither the Depositor, the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Accounts as provided by Section 5.05. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to master service the Mortgage Loans pursuant to Section 4.01(a).

(e)        In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Securities Administrator and the Trustee if it has notice of such potential liabilities.

(f)         The Master Servicer shall not be liable for any acts or omissions of the Company or the related Servicer, except as otherwise expressly provided herein.

(g)        The Master Servicer may perform any of its duties hereunder or exercise its rights hereunder either directly of through Affiliates, agents or attorneys.

Section 8.05	Master Servicer and Company Not to Resign.

(a)        Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee (which consent shall not be unreasonably withheld or delayed) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

(b)        The Company shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $10,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld or delayed) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a qualified successor or the Master Servicer shall have assumed the Company’s responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee and the Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06     Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer hereunder without the consent of all of the Certificateholders.

Section 8.07     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) and meets the eligibility requirements herein to serve as Master Servicer and Securities Administrator; (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each responsibility, covenant and condition of the Master Servicer and the Securities Administrator under this Agreement and each Custodial Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been satisfied and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IX

DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01	Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)         any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Securities Administrator, the Trustee or the Depositor, or to the Securities Administrator, the Trustee and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)         any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Securities Administrator, the Trustee or the Depositor, or to the Securities Administrator, the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)        the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)        the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)        the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall in the case of any Event of Default described in clauses (i) through (vii) above, by notice in writing to the Master Servicer, with a copy to each Rating Agency, and with the consent of the Company may, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor Master Servicer appointed pursuant to Section 9.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon, if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article IV, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Master Servicer Collection Account maintained pursuant to Section 5.06, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify each Rating Agency of the occurrence of an Event of Default actually known to a Responsible Officer of the Trustee.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 5.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Section 9.02	Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided, further, however that, pursuant to Article V hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the Servicing Agreement with respect to which the Company or the Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or the Successor Master Servicer to master service the Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05.

Section 9.03	Notification to Certificateholders.

(a)        Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)        Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04	Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required remittances to the Securities Administrator. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to each Rating Agency.

Section 9.05	Company Default.

In case one or more of the following events of default by the Company (each, a “Company Default”) shall occur and be continuing, that is to say:

(i)         any failure by the Company to remit to the Master Servicer any payment required to be made under the terms of this Agreement on any Remittance Date; or

(ii)         failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements (other than Sections 3.13 or 3.14) on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

(iii)        a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)        the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v)        the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)        the Company attempts to assign its right to servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(vii)       the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder;

(viii)      failure by the Company to duly perform, within the required time period, its obligations under Section 3.13 or Section 3.14 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer;

then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer, by notice in writing to the Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer after a transition period (not to exceed 90 days). Upon written request from the Master Servicer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the EMC Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Master Servicer in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

The costs and expenses of the Master Servicer in connection with the termination of the Company, appointment of a successor to the Company, and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or other successor to the Company to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or such successor to service the related Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Company, shall be payable to the Master Servicer or such successor pursuant to Section 8.03 and shall not be subject to the cap on Extraordinary Trust Fund Expenses.

Section 9.06	Waiver of Company Defaults.

The Master Servicer may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01	Duties of Trustee and the Securities Administrator.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)        Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee or the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or pursuant to any provision of this Agreement; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)        On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the related Distribution Account as provided in Sections 6.02 and 11.01 herein.

(d)        No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)         Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)         Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)        The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

(v)        Neither the Trustee nor the Securities Administrator shall in any way be liable by reason of any insufficiency in any Account held by or in the name of the Securities Administrator or the Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s or Securities Administrator’s negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee or the Securities Administrator, as applicable, is obligor and has defaulted thereon);

(vi)        Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vii)       None of the Securities Administrator, the Master Servicer, the Sellers, the Depositor, the Trustee or the Custodians shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Company hereunder or the related Servicer under the related Servicing Agreement.

(e)        All funds received by the Securities Administrator and required to be deposited in the Distribution Accounts pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
(a) Except as otherwise provided in Section 9.01:

(i)         The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Depositor, the Sellers, the Company or the Master Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)        Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonable to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)        Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities

Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)        The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)       Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear or ambiguous, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall not accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)      Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 10.07; and

(ix)        Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 10.03   Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of, the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates), any Custodial Agreement or of any Mortgage Loan. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement, any Custodial Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trustee hereunder or to record this Agreement.

Section 10.04	Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or the Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 10.05	Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Securities Administrator shall be entitled to any investment income on amounts on deposit in the Master Servicer Collection Accounts and the Distribution Accounts. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Accounts pursuant to Section 5.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders hereunder. If funds in the Master Servicer Collection Accounts are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06	Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority and rated “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories by each Rating Agency or otherwise acceptable to each Rating Agency. The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee or the Securities Administrator publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07	Insurance.

The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). The Trustee and the Securities Administrator may self-insure if they maintain a long term unsecured debt rating of “A” (or its equivalent) by the Rating Agencies. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.08 shall be furnished to any Certificateholder upon reasonable written request

Section 10.08	Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Sellers, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable, fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, the Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the related successor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

Section 10.09	Successor Trustee or Securities Administrator.

Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10	Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)         All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)         No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12	Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The

Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish, or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make, or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the applicable prepayment assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the penultimate paragraph of this Section 10.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) none of the Trustee, the Master Servicer nor the Securities Administrator shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Securities Administrator, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates, the Group I Loans and Group II HELOCs. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of the Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, and is, in each case attributable to the activities of REMIC I, REMIC II, REMIC V, REMIC VI or to the Group I Loans and not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer or the Securities Administrator or the Company, if any such tax arises out of or results from a breach by the Master Servicer or the Securities Administrator or the Company of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Securities Administrator or the Company have any liability (1)

for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than arising out of a negligent performance by the Master Servicer or the Securities Administrator or the Company of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) any party hereto (other than the Master Servicer or the Securities Administrator or the Company) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), the following Group I Certificateholders in the following manner: any such tax will be paid, first, with amounts otherwise to be distributed to the Class I-R Certificateholders, on a pro rata basis, and second, with amounts otherwise to be distributed to the following other Group I Certificateholders in the following order of priority: first, to the Class I-B-4 Certificates, second, to the Class I-B-3 Certificates, third, to the Class I-B-2 Certificates, fourth, to the Class I-B-1 Certificates, fifth, to the Class I-M-5 Certificates, sixth, to the Class I-M-4 Certificates, seventh, to the Class I-M-3 Certificates, eighth, to the Class I-M-2 Certificates, ninth, to the Class I-M-1 Certificates, and tenth, to the Class I-A Certificates.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, and is, in each case, attributable to the activities of REMIC IV or to the Group II HELOCs and not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer or the Securities Administrator, if any such tax arises out of or results from a breach by the Master Servicer or the Securities Administrator of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than arising out of a negligent performance by the Master Servicer or the Securities Administrator of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) any party hereto (other than the Master Servicer or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), the following Group II Certificateholders in the following manner: any such tax will be paid, first, with amounts otherwise to be distributed to the Class II-S Certificateholders, and second, with amounts otherwise to be distributed to the following other Group II Certificateholders in the following order of priority: first, to the Class II-B-2 Certificates, second, to the Class II-B-1 Certificates, third, to the Class II-M-9 Certificates, fourth, to the Class II-M-8 Certificates, fifth, to the Class II-M-7 Certificates, sixth, to the Class II-M-6 Certificates, seventh, to the Class II-M-5 Certificates, eighth, to the Class II-M-4 Certificates, ninth, to the Class II-M-3 Certificates, tenth, to the Class II-M-2 Certificates, eleventh, to the Class II-M-1 Certificates, and twelfth, to the Class II-A Certificates.

Notwithstanding anything to the contrary contained herein, to the extent that any tax described in the foregoing paragraphs is payable by the holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date from the holders of the related Residual Certificates (and, if necessary, from the holders of the other related Certificates in the priority specified in the preceding paragraphs), funds otherwise distributable to such holders in an amount sufficient to pay such tax. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee, the Master Servicer and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party.

Notwithstanding the foregoing, with respect to the preparation and filing of tax returns in the event that the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts could be treated as a partnership among the holders of the Class I-A, Class I-M, Class I-B and Class I-C Certificates or a partnership among the holders of the Class II-A, Class II-M, Class II-B and Class II-E Certificates, the Securities Administrator shall not be required to prepare and file partnership tax returns on behalf of the Trust Fund unless it receives additional reasonable compensation for the preparation of such filings and written notification from either an officer or tax counsel for the Depositor recognizing the creation of a partnership for federal income tax purposes.

Section 10.13	REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sellers, the Company, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, neither the Trustee nor the Securities Administrator shall (a) sell or permit the sale of all or any portion of the Group I Loans or Group II HELOCs or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Group I Loans or Group II HELOCs pursuant to this Agreement or the Trustee and the Securities Administrator has received a REMIC Opinion addressed to the Securities Administrator and the Trustee and the Securities Administrator prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.02 and Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

ARTICLE XI

TERMINATION

Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.

(a)        Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Sellers and the Trustee created hereby with respect to the portion of the Trust Fund relating to the Group I Certificates shall terminate upon the earlier of (a) the purchase by the Majority Class I-C Certificateholder of all of the Group I Loans (and REO Properties) remaining in the Trust Fund at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Group I Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Group I Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Company, the related Servicer or the Master Servicer, including unreimbursed Servicing Advances and the principal portion of any unreimbursed Advances made on the Group I Loans prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Group I Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the portion of the trust relating to the Group I Certificates created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the related Latest Possible Maturity Date.

The right to repurchase all Group I Loans and REO Properties by the Majority Class I-C Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Group I Loans in the Trust Fund, at the time of any such repurchase, aggregating 20% or less of the aggregate Cut-off Date Principal Balance of all of the Group I Loans.

(b)        Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Sellers and the Trustee created hereby with respect to the portion of the Trust Fund relating to the Group II Certificates shall terminate upon the earlier of (a) the purchase by the Majority Class II-E Certificateholder of all of the Group II HELOCs (and REO Properties) remaining in the Trust Fund at a price (the “HELOC Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Group II HELOC (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Group II HELOC), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of pocket costs of the Company, the related Servicer or the Master Servicer, including unreimbursed Servicing Advances made on the Group

II HELOCs prior to the exercise of such repurchase right, (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation of the last Group II HELOC remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the portion of the trust relating to the Group II Certificates created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the related Latest Possible Maturity Date.

The right to repurchase all Group II HELOCs and REO Properties by the Majority Class II-E Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the sum of the Certificate Principal Balances of the Class II-A, Class II-M and Class II-B Certificates in the Trust Fund, at the time of any such repurchase, aggregating 10% or less of the sum of the Certificate Principal Balances of the Class II-A, Class II-M and Class II-B Certificates as of the Closing Date.

Notwithstanding anything to the contrary herein, the Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all the Group I Certificates (other than the Class I-R-3 Certificates) and (ii) the retirement of all the Group II Certificates.

Section 11.02	Final Distribution on the Certificates.

If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund relating to the Group I Loans or Group II HELOCs, as applicable, other than the funds in the related Master Servicer Collection Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Securities Administrator. If the Majority Class I-C Certificateholder elects to terminate the Trust Fund pursuant to Section 11.01(a), at least 20 days prior to the date notice is to be mailed to the related Certificateholders, the Majority Class I-C Certificateholder shall notify the Depositor, the Securities Administrator and the Trustee of the date the Majority Class I-C Certificateholder intends to terminate the Trust Fund. The Master Servicer shall remit the Mortgage Loan Purchase Price to the Securities Administrator on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class I-C Certificateholder. If the Majority Class II-E Certificateholder elects to terminate the Trust Fund pursuant to Section 11.01(b), at least 20 days prior to the date notice is to be mailed to the related Certificateholders, the Majority Class II-E Certificateholder shall notify the Depositor, the Securities Administrator and the Trustee of the date the Majority Class II-E Certificateholder intends to terminate the Trust Fund. The Master Servicer shall remit the Mortgage Loan Purchase Price to the Securities Administrator on

the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class II-E Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to related Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency and the Trustee at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the related Master Servicer Collection Account to be remitted to the Securities Administrator for deposit in the related Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the related Custodian of a Request for Release therefor, the related Custodian shall promptly release to the Master Servicer as applicable the Mortgage Files for the related Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each related Class in accordance with the Remittance Report the amounts allocable to such Certificates held in the related Distribution Account in the order and priority set forth in Section 6.04 hereof on the final related Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining related Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining related Certificateholders concerning surrender of their related Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and that are related to the applicable Loan Group.

Section 11.03	Additional Termination Requirements.

(a)        Upon exercise by the Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable, of its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator, at the expense of the Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)        The Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable, shall establish a 90-day liquidation period for REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, as applicable, and notify the Trustee and the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI, as applicable, pursuant to Treasury Regulation Section 1.860F-1. The Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable;

(2)        During such 90-day liquidation period, and at or prior to the time of making the final payment on the Group I Certificates or Group II Certificates, as applicable, the Securities Administrator on behalf of the Trustee shall sell all of the assets of REMIC I or REMIC IV, as applicable, for cash; and

(3)        At the time of the making of the final payment on the related Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I or REMIC IV, as applicable, shall terminate at that time.

(4)        By their acceptance of the related Certificates, the holders thereof hereby authorize the adoption of a 90-day liquidation period for the related REMIC, which authorization shall be binding upon all successor related Certificateholders.

(5)        The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable, and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Majority Class I-C Certificateholder or Majority Class II-E Certificateholder, as applicable.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Master Servicer Collection Accounts maintained by the Master Servicer or the Protected Accounts maintained by the Company are maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator and the Trustee (which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Securities Administrator and the Trustee), adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI at any time prior to the final redemption of the Certificates, provided that the Securities Administrator and the Trustee have been provided an Opinion of Counsel addressed to the Securities Administrator and the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of the holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator and the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI or the Certificateholders or cause any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Securities Administrator or the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to it (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 12.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04	Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sellers to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by each Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sellers or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Sellers to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Sellers or the Depositor, as applicable, for the benefit of the Certificateholders of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 12.05	Notices.

(a)        The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)	Any material change or amendment to this Agreement;
(ii)	The occurrence of any Event of Default that has not been cured;

(iii)        The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

(iv)        The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.04 and 11.01; and

(v)	The final payment to Certificateholders.

(b)        All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel; (ii) in the case of EMC or the Company, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at its Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto, (iv) in the case of the Master Servicer or the Securities Administrator, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group-SACO 2005-5 or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, (v) in the case of Moody’s, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring, or such other address as may be hereafter furnished to the other parties hereto by Moody’s in writing, and (vi) in the case of Fitch, One State Street Plaza – 32nd Floor, New York, New York 10004, Attention: RMBS, or such other address as may be hereafter furnished to the other parties hereto by Fitch in writing. Any notice delivered to EMC (on its own behalf as a Seller and on behalf of Master Funding), the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07	Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, EMC (on its own behalf as a Seller and on behalf of Master Funding) or the Depositor.

Section 12.08	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee. hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.09   Inspection and Audit Rights. The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor and the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof.

Section 12.10	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

* * *

IN WITNESS WHEREOF, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By:	/s/ Dana Dillard
Name:	Dana Dillard
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Sandra Brooks
Name:	Sandra Brooks
Title:	First Vice President

CITIBANK, N.A., as Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Assistant Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared __________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of BSABS I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
) ss.:
COUNTY OF	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared __________________, personally known to me on the basis of satisfactory evidence to be an __________________ of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Citibank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS I-A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class I-A Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[____]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[____]

Master Servicer: LaSalle Bank National Association	CUSIP: [____]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class I-A Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of ________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by  __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-2

FORM OF CLASS I-M-[1][2][3][4][5] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I-A CERTIFICATES [,] [AND] [CLASS I-M-1] [CERTIFICATES] [,] [AND] [CLASS I-M-2] [CERTIFICATES] [,] [AND] [CLASS I-M-3] [CERTIFICATES] [AND] [CLASS I-M-4] [CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The related Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class I-M-[1][2][3][4][5] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class I-M-[1][2][3][4][5]Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master

Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC. (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The

Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-M-[1][2][3][4][5] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by  __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS I-B-[1][2][3][4] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I-A, CLASS I-M-1, CLASS I-M-2, CLASS I-M-3, CLASS I-M-4 [AND] CLASS I-M-5 [CERTIFICATES] [,] [AND] [CLASS I-B-1] [CERTIFICATES] [,] [AND] [CLASS I-B-2] [CERTIFICATES] [AND] [CLASS I-B-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

[For Class I-B-4][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT.]

[For Class I-B-4][NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

[For Class I-B-1, Class I-B-2 and Class I-B-3][UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The related Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class I-B-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class I-B-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I LLC, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class I-B-1, Class I-B-2 and Class I-B-3][Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.]

[For Class I-B-4] [Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution date so long as this Certificate remains in non-book entry form (and otherwise, the close of business on the Business Day immediately preceding such Distribution Date) an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.] The Last

Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

[For Class I-B-4] [No transfer of this Class I-B-4 Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 7.02 of the Agreement. Notwithstanding the foregoing, the certifications will not be required with respect to the transfer of this Certificate to a Depository, or for any subsequent transfer of this Certificate for so long as this Certificate is a Book-Entry Certificate.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-B-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-4

FORM OF CLASS I-C CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO

THE CLASS I-A CERTIFICATES, THE CLASS I-M CERTIFICATES AND THE CLASS I-B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class I-C

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [____________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class I-C Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Sellers, the Securities Administrator, the Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of

Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-C Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by  __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-5

FORM OF CLASS I-R[-1][-2][-3]☒ CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class I-R[-1][-2][-3]☒	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005

First Distribution Date: August 25, 2005

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class R[-1][-2][-3]☒ Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-R[-1][-2][-3]☒ Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-6

FORM OF CLASS II-A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class II-A Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[____]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[____]

Master Servicer: LaSalle Bank National Association	CUSIP: [____]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class II-A Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Certificate or Beneficial Ownership shall be deemed to have made the representation set forth in Section 7.02(b) of the Pooling Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II-A Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by  __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-7

FORM OF CLASS II-M-[1][2][3][4][5][6][7][8][9] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS IIA [CERTIFICATES] [,] [AND] [CLASS II-M-1] [CERTIFICATES] [,] [AND] [CLASS II-M-2] [CERTIFICATES] [,] [AND] [CLASS II-M-3] [CERTIFICATES] [,] [AND] [CLASS II-M-4] [,] [AND] [CLASS II-M-5] [,] [AND] [CLASS II-M-6] [,] [AND] [CLASS II-M-7] [AND] [CLASS II-M-8] [CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES NAMED HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The related Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class II-M-[1][2][3][4][5][6][7][8][9] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class II-M-[1][2][3][4][5][6][7][8][9] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities

Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC. (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Last Scheduled Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The

Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Certificate or Beneficial Ownership shall be deemed to have made the representation set forth in Section 7.02(b) of the Pooling Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II-M-[1][2][3][4][5][6][7][8][9] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-8

FORM OF CLASS IIB[1][2] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS IIA [CERTIFICATES] [,] [CLASS II-M-1] [CERTIFICATES] [,][CLASS II-M-2] [CERTIFICATES] [,] [CLASS II-M-3] [CERTIFICATES] [,] [CLASS II-M-4] [,][CLASS II-M-5] [,] [CLASS II-M-6] [,] [CLASS II-M-7] [,] [CLASS II-M-8] [AND] [CLASS IIB-1] [CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

Certificate No.1

Adjustable, equal to the lesser of (a) one-month LIBOR plus the related Margin and (b) [___]% per annum, subject to the related Net WAC Cap Rate limitation described in the Agreement. The related Margin means [___]% per annum; provided, however, that such Margin shall be [___]% per annum after the Optional Termination Date.

Class II-B[1][2] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class II-B[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS I LLC. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I LLC, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the immediately preceding Distribution Date (or with respect to the First Distribution Date, the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses applicable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

Each holder of a Certificate or Beneficial Ownership shall be deemed to have made the representation set forth in Section 7.02(b) of the Pooling Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class IIB-[1][2] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificates and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-9

FORM OF CLASS II-E CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO

THE CLASS I-A CERTIFICATES, THE CLASS I-M CERTIFICATES AND THE CLASS I-B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class II-E

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: August 25, 2005	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

Master Servicer: LaSalle Bank National Association	CUSIP: [____________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the

Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company, LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Sellers, the Securities Administrator, the Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(b) of the Pooling Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II-E Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT A-10

FORM OF CLASS II-S CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A

DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class II-R-1	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005

First Distribution Date: August 25, 2005

Master Servicer: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: August 25, 2035

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-5

evidencing a Percentage Interest in the distributions allocable to the Class II-R-1 Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family mortgage loans sold by BSABS I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by BSABS I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of BSABS I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting primarily of a pool of fixed rate mortgage loans that are secured by junior liens on one- to four- family residences (collectively, the “Mortgage Loans”) sold by BSABS I LLC (“BSABS”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to BSABS. LaSalle Bank National Association (“LaSalle”) will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS, as depositor (the “Depositor”), EMC as a seller and company,

LaSalle as master servicer and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Class II-R-1 Certificate will be made unless the Securities Administrator shall have received either (i) the opinion of counsel set forth in section 7.02 of the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in Section 11.01 of the Agreement and (ii) the Latest Possible Maturity Date as specified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II-R-1 Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by __________________, the assignee named above, or ________________________, as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[provided upon request]

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4)

of the Internal Revenue Code of 1986, as

amended, and for other purposes

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.          That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.          That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), or an electing large partnership as defined in Section 775(a) of the Code, and will not be a disqualified organization or an electing large partnership as of [Closing Date] [date of purchase]; (ii) it is not acquiring the SACO I Trust 2005-5, Series 2005-5, Class I-R[-1][-2][-3]☒ and Class II-R-1 Certificates (the “Residual Certificates”) for the account of a disqualified organization or an electing large partnership; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by BSABS I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization or an electing large partnership; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.          That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor’s taxpayer identification number is ______________________.

5.          That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.          That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.          That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

BSABS I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Attention: SACO I Trust 2005-5

Re:	SACO I Trust 2005-5

Mortgage Pass-Through Certificates, Series 2005-5, Class[_]_

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-5, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2005, among BSABS I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as a seller and company, LaSalle Bank National Association as master servicer and securities administrator (the “Master Servicer”) and Citibank, N.A., as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Securities Administrator that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER-NON RULE 144A

[Date]

[SELLER]

BSABS I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Re:	SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5

(the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)

we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if LaSalle Bank National Association (the “Securities Administrator”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, have provided the Opinion of Counsel required by the Agreement.

(ix)	We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(b) OF THE POOLING AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of July 1, 2005, among BSABS I LLC, as depositor, EMC Mortgage Corporation, as a seller and company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

BSABS I LLC

383 Madison Avenue

New York, New York 10179

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

Re:	SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5

(the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.          It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:
	a.	greater than $100 million and the undersigned is one of the following entities:
		(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1]; or

_________________________

1               A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(y)	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
(z)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
(aa)

a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
(cc)

a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or
(ee)	an investment adviser registered under the Investment Advisers Act; or
b.	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
c.

less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.

less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of July 1, 2005, among BSABS I LLC, EMC Mortgage Corporation, LaSalle Bank National Association and Citibank, N.A., as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Privately Offered Certificates, has provided the Opinion of Counsel required by the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

RE:

Pooling and Servicing Agreement, dated as of July 1, 2005, among BSABS I LLC, as Depositor, EMC Mortgage Corporation, as a seller and company, LaSalle Bank National Association, as master servicer and securities administrator and Citibank, N.A., as Trustee                 ____________________________________________________________

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgagor Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

_____

                 1.      Mortgage Loan paid in full. ([The Master Servicer] [A Servicer] [the Trustee] hereby certifies that all amounts received in connection therewith have been credited to _________________________________________.)

_____	2.	Mortgage Loan in foreclosure.
_____	3. Repurchase. (The [Master Servicer] [Trustee] hereby certifies that the repurchase price has been credited to ____________________________.)
_____

                 4.      Mortgage Loan liquidated by ___________________________________. ([The Master Servicer] [A Servicer] [The Trustee] hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to ________________________.)

_____	5.	Other (explain):
By:
(authorized signer)
Issuer:
Address:
Date:

EXHIBIT H

DTC Letter of Representations

[provided upon request]

EXHIBIT I

Schedule of Mortgage Loans with Lost Notes

[provided upon request]

EXHIBIT J

FORM OF LASALLE CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of July 29, 2005, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, in that capacity, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as a seller (“EMC”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”), MASTER FUNDING LLC, as a seller (“Master Funding”, and together with EMC, the “Sellers”), LASALLE BANK NATIONAL ASSOCIATION, as master servicer (together with any successor in interest, the “Master Servicer”) and LASALLE BANK NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, LaSalle Bank National Association as securities administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of July 1, 2005, relating to the issuance of SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5 (as in effect on the date of this Agreement, the “Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and all custodian obligations are defined herein. In the event any custodian obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supersede.

WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sellers or the Master Servicer under the Pooling and Servicing Agreement and the Servicers, if any, under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sellers, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.      Definitions. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, the definitions of such terms are equally applicable to the singular and the plural forms of such terms, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, and section references refer to sections of this Agreement.

“Agreement” shall mean this Custodial Agreement, as further supplemented or amended from time to time.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean July 29, 2005.

“Master Servicer” shall mean LaSalle Bank National Association, in its capacity as master servicer, and its successors and assigns.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS® system.

“MERS® System” shall mean the system of recording transfers of Mortgages electronically maintained by MERS.

“MIN” shall mean the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“MOM Loan” shall mean with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Mortgage” shall mean the mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

“Mortgage Assignment” shall mean an assignment of the Mortgage in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Mortgage File” shall have the meaning set forth in Section 2 hereof.

“Mortgage Loan” shall mean a first or subordinate lien mortgage loan or a first or subordinate lien home equity line of credit on a one-to-four family residential property.

“Mortgage Loan Schedule” shall mean the electronic schedule of Mortgage Loans identified in Schedule A.

“Mortgaged Property” shall mean the real property securing repayment of a Mortgage Loan.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Note” shall mean any promissory note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Servicer” shall mean the related servicer of the Mortgage Loans.

“Trustee” shall mean Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Any Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.      Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on Schedule A attached hereto (the “Mortgage Loan Schedule”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.      Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded and the related Mortgage Loan is not a MERS Loan or the Custodian has not received written instructions from the Seller or the Trustee that the related Mortgaged Properties are located in jurisdictions under the laws of which the recordation of such assignment is not necessary to protect the Trustee’s interest therein, each such assignment shall be delivered by the Custodian to the related Seller for the purpose of recording it in the appropriate public office for real property records, and the Sellers, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.	Review of Mortgage Files.

(a)        The documents set forth in the definition “Mortgage File” herein shall be delivered and released to the Custodian relating to each of the Mortgage Loans to be purchased on a Closing Date. The related Mortgage Loans shall be identified in the Mortgage Loan Schedule in electronic format which shall be delivered to the Custodian by the Depositor at least two Business Days prior to each Closing Date. On or prior to the Closing Date, the Custodian shall deliver to EMC, the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on Schedule A attached hereto (the “Mortgage Loan Schedule”).

(b)        Within 90 days thereafter, the Custodian agrees, for the benefit of Certificateholders, to review each such document, and shall deliver to EMC, the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)        Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files and deliver to the Sellers, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof. If the Custodian finds any document missing, or to be unrelated, determined on the basis of the mortgagor name, original principal balance and loan number, to the mortgage loans identified on the Mortgage Loan Schedule or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Trustee.

(d)        In reviewing the Mortgage Files as provided herein, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

Upon receipt of written request from EMC, the Master Servicer or the Trustee, the Custodian shall as soon as practicable supply such Person with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4.      Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice per Exhibit Four or Electronic Release Request per Exhibit Five from the Trustee that EMC has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been paid as required under the Pooling and Servicing Agreement, then the Custodian agrees to promptly release to EMC the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release from the Master Servicer substantially in the form of Exhibit Four or Three attached hereto or Electronic Release Request per Exhibit Five, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Company or the related Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of the Custodial Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release per Exhibit Four or Electronic Release Request per Exhibit Five requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated, or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

Section 2.5.     Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement, to the extent provided in the Pooling and Servicing Agreement, shall enforce any obligation of the related Servicer, to the extent set forth in the Servicing Agreement or with respect to EMC as company, the Pooling and Servicing Agreement, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.

CONCERNING THE CUSTODIAN

Section 3.1.      Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Sellers, the Depositor, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.      Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of interests in the Mortgage Loans with the same rights it would have if it were not Custodian.

Section 3.3.      Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. A separate fee schedule will apply between the Custodian and the Master Servicer.

Section 3.4.      Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Master Servicer, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5.      Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.6.      Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.7.      Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or Trust Fund, due to any negligent performance by the Custodian of its duties and responsibilities under this

Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian’s reliance on instructions from the Trustee or the Master Servicer. The provisions of this Section 3.7 shall survive the termination of this Custodial Agreement.

The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

Section 3.8.	Limitation of Duties. The Custodian in its capacity as such:

(a)        in the course of its review of the Mortgage Files, shall not be required to make determinations (1) of a legal nature or (2) as to the authority of any officer or agent of the Master Servicer, Trustee or other entity who has executed (or certified with respect to) any document which is part of the Mortgage File;

(b)        shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed upon in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities;

(c)        will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of any Mortgage Loans and will not be required to and will not make any representations as to the validity, value or genuineness of the Mortgage Loans;

(d)        shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

(e)        may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and reasonably believed by it to be genuine and to have been signed by the Master Servicer or the Trustee;

(f)         may rely on and shall be protected in acting upon the written instructions of the Master Servicer or the Trustee and such employees and representatives of the Master Servicer and the Trustee, as applicable, may hereinafter designate in writing;

(g)        may consult counsel satisfactory to it (including counsel for the Master Servicer) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel (provided that the fees of such counsel in connection with such consultation and opinion shall be paid by the Custodian); and

(h)        shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except in the case of a breach of any of the Custodian’s obligations hereunder, negligence or willful misconduct.

The Custodian shall be held to the same standard of conduct, and shall be entitled to the same protections, privileges and immunities as other custodians acting in a custodial capacity are generally afforded.

No covenant or agreement contained herein shall be deemed to be the covenant or agreement of any member of the Board of Directors, or any director, officer, agent, employee or representative of the Trustee, Master Servicer or the Custodian in his or her individual capacity and none of such persons shall be subject to any personal liability or accountability by reason of the execution of this Agreement, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

Section 4.1.      Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2.      Amendments.  No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.4.      Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5.      Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Attached]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: SACO I Trust, Series 2005-5 Telecopy: (212) 816-5527	CITIBANK, N.A., not individually but solely as Trustee By:_________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:_________________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	EMC MORTGAGE CORPORATION By:_________________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	MASTER FUNDING LLC By:_________________________________ Name: Title:
Address: 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603	LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer By:_________________________________ Name: Title:
Address: 2571 Busse Rd., Suite 200 Elk Grove Village, Illinois 60007	LASALLE BANK NATIONAL ASSOCIATION, as Custodian By:_________________________________ Name: Title: Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Citibank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _________________, known to me to be a(n) ________________of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) _____________________ of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) ___________________ of Master Funding LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF ILLINIOS	)
	)	ss.:
COUNTY OF	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be an __________________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ILLINIOS	)
	)	ss.:
COUNTY OF	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be ____________________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

SCHEDULE A

(Provided upon request)

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

July 29, 2005

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5____________________________________

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received the following documents with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto: (i) an original note, including any riders thereto, endorsed without recourse to the order of blank or to “Citibank, N.A., as Trustee for certificateholders of SACO I Inc., Mortgage Pass-Through Certificates, Series 2005-5 under the Pooling and Servicing Agreement dated as of July 1, 2005 for SACO I Trust 2005-5 Mortgage Pass-Through Certificates, Series 2005-5,” and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; (ii) an original mortgage and, if the related mortgage loan is a MERS Loan, registered with MERS, noting the presence of the mortgage identification number and language indicating that such mortgage loan is a MERS Loan, which shall have been recorded (or if the original is not available, a copy) with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form); (iii) unless the mortgage loan is a MERS Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the mortgage property is located) to the Trustee of the mortgage with respect to each mortgage loan in the name of ___________________________, which shall have been recorded (of if clause (x) in the proviso below applies, shall be in recordable form); (iv) an original or a copy of all intervening assignments of the mortgage, if any, with evidence of recording thereon; (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related mortgaged property; and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the mortgage notes relating to the mortgage loans identified in the list attached hereto, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5___________________________________

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated July 29, 2005 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Master Funding LLC

383 Madison Avenue

New York, New York 10179

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5_________________________________

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated July 29, 2005 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:	[Name/Address of Owner]

Attention:

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation and Master Funding LLC relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5____________________________________

In connection with the Mortgage Files that you hold pursuant to the Custodial Agreement, we request the release, and acknowledge receipt of the Mortgage file/[specify document] for the Mortgage Loan described below, the reason indicated.

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

_____ 1. Mortgage Loan paid in full. ([The Master Servicer] [A Servicer] [the Trustee] hereby certifies that all amounts received in connection therewith have been credited to __________________________________________________________________________.)

_____ 2. Mortgage Loan in foreclosure.

_____ 3. Repurchase. (The [Master Servicer] [Trustee] hereby certifies that the repurchase price has been credited to _____________________________________________.)

_____ 4. Mortgage Loan liquidated by _______________________________________. ([The Master Servicer] [A Servicer] [The Trustee] hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to _____________________________________.

_____ 5. Other (explain):

By:
(authorized signer)
Issuer:
Address:
Date:

EXHIBIT FIVE

EELECTRONIC RELEASE REQUEST (Excel)

Collateral Release Tasks

Required Field Header	Description

customer	Value can be constant of '1018'

poolnum	pool number if available, can be left blank as well

loanid	EMC loan#, required field

loc_code

Codes must be mutually agreed upon with custodian. Examples are PDPO= loans released for payoff, FORC = loans released for foreclosure, OLIQ= loans released for repurchase, NLIQ = loans released for non-liquidation/correction.

rel_code	Codes must be mutually agreed upon with custodian. Examples are 1 = payoff, 2 = foreclosure, 4 = repurchase, 5 = non-liquidation.

rel_doclist	Can be left blank

notation	“Name of Person File Being Released To @ Company Name” (i.e. Sharon Ayers@EMC)

reqstr	Can be left blank

reqstr_sig	Signatory code assigned to requestor, TBD

amend	0 = new release request, 1= amend an existing released record (i.e. FORC to PDPO)

EXHIBIT K

FORM OF WELLS FARGO CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of July 29, 2005, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as a seller (“EMC”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”), Master Funding LLC, as a seller (“Master Funding”, and together with EMC, the “Sellers”), LASALLE BANK NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, LaSalle Bank National Association (in that capacity, the securities administrator) and the Trustee have entered into a Pooling and Servicing Agreement, dated as of July 1, 2005, relating to the issuance of SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5 (as in effect on the date of this Agreement, the “Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”) and all custodian obligations are defined herein. In the event any custodian obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supersede.

WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sellers or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sellers, the Master Servicer, the Company and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.01     Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.02     Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the related Seller for the purpose of recording it in the appropriate public office for real property records, and the Sellers, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.03	Review of Mortgage Files.

(a)        On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to EMC, the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)        Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to EMC, the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)        Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Sellers, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d)        In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from EMC, the Master Servicer or the Trustee, the Custodian shall as soon as practicable supply such Person with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.04     Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer and the Trustee.

Section 2.05     Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer or Trustee that EMC has repurchased one or more Mortgage Loans pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to EMC the related Mortgage Files.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to such Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of this Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or LPMI Policy, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to EMC (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to EMC; provided, however, that in the case of a Mortgage Loan that is registered on the MERS System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

Section 2.06     Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, shall enforce any obligation of the related Servicer under the related Servicing Agreement, or in the case of EMC, the Pooling and Servicing Agreement, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

Section 3.01     Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.02     Custodian May Own Certificates. The Custodian and its affiliates in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights such persons would have if the Custodian were not Custodian hereunder.

Section 3.03     Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time a fee as agreed upon by such parties as reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian. Upon its request, the Custodian shall be paid or reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its legal counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Custodian’s negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.04     Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans hereunder. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee, at the direction of 25% of the Certificateholders, shall remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Master Servicer, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer which shall not be unreasonably withheld or delayed.

Section 3.05     Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian (by sale of assets, stock or a combination of both), shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.06     Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.07     Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, bad faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages (“Special Damages”) resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (except Special Damages) that may be imposed on, incurred by or asserted against the Trustee or Trust Fund, due to any act or omission by the Custodian with respect to the Mortgage Files; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 3.7 shall survive the termination of this Custodial Agreement.

The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability damages, payments, costs or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including without limitation the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01     Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.02     Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.03     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.04     Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.05     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: SACO I Trust, Series 2005-5 Telecopy: (212) 816-5527	CITIBANK, N.A., as Trustee By:_______________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:_______________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	EMC MORTGAGE CORPORATION By:_______________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	MASTER FUNDING LLC By:_______________________________ Name: Title:
Address: 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603	LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer By:_______________________________ Name: Title:
Address: 1015 10th Avenue Southeast, MS 0031 Minneapolis, MN 55414 Attention: BSABS I 2005-5 Telecopy: Confirmation:	WELLS FARGO BANK, N.A., as Custodian By:_______________________________ Name: Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Citibank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared __________________, known to me to be a(n) ________________of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _______________________, known to me to be a(n) __________________ of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) ___________________ of Master Funding LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a(n) _____________________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF HENNEPIN	)

On the 29th day of July 2005 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Wells Fargo Bank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

July 29, 2005

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Master Funding LLC, LaSalle Bank National Association, as Master Servicer and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5_________________________

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Master Funding LLC, LaSalle Bank National Association, as Master Servicer and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5________________________

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, Illinois 60603

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Master Funding LLC

383 Madison Avenue

New York, New York 10179

Attention: SACO I Inc., Series 2005-5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among Citibank, N.A., Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Master Funding LLC, LaSalle Bank National Association, as Master Servicer and Wells Fargo Bank, N.A., as Custodian relating to SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5________________________

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(Provided upon request)

EXHIBIT L

FORM OF COMPANY CERTIFICATION

This certificate is being delivered pursuant to Section [__] of the Pooling and Servicing Agreement, dated as of July 1, 2005 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation as a seller (in that capacity, a “Seller”), LaSalle Bank National Association as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

I certify that:

(i)	I am a ____________________ of the Company.

(ii)

Based on my knowledge, the information in the annual statement of compliance furnished in March 20__ pursuant to Section [__] of the Agreement and the annual independent certified public accountants’ servicing report delivered pursuant to Section [__] thereof (collectively, the “Reports”), and all servicing reports, officer’s certificates and other information relating to the EMC Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification.

(iii)	The servicing information required to be provided to the Master Servicer by the Company under the Agreement has been provided to the Master Servicer.

(iv)

I am responsible for reviewing the servicing activities performed by the Company pursuant to this Agreement, and except as disclosed in the Reports, the Company has, as of the date of this certification, fulfilled its obligations under the Agreement.

(v)

I have disclosed to the Master Servicer all significant deficiencies relating to the Company’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

______________________

Dated: March __, 20__

EXHIBIT M

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 29, 2005, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and among EMC MORTGAGE CORPORATION, a Delaware corporation (a “Mortgage Loan Seller” or “EMC”), MASTER FUNDING LLC, a Delaware limited liability company (a “Mortgage Loan Seller” or “Master Funding” and, together with EMC, the “Mortgage Loan Sellers”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, each Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, fixed rate, junior-lien mortgage loans secured by one-to-four family residences (collectively, the “Group I Mortgage Loans”) and first and junior lien home equity lines of credit (the “Group II HELOC Loans” and together with the Group I Loans, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create SACO I Trust 2005-5, which will issue the SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5 (the “Certificates”), under a pooling and servicing agreement, to be dated as of July 1, 2005 (the “Pooling and Servicing Agreement”) among the Purchaser, as depositor, EMC, as a seller and company, LaSalle Bank National Association, as master servicer (in that capacity, the “Master Servicer”) and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-125422) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated July [__], 2005, to the Prospectus, dated June 24, 2005, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, Bear, Stearns & Co. Inc. (“Bear Stearns”) and the Purchaser have entered into a terms agreement, dated as of July [__], 2005, to an underwriting agreement, dated July [__], 2005 (together, the “Underwriting Agreement”) between Bear Stearns and the Purchaser.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.         Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: With respect to EMC and the sale of the EMC Mortgage Loans, cash in an amount equal to $_____*_____ (plus $_____*_____in accrued interest) and the retained certificates. With respect to Master Funding and the sale of the Master Funding Mortgage Loans, cash in an amount equal to $_____*_____ (plus $_____*_____in accrued interest).

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: July 29, 2005.

Custodial Agreement: Any of the LaSalle Custodial Agreement or Wells Fargo Custodial Agreement.

Cut-off Date: July 1, 2005.

Cut-off Date Balance: Shall mean $[____________] with respect to the Group I Loans and $[__________] with respect to the Group II HELOC Loans.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

EMC: EMC Mortgage Corporation.

EMC Mortgage Loan: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which EMC is the applicable Seller.

Fitch: Fitch Inc., or its successors in interest.

LaSalle: LaSalle Bank National Association, or its successors in interest.

LaSalle Custodial Agreement: The custodial agreement, dated as July 29, 2005, among the Depositor, the Seller, the Master Servicer, the Trustee and LaSalle Bank National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

Master Funding: Master Funding LLC.

Master Funding Mortgage Loan: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Master Funding is the applicable Seller.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust or other instrument creating a first or junior lien on an interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated herein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agency: Each of Moody’s, Fitch and Standard & Poor’s.

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, National Association, or its successors in interest.

Wells Fargo Custodial Agreement: The custodial agreement, dated as July 29, 2005, among the Depositor, the Sellers, the Master Servicer, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

Section 2.	Purchase and Sale of the Mortgage Loans and Related Rights.

(a)        Upon satisfaction of the conditions set forth in Section 11 hereof, each Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase the Mortgage Loans sold by such Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the aggregate Cut-off Date Balances of the Group I Loans and Group II HELOC Loans (including, with respect to the Group II HELOC Loans, all additional balances resulting from Draws made pursuant to the related Group II HELOC Loan prior to the termination of the Trust; provided however, that the Purchaser does not assume any obligation under any Group II HELOC Loan to fund any such future Draws, and the Purchaser will not be obligated or permitted to fund such future Draws).

(b)        The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York, or such other place as the parties shall agree.

(c)        Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Purchaser shall pay to each respective Mortgage Loan Seller the related Acquisition Price for the Mortgage Loans sold by such Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by such Mortgage Loan Seller.

Section 3.         Mortgage Loan Schedules. EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the respective Mortgage Loan Sellers. If there are changes to the Preliminary Mortgage Loan Schedule, EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by each Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the

Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

Section 4.         Mortgage Loan Transfer. (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. Each Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans sold by it to the Purchaser due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the related Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)        Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, each Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, by the Closing Date or such later date as is agreed to by the Purchaser and such Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the respective Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, each Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the related Mortgage Loan Seller may deliver a true copy thereof with a certification by such Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from such Mortgage Loan Seller or the Master Servicer to such effect), such Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the related Mortgage Loan Seller may deliver lost note affidavits and indemnities of such Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, such Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by such Mortgage Loan Seller or the Master Servicer to such effect. Each Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received. EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)        In connection with the assignment of any Mortgage Loan registered on the MERS® System, EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) further agrees that it will cause, at EMC’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the related Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) further agrees that it will not, and will not permit the Master Servicer or related Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)        Each Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to Citibank, N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

Section 5.         Examination of Mortgage Files. (a) On or before the Mortgage File Delivery Date, each Mortgage Loan Seller will have made the related Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or such Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, each Mortgage Loan Seller shall make the related Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm such Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, each Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the related Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the related Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the related Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)        Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the applicable Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) an initial certification in the form attached as Exhibit One to the applicable Custodial Agreement.

(c)        Within 90 days of the Closing Date, the Trustee or the related Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and the Trustee an Interim Certification in the form attached as Exhibit Two to the applicable Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The related Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)        The Trustee or the related Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the EMC and the Master Servicer, and if reviewed by the related Custodian, the Trustee, a final certification substantially in the form of Exhibit 3 to the applicable Custodial Agreement. If the Trustee or the related Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the related Custodian on its behalf shall notify EMC of such Material Defect. EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee, the Depositor or the Master Servicer of the Material Defect and if EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(e)        At the time of any substitution, EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and shall release or cause the related Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the related Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) title to such Deleted Mortgage Loan.

Section 6.         Recordation of Assignments of Mortgage. (a) EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Sellers to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, EMC (on its own behalf as Mortgage Loan Seller or on behalf of Master Funding) need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by EMC (on its own behalf as Mortgage Loan Seller and on behalf of Master Funding) in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to EMC under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer or an assignment of the servicing as described in Section 7.07 of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall leave or cause to be left with the Trustee or the related Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by EMC.

(b)        It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by each Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by such Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of that Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of such Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by such Mortgage Loan Seller to the Purchaser of a security interest in all of such Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the related Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7.         Representations and Warranties of EMC Concerning the Mortgage Loans. EMC hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan:

(a)        The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)        All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days; and the related Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

(c)        If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan.

(d)        Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(e)        The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

(f)         The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto.

(g)        All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and the related Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.

(h)        Each loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

(i)         The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(j)         The Mortgage is a valid, existing and enforceable junior lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(k)        The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(l)         All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(m)       The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(n)        Immediately prior to the conveyance of the Mortgage Loans by the related Mortgage Loan Seller to the Purchaser hereunder, such Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the related Originator or such Mortgage Loan Seller was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and such Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(o)        All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(p)        The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the related Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the related Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the related Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(q)        Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the related Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(r)         There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(s)         At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(t)         The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a Mortgage Loan all such payments are in the possession or under the control of the related Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(u)        The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(v)        The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(w)       The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(x)        In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(y)        The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

(z)         No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

(aa)       To the best of EMC’s knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(bb)      The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc)       The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, a 2-4 family dwelling or an individual unit in a planned unit development as defined by Fannie Mae, or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

(dd)      Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

(ee)       No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of either Mortgage Loan Seller or the related Originator.

(ff)        None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(gg)       None of the Mortgage Loans originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

(hh)       None of the Mortgage Loans contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the related Mortgage Loan Seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. None of the Mortgage Loans is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

(ii)         Each Mortgage Loan that contains a provision for the assumption substitution of liability, pursuant to which the original mortgagor is released from liability and another person is substituted as the mortgagor and becomes liable under the Mortgage Note, shall be effective only if such person satisfies the then current underwriting practices and procedures of prudent mortgage lenders in a state in which the mortgaged property is located.

(jj)        The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(kk)      Each Mortgage is a valid and enforceable junior lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage Appraisal Form 1004 or Form 2055 with an interior inspection for first lien Mortgage Loans has been obtained. Form 704, 2065 or 2055 with an exterior only inspection for junior lien Mortgage Loans has been obtained.

(ll)         None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(mm)     Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(nn)       With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law.

(oo)      No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6b Revised, Appendix E attached hereto as Exhibit 6).

(pp)      With respect to the Group II HELOC Loans, each Group II HELOC Loan is a revolving home equity loan. Each HELOC Mortgage Note provides for (a) Monthly Payments which are at least equal to accrued interest during such Accrual Period and (b) at the maturity of the related Group II HELOC Loan, payment in full of the principal balance of such Mortgage Note.

(qq)      With respect to the Group II HELOC Loans, the Mortgage Note related to each Group II HELOC Loan bears a variable Mortgage Rate.

(rr)        [With respect to the Group II HELOC Loans, no Group II HELOC Loan had a Combined Loan to Value Ratio at the time of origination of more than 100%.]

(ss)       With respect to the Group II HELOC Loans, as of the Closing Date, the Sellers have not received a notice of default of a senior lien which has not been cured.

(tt)        [With respect to the Group II HELOC Loans, the Mortgaged Property is a fee simple property located in the state identified in the Group II HELOC Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling or a high-rise dwelling, or an individual residential condominium unit in a low-rise condominium project or a cooperative dwelling, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home.]

(uu)       With respect to the Group II HELOC Loans, the Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. To the best of the Seller’s knowledge, no fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by EMC, the Purchaser or the Trustee of a breach of any representation or warranty of EMC set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by EMC, or the date EMC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), EMC will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price, or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan ; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (kk) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, EMC shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and EMC shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of EMC to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of EMC to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

Any cause of action against EMC or relating to or arising out of a breach by EMC of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by EMC or notice thereof by the party discovering such breach and (ii) failure by EMC to cure such breach, purchase such Mortgage Loan, or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

Section 8.         Representations and Warranties Concerning EMC. (a) As of the date hereof and as of the Closing Date, EMC represents and warrants to the Purchaser and Master Funding as to itself in the capacity indicated as follows:

(b)        EMC (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on EMC’s business as presently conducted or on EMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(c)        EMC has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(d)        the execution and delivery by EMC of this Agreement has been duly authorized by all necessary action on the part of EMC; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on EMC or its properties or the charter or by-laws of EMC, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on EMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(e)        the execution, delivery and performance by EMC of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(f)         this Agreement has been duly executed and delivered by EMC and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of EMC enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(g)        there are no actions, suits or proceedings pending or, to the knowledge of EMC, threatened against EMC, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of EMC could reasonably be expected to be determined adversely to EMC and if determined adversely to EMC materially and adversely affect EMC’s ability to perform its obligations under this Agreement; and EMC is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(h)        the Mortgage Loan Sellers’ Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9.         Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Sellers as follows:

(a)        the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby or thereby;

(d)        the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)        this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)        the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10.       Representations and Warranties Concerning Master Funding. As of the date hereof and as of the Closing Date, Master Funding represents and warrants to EMC and the Purchaser as follows:

(a)        Master Funding (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on Master Funding’s business as presently conducted or on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)        Master Funding has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)        the execution and delivery by Master Funding of this Agreement has been duly authorized by all necessary action on the part of Master Funding; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Master Funding or its properties or the written consent of the sole member or limited liability company agreement of Master Funding, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)        the execution, delivery and performance by Master Funding of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)        this Agreement has been duly executed and delivered by Master Funding and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of Master Funding enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)         there are no actions, suits or proceedings pending or, to the knowledge of Master Funding, threatened against Master Funding, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of Master Funding could reasonably be expected to be determined adversely to Master Funding and if determined adversely to Master Funding materially and adversely affect Master Funding’s ability to perform its obligations under this Agreement; and Master Funding is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

Section 11.       Conditions to Closing. (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)        Each of the obligations of each Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of each Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of each of the Mortgage Loan Sellers.

(2)        The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)         If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)         If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(iii)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iv)        A certificate of an officer of EMC dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of EMC authorizing the transactions contemplated by this Agreement, together with copies of the articles of incorporation, by-laws and certificate of good standing of EMC;

(v)        A certificate of an officer of Master Funding dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of Master Funding authorizing the transactions contemplated by this Agreement, together with copies of the written consent of the sole member, limited liability company agreement and certificate of good standing of Master Funding;

(vi)        One or more opinions of counsel from the Mortgage Loan Sellers’ counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(vii)       A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(viii)      Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)        The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(4)        Each Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)        The obligations of each Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)        The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or the Pooling and Servicing Agreement, and each Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)        Each Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to each Mortgage Loan Seller, duly executed by all signatories other than the related Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)         If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)         The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to EMC and the Trustee, and all documents required thereby duly executed by all signatories;

(iii)        A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)        One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to each Mortgage Loan Seller, the Trustee and the Rating Agencies; and

(v)        Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

Section 12.       Fees and Expenses. Subject to Section 17 hereof, EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Sellers’ attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of

Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the related Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 13.       Accountants’ Letters. (a) Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)        To the extent statistical information with respect to EMC’s servicing portfolio is included in the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—The Master Servicer—Delinquency and Foreclosure Experience of EMC,” a letter from the certified public accountant for EMC will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by EMC and the Purchaser, with respect to such statistical information.

Section 14.	Indemnification.

(a)        EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the

Mortgage Loan Sellers’ Information as identified in Exhibit 3, or the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and in which additional Mortgage Loan Sellers’ Information is identified), in reliance upon and in conformity with Mortgage Loan Sellers’ Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by EMC in Section 7 or Section 8 or by Master Funding in Section 10 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to perform its obligations under this Agreement; and EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which EMC or Master Funding otherwise may have to the Purchaser or any other such indemnified party.

(b)        The Purchaser shall indemnify and hold harmless each Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, or the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse each Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Sellers, or any other such indemnified party.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)        If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Sellers on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)        The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 15.       Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to EMC shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972 -444-2880)); notices to Master Funding shall be directed to Master Funding LLC, 383 Madison Avenue, New York, New York 10179; and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy # (212) 272-2619), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 16.       Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Sellers, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Sellers shall be the cure, purchase or substitution obligations of EMC contained in Sections 5 and 7 hereof.

Section 17.       Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by any Mortgage Loan Seller, if the conditions to the Mortgage Loan Sellers’ obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Section 18.       Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Sellers submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, each of EMC’s, representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

Section 19.      Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

Section 20.       Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 21.       Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 22.       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 23.       Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 24.       Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by each of the Mortgage Loan Sellers and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Sellers acknowledge and agree that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to EMC’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which any Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving such Mortgage Loan Seller), any person resulting from a change in form of such Mortgage Loan Seller or any person succeeding to the business of such Mortgage Loan Seller, shall be considered the “successor” of such Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 25.       The Mortgage Loan Sellers. The Mortgage Loan Sellers will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

Section 26.       Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 27.       No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

MASTER FUNDING LLC

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES LLC

By:
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)         The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of Citibank, N.A., as Trustee for certificateholders of SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5,” showing to the extent available to the related Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee.

(ii)         The original Mortgage and if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)        unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Citibank, N.A., as Trustee for certificateholders of SACO I Trust 2005-5, Mortgage Pass-Through Certificates, Series 2005-5,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)        an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the related Mortgage Loan Seller, with evidence of recording thereon;

(v)        the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)        originals or copies of all available assumption, modification or substitution agreements, if any.

Provided, however, that in lieu of the foregoing, the related Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the related Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its related Custodian promptly after they are received. EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) to the Trustee, and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) and its successors and assigns. In the event that EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding), the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) shall submit or cause to be submitted for recording as specified above or, should EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to EMC (on its own behalf as a Mortgage Loan Seller and on behalf of Master Funding) or the Master Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

1.	the Mortgage Loan identifying number;
2.	the current mortgage rate;
3.	the Master Servicing Fee;
4.	the Trustee Fee
5.	the lender paid primary mortgage insurance fee, if any;
6.	the current net mortgage rate;
7.	the stated maturity date;
8.	the original principal balance;
9.	the current principal balance;
10.	the stated original term to maturity;
11.	the stated remaining term to maturity;
12.	the property type;
13.	the MIN with respect to each MOM Loan;

14.	a code indicating whether the Mortgage Loan is an EMC Mortgage Loan or a Master Funding Mortgage Loan; and
15.	the Custodian.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

EXHIBIT 3

MORTGAGE LOAN SELLERS’ INFORMATION

All information in the Memorandum described under the following Sections: “The Mortgage Pool” and “Appendix A–Mortgage Pool Information.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Memorandum, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

Appendix E

REVISED February 7, 2005

Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after January 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan

Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
	Massachusetts Predatory Home Loan Practices Act Mass. Gen. Laws ch. 183C, §§ 1 et seq. Effective November 7, 2004	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan

Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Offered Certificates

Class	S&P/Moody’s/Fitch
I-A	AAA/Aaa/AAA
I-M-1	AA/Aa2/AA
I-M-2	AA-/Aa3/AA-
I-M-3	A+/A1/A+
I-M-4	A/A2/A
I-M-5	A-/A3/A-
I-B-1	BBB+/Baa1/BBB+
I-B-2	BBB/Baa2/BBB
I-B-3	BBB-/Baa3/BBB
I-B-4	BB/Ba2/BB
II-A	NR/Aaa/AAA
II-M-1	NR/Aa1/AA+
II-M-2	NR/Aa2/AA+
II-M-3	NR/Aa3/AA+
II-M-4	NR/A1/AA
II-M-5	NR/A2/AA-
II-M-6	NR/A3/A+
II-M-7	NR/Baa1/A
II-M-8	NR/Baa2/A-
II-M-9	NR/Baa3/BBB+
II-B-1	NR/Ba1/BBB
II-B-2	NR/Ba2/BBB-

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Non-Offered Certificates

Class	Moody’s/Fitch
I-C	Not Rated
II-E	Not Rated
I-R-1	Not Rated
I-R-2	Not Rated
I-R-3	Not Rated
I-RX	Not Rated
II-R-1	Not Rated